FILED PURSUANT TO RULE 424(B)(3)

REGISTRATION NO. 333-164313

PhiLLIPS EDISON – ARC sHOPPING cENTER reit INC.
SUPPLEMENT NO. 20 DATED OCTOBER 18, 2013
TO THE PROSPECTUS DATED OCtober 26, 2012

This document supplements, and should be read in conjunction with, our prospectus dated October 26, 2012 relating to our offering of 180 million shares of common stock. Supplement No. 20 supersedes and replaces all prior supplements to the prospectus. Unless otherwise defined in this Supplement No. 20, capitalized terms used have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose, among other things, the following:

•	operating information, including the status of the offering, the filing of a registration statement for a follow-on public offering and the extension of this offering, portfolio data, information regarding our current borrowings, selected financial data, distribution information, dilution information, information about our share repurchase program, and compensation to our advisor, our sub-advisor, our dealer manager, and their affiliates;

•	updates to our Investor Suitability Standards;

•	updates to our Prospectus Summary;

•	updates to the risk factors related to this offering;

•	updates to the Market Opportunity section of this prospectus;

•	changes to our board of directors and executive officers;

•	the amendment of our advisory agreement;

•	updates to our Compensation Table;

•	updated disclosure regarding our dealer manager;

•	updated disclosure regarding establishing an estimated value per share of our common stock after the completion of our offering stage;

•	updated information regarding the prior performance of programs operated by our sponsors, including prior performance tables as of December 31, 2012;

•	updates to our Plan of Distribution;

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” similar to that filed in our Quarterly Report on Form 10-Q on August 8, 2013;

•	“Experts” information;

•	our consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2013, as filed in our Quarterly Report on Form 10-Q on August 8, 2013; and

•	information incorporated by reference.

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering on August 12, 2010, pursuant to which we are offering up to 150,000,000 shares of our common stock in a primary offering at $10.00 per share, with discounts available for certain categories of purchasers, and up to 30,000,000 shares of our common stock pursuant to our dividend reinvestment plan at $9.50 per share. As of October 11, 2013, we had raised aggregate gross offering proceeds of approximately $1.15 billion from the sale of approximately 115.9 million shares in our initial public offering, including shares sold under our dividend reinvestment plan, and incurred approximately $126.6 million of related organization and offering costs. As of October 11, 2013, approximately 35.4 million shares of our common stock remain available for sale in our primary offering, and approximately 28.7 million shares of our common stock remain available for issuance under our dividend reinvestment plan.

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Follow-on Offering and Extension of Offering

On June 24, 2013, we filed a registration statement on Form S-11 with the U.S. Securities and Exchange Commission (the “SEC”) to register a follow-on public offering. Pursuant to the registration statement, we propose to register 25,000,000 shares of our common stock in the primary portion of such follow-on offering. We also propose to register 2,500,000 shares of common stock pursuant to our dividend reinvestment plan. We do not expect to register any shares in our follow-on offering that would cause the total shares registered by us in this offering and our follow-on offering, in the aggregate, to exceed the $1.785 billion initial aggregate registration amount of this offering. In connection with the filing of a follow-on offering registration statement, we determined to continue offering shares in this offering beyond August 12, 2013. We currently intend to continue offering shares of common stock in this offering until the earlier of (i) the sale of all $1.5 billion of shares in this primary offering, (ii) February 7, 2014, or (iii) the date the registration statement relating to our proposed follow-on offering is declared effective by the SEC.

Real Estate Investment Summary

Real Estate Portfolio

As of October 11, 2013, we owned fee simple interests in 61 grocery-anchored shopping centers acquired from third parties unaffiliated with us or our advisor. We own all of the interests in 41 of these properties. We own interests in 20 of these properties through a joint venture (the “Joint Venture”) formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and our wholly-owned subsidiary. We hold a 54% interest in the Joint Venture and the CBRE Global Investors hold the remaining 46% interest. The following is a summary of our real estate properties as of October 11, 2013:

Property Name	Location	Anchor Tenant	Ownership Interest	Date Acquired	Contract Purchase Price (1)	Rentable Square Footage	Annualized Effective Rent (2)	Annualized Effective Rent per Leased Square Foot	Average Remaining Lease Term in Years	% Leased
Lakeside Plaza	Salem, VA	Kroger	54%	12/10/10	$8.75 million	82,798	$823,045	$9.94	4.4 years	100.0%
Snow View Plaza	Parma, OH	Giant Eagle	54%	12/15/10	$12.30 million	100,460	$1,199,655	$12.31	5.8 years	97.0%
St. Charles Plaza	Haines City, FL	Publix	54%	6/10/11	$10.10 million	65,000	$886,811	$14.17	9.5 years	96.3%
Southampton Village	Tyrone, GA	Publix	54%	10/14/11	$8.35 million	77,956	$817,361	$10.90	7.8 years	96.2%
Centerpoint	Easley, SC	Publix	54%	10/14/11	$6.85 million	72,287	$736,137	$10.53	9.5 years	96.7%
Burwood Village Center	Glen Burnie, MD	Food Lion	54%	11/9/11	$16.60 million	105,834	$1,505,990	$14.23	5.7 years	100.0%
Cureton Town Center	Waxhaw, NC	Harris Teeter	54%	12/29/11	$13.95 million	84,357	$1,240,350	$14.89	9.1 years	98.8%
Tramway Crossing	Sanford, NC	Food Lion	54%	2/23/12	$5.50 million	62,382	$555,256	$9.28	2.7 years	95.9%
Westin Centre	Fayetteville, NC	Food Lion	54%	2/23/12	$6.05 million	66,890	$595,121	$9.17	2.3 years	97.0%
The Village at Glynn Place	Brunswick, GA	Publix	54%	4/27/12	$11.35 million	111,924	$996,863	$9.25	6.7 years	96.2%
Meadowthorpe	Lexington, KY	Kroger	54%	5/9/12	$8.55 million	87,384	$802,584	$9.43	3.2 years	97.4%
New Windsor	Windsor, CO	King Soopers(3)	54%	5/9/12	$5.55 million	95,877	$477,384	$5.34	6.4 years	93.2%
Vine Street Square	Kissimmee, FL	Walmart (4)	54%	6/4/12	$13.65 million	120,699	$1,225,203	$10.36	5.6 years	98.0%
Northtowne Square	Gibsonia, PA	Giant Eagle	54%	6/19/12	$10.58 million	113,372	$847,028	$7.47	7.6 years	100.0%
Brentwood Commons	Bensenville, IL	Dominick’s(5)	54%	7/5/12	$14.85 million	125,550	$1,367,238	$10.99	5.8 years	99.1%
Sidney Towne Center	Sidney, OH	Kroger	54%	8/2/12	$4.30 million	118,360	$481,407	$4.07	5.5 years	100.0%
Broadway Plaza	Tucson, AZ	Sprouts	54%	8/13/12	$12.68 million	83,612	$1,118,714	$13.83	4.7 years	96.8%
Richmond Plaza	Augusta, GA	Kroger	54%	8/30/12	$19.50 million	178,167	$1,579,382	$10.16	4.5 years	87.3%
Publix at Northridge	Sarasota, FL	Publix	54%	8/30/12	$11.50 million	65,320	$1,058,450	$17.61	8.4 years	92.0%
Baker Hill Center	Glen Ellyn, IL	Dominick’s(5)	100%	9/6/12	$21.60 million	135,355	$1,890,182	$14.58	4.3 years	95.8%
New Prague Commons	New Prague, MN	Coborn’s	54%	10/12/12	$10.15 million	59,948	$860,162	$14.35	7.6 years	100.0%
Brook Park Plaza	Brook Park, OH	Giant Eagle	100%	10/23/12	$10.14 million	157,459	$1,178,000	$7.95	5.3 years	94.2%
Heron Creek	North Port, FL	Publix	100%	12/17/12	$8.65 million	64,664	$676,576	$11.58	5.8 years	90.4%
Quartz Hill Towne Centre	Lancaster, CA	Vons (5)	100%	12/26/12	$20.97 million	110,306	$1,497,072	$14.35	3.5 years	94.6%
Village One Plaza	Modesto, CA	Raley’s	100%	12/28/12	$26.50 million	105,658	$2,107,276	$22.09	13.3 years	90.3%
Hilfiker Square	Salem, OR	Trader Joe’s	100%	12/28/12	$8.00 million	38,558	$648,138	$16.81	7.5 years	100.0%
The Shops at Westridge	McDonough, GA	Publix	100%	1/15/13	$7.55 million	66,297	$609,861	$12.32	9.6 years	74.7%
Mableton Crossing	Mableton, GA	Kroger	100%	1/15/13	$11.50 million	86,819	$947,184	$10.91	3.4 years	100.0%
Hamilton Ridge	Buford, GA	Kroger	100%	1/15/13	$11.80 million	90,996	$892,139	$11.42	6.3 years	85.9%
Grassland Crossing	Alpharetta, GA	Kroger	100%	1/15/13	$9.70 million	90,906	$694,081	$8.50	6.3 years	89.9%
Fairview Oaks	Ellenwood, GA	Kroger	100%	1/15/13	$9.30 million	77,052	$821,093	$10.96	2.9 years	97.2%
Butler Creek	Acworth, GA	Kroger	100%	1/15/13	$10.65 million	95,597	$871,689	$9.85	3.7 years	92.6%
Fairlawn Town Centre	Fairlawn, OH	Giant Eagle	100%	1/30/13	$42.20 million	347,255	$4,218,886	$12.52	6.0 years	97.0%
Macland Pointe	Marietta, GA	Publix	100%	2/13/13	$9.15 million	79,699	$771,537	$10.43	3.1 years	92.8%
Kleinwood Center	Spring, TX	H-E-B	100%	3/21/13	$32.54 million	148,963	$2,470,654	$17.38	7.3 years	95.5%
Murray Landing	Irmo, SC	Publix	100%	3/21/13	$9.92 million	64,359	$823,306	$12.79	6.7 years	100.0%
Vineyard Center	Tallahassee, FL	Publix	100%	3/21/13	$6.76 million	62,821	$580,383	$10.90	8.3 years	84.7%
Lutz Lake Crossing	Lutz, FL	Publix	100%	4/4/13	$9.80 million	64,986	$802,913	$12.57	6.4 years	98.3%
Publix at Seven Hills	Spring Hill, FL	Publix	100%	4/4/13	$8.50 million	72,590	$695,034	$10.56	2.8 years	90.6%
Hartville Centre	Hartville, OH	Giant Eagle	100%	4/23/13	$7.30 million	108,412	$913,143	$10.98	6.0 years	76.7%
Sunset Center	Corvallis, OR	Safeway	100%	5/31/13	$24.90 million	164,797	$1,891,502	$12.03	5.5 years	95.4%
Savage Town Square	Savage, MN	Cub Foods (6)	100%	6/19/13	$14.90 million	87,181	$1,097,773	$12.59	7.9 years	100.0%
Northcross	Austin, TX	Walmart (4)	100%	6/24/13	$61.50 million	280,243	$4,118,615	$15.55	14.7 years	94.5%
Glenwood Crossings	Kenosha, WI	Pick’n Save	100%	6/27/13	$12.82 million	87,504	$979,636	$11.48	13.5 years	97.5%
Pavilions at San Mateo	Albuquerque, NM	Walmart (4)	100%	6/27/13	$28.35 million	149,287	$2,068,567	$14.34	4.7 years	96.6%
Shiloh Square	Kennesaw, GA	Kroger	100%	6/27/13	$14.50 million	139,720	$1,146,344	$10.21	4.1 years	80.4%
Boronda Plaza	Salinas, CA	Food 4 Less (3)	100%	7/3/13	$22.70 million	93,071	$1,862,508	$20.45	6.3 years	97.8%
Rivergate	Macon, GA	Publix	100%	7/18/13	$32.40 million	207,567	$2,562,827	$16.51	6.0 years	74.8%
Westwoods	Arvada, CO	King Soopers (3)	100%	8/8/13	$14.90 million	90,855	$704,674	$8.13	5.5 years	95.4%
Paradise Crossing	Lithia Springs, GA	Publix	100%	8/13/13	$9.00 million	67,470	$749,329	$11.84	4.9 years	93.8%
Contra Loma Plaza	Antioch, CA	Save Mart	100%	8/19/13	$7.20 million	74,616	$576,731	$9.44	4.1 years	81.9%
South Oaks Plaza	St. Louis, MO	Shop ‘n Save (6)	100%	8/21/13	$9.50 million	112,300	$802,989	$7.17	10.9 years	100.0%
Yorktown Centre	Erie, PA	Giant Eagle	100%	8/30/13	$21.40 million	196,728	$1,887,252	$9.59	4.8 years	100.0%
Stockbridge Commons	Fort Mill, SC	Harris Teeter	100%	9/3/13	$15.30 million	99,473	$1,328,739	$13.93	5.7 years	95.9%
Dyer Crossing	Dyer, IN	Jewel-Osco	100%	9/4/13	$18.50 million	95,083	$1,543,116	$17.37	7.2 years	94.0%
East Burnside Plaza	Portland, OR	QFC (3)	100%	9/12/13	$8.60 million	38,363	$599,789	$15.63	5.9 years	100.0%
Red Maple Village	Tracy, CA	Raley’s	100%	9/18/13	$31.20 million	97,591	$2,090,695	$21.70	11.0 years	98.7%
Crystal Beach Plaza	Palm Harbor, FL	Publix	100%	9/25/13	$12.10 million	59,015	$871,870	$17.83	12.7 years	82.9%
CitiCentre Plaza	Carroll, IA	Hy-Vee	100%	10/2/13	$3.75 million	63,518	$409,992	$7.36	11.2 years	87.7%
Duck Creek Plaza	Bettendorf, IA	Schnucks	100%	10/8/13	$19.70 million	134,229	$1,546,464	$12.40	1.7 years	92.9%
Cahill Plaza	Inver Grove Heights, MN	Cub Foods (6)	100%	10/9/13	$8.35 million	69,000	$625,272	$9.44	2.4 years	96.0%

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(1)	The contract purchase price excludes closing costs and acquisition costs.
(2)	We calculate annualized effective rent as monthly contractual rent as of October 11, 2013 multiplied by 12 months, less any tenant concessions. Tenant concessions, consisting of free rent, on an annualized basis were $648,000 as of October 11, 2013.
(3)	King Soopers, Food 4 Less and QFC are affiliates of Kroger.
(4)	The anchor tenant of Vine Street Square and Pavilions at San Mateo is a Walmart Neighborhood Market. The anchor tenant of Northcross is a Walmart Supercenter.
(5)	Dominick’s and Vons are affiliates of Safeway, Inc.
(6)	Cub Foods and Shop ‘n Save are affiliates of SUPERVALU Inc.

We believe that our real estate properties are suitable for their intended purposes and adequately covered by insurance. We do not intend to make significant renovations or improvements to our properties. Our properties are located in markets where there is competition for attracting new tenants and retaining current tenants.

Significant Tenants and Lease Expirations

The following table sets forth information regarding the two tenants occupying ten percent or more of the aggregate rentable square footage at our shopping centers as of October 11, 2013:

Tenant Name	Tenant Industry	Annualized Effective Rent(1)	% of Total Portfolio Annualized Effective Rent	Rentable Square Footage	% of Total Portfolio Square Footage	Lease Expiration
Publix Super Markets(2)	Retail – Grocery Store	$7,244,300	10.0%	698,056 sq. ft.	11.0%	(4)
Kroger(2)(3)	Retail – Grocery Store	$5,896,267	8.1%	817,815 sq. ft.	12.9%	(5)

(1)	We calculate annualized effective rent as monthly contractual rent as of October 11, 2013 multiplied by 12 months, less any tenant concessions.
(2)	Includes non-grocery leases such as fuel stations and liquor stores.
(3)	Includes King Soopers, Food 4 Less, and QFC, which are affiliates of Kroger.
(4)	Publix’s leases at St. Charles Plaza, Southampton Village, Centerpoint, The Village at Glynn Place, Publix at Northridge, Heron Creek, The Shops at Westridge, Macland Pointe, Murray Landing, Vineyard Center, Lutz Lake Crossing, Publix at Seven Hills, Rivergate, Paradise Crossing and Crystal Beach Plaza expire in October 2027, December 2023, January 2023, December 2022, December 2023, August 2021, April 2026, December 2017, October 2023, November 2022, May 2022, September 2016, October 2020 , May 2020 and March 2030, respectively. Publix has seven options to extend the term of its lease at St. Charles Plaza by five years each. Publix has six options to extend the term of its lease at Southampton Village by five years each. Publix has six options to extend the term of its lease at Centerpoint by five years each. Publix has four options to extend the term of its lease at The Village at Glynn Place by five years each. Publix has seven options to extend the term of its lease at Publix at Northridge by five years each. Publix has six options to extend the term of its lease at Heron Creek by five years each. Publix has six options to extend the term of its lease at The Shops at Westridge by five years each. Publix has three options to extend the term of its lease at Macland Pointe by five years each. Publix has six options to extend the term of its lease at Murray Landing by five years each. Publix has six options to extend the term of its lease at Vineyard Center by five years each. Publix has six options to extend the term of its lease at Lutz Lake Crossing by five years each. Publix has three options to extend the term of its lease at Publix at Seven Hills by five years each. Publix has five options to extend the term of its lease at Rivergate by five years each. Publix has three options to extend the term of its lease at Publix at Seven Hills by five years each. Publix has six options to extend the term of its lease at Paradise Crossing by five years each. Publix has seven options to extend the term of its lease at Crystal Beach Plaza by five years each.

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(5)	The leases of Kroger and its affiliates at Lakeside Plaza, Meadowthorpe, New Windsor, Sidney Towne Center, Richmond Plaza, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Shiloh Square, Boronda Plaza, Westwoods, and East Burnside Plaza expire in January 2019, February 2017, October 2028, September 2021, December 2014, August 2017, November 2022, June 2021, September 2016, January 2018, January 2016, January 2023, December 2022, and December 2019, respectively. Kroger has five options to extend the term of its lease at Lakeside Plaza by five years each. Kroger has four options to extend the term of its lease at Meadowthorpe by five years each. Kroger (King Soopers) has a ground lease with ten options to extend the term of its lease at New Windsor by five years each. Kroger has six options to extend the term of its lease at Sidney Towne Center by five years each. Kroger has five options to extend the term of its lease at Richmond Plaza by five years each. Kroger has six options to extend the term of its lease at Mableton Crossing by five years each. Kroger has six options to extend the term of its lease at Hamilton Ridge by five years each. Kroger has six options to extend the term of its lease at Grassland Crossing by five years each. Kroger has five options to extend the term of its lease at Fairview Oaks by five years each. Kroger has four options to extend the term of its lease at Butler Creek by five years each. Kroger has five options to extend the term of its lease at Shiloh Square by five years each. Kroger (Food 4 Less) has three options to extend the term of its lease at Boronda Plaza by five years each. Kroger (King Soopers) has seven options to extend the term of its lease at Westwoods by five years each. Kroger (QFC) has five options to extend the term of its lease at East Burnside Plaza by five years each.

No material tenant credit issues have been identified at this time. As of October 11, 2013, we had no material current tenant rent balances outstanding over 90 days.

The following table lists, on an aggregate basis, all of the scheduled lease expirations after October 11, 2013 over each of the years ending December 31, 2013 and thereafter for our 61 shopping centers. The table shows the approximate rentable square feet and annualized effective rent represented by the applicable lease expirations:

Year	Number of Expiring Leases	Annualized Effective Rent(1)	% of Total Portfolio Annualized Effective Rent	Leased Rentable Square Feet Expiring(2)	% of Total Portfolio Rentable Square Feet Expiring
2013	38	$1,258,024	1.7%	85,313	1.4%
2014	157	$6,473,457	8.9%	468,630	7.8%
2015	141	$6,919,553	9.5%	486,814	8.1%
2016	151	$6,821,791	9.4%	559,727	9.4%
2017	124	$6,800,552	9.3%	484,428	8.1%
2018	133	$7,825,397	10.8%	562,909	9.4%
2019	54	$5,409,907	7.4%	471,769	7.9%
2020	26	$4,277,680	5.9%	356,338	6.0%
2021	25	$3,057,915	4.2%	366,846	6.1%
2022	16	$4,124,886	5.7%	442,218	7.4%
Thereafter	75	$19,778,811	27.2%	1,697,433	28.4%
(1)	We calculate annualized effective rent as monthly contractual rent as of October 11, 2013 multiplied by 12 months, less any tenant concessions.
(2)	Does not include tenants that have not begun to pay rent, as the expiration dates for such leases had not been determined as of October 11, 2013.

Portfolio Tenancy

Prior to the acquisition of a property, we assess the suitability of the grocery anchor tenant and other tenants in light of our investment objectives, namely, preserving capital and providing stable cash flows for distributions. Generally, we assess the strength of the tenant by consideration of company factors, such as its financial strength and market share in the geographic area of the shopping center, as well as location-specific factors, such as the store’s sales, local competition and demographics. When assessing the tenancy of the non-anchor space at the shopping center, we consider the tenant mix at each shopping center in light of our portfolio, the proportion of national and national franchise tenants, and credit-worthiness of specific tenants. When evaluating non-national tenancy, we attempt to obtain credit enhancements to leases, which typically come in the form of deposits and/or guarantees from one or more persons.

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The following table presents the composition of our portfolio by tenant type as of October 11, 2013:

Tenant Type:	Leased Rentable Square Ft.	% of Total Portfolio Leased Rentable Square Ft.	Annualized Base Rent	% of Total Portfolio Annualized Base Rent
Grocery anchor	3,374,923	56.6%	$32,241,677	44.3%
National & regional	1,707,338	28.6%	$26,228,657	36.1%
Local	882,011	14.8%	$14,277,639	19.6%
Totals	5,964,272	100.0%	$72,747,973	100.0%

Updated Pro Forma Financial Information

The following information provides on a pro forma basis selected financial information for our company for the six months ended June 30, 2013 as if those significant property acquisitions made in 2013 for which we previously provided pro forma financial information, consisting of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Macland Pointe, Fairlawn Town Centre, Kleinwood Center, Murray Landing and Vineyard Center, had been made on January 1, 2012.

(dollars in thousands, except for per share amounts)
Operating Data:
Total revenues	$27,989
Property operating expenses	(4,459)
Real estate tax expense	(3,759)
General and administrative	(1,763)
Acquisition expenses	(3,265)
Depreciation and amortization	(11,973)
Operating income	2,770
Interest expense	(4,737)
Other expense	(13)
Net loss	(1,980)
Net loss attributable to noncontrolling interests	(276)
Net loss attributable to shareholders	$(2,256)
Per Share Data:
Net loss attributable to shareholders per share—basic and diluted	$(0.08)
Weighted average distributions per share declared	$0.34
Weighted average shares outstanding—basic and diluted	27,910,157

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Debt Obligations

As of October 11, 2013, our debt-to-gross-real-estate-asset ratio, or the ratio of total debt to total purchase price of real estate assets, was approximately 16.1%. The following is a summary of all of our debt obligations as of October 11, 2013:

Property and Related Loan	Outstanding Principal Balance	Maximum Loan Capacity	Interest Rate	Loan Type	Payments	Maturity Date
St. Charles Loan	$5.55 million	$5.55 million	One-month LIBOR plus 2.40% to 2.85%	Revolving credit facility	Monthly interest only payments	June 9, 2018

Southampton Credit Facility(1)	—	$5.96 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest and principal payments(2)	November 1, 2013(3)

Centerpoint Credit Facility(1)	—	$4.89 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest and principal payments(2)	November 1, 2013(3)

Burwood Credit Facility(1)	—	$11.85 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest and principal payments(2)	November 1, 2013(3)

Cureton Credit Facility(1)	—	$9.00 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest and principal payments(2)	January 1, 2016

Tramway Credit Facility(1)	—	$3.40 million	One-month LIBOR plus 2.40% to 2.60%	Revolving credit facility	Monthly interest only payments through October 31, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	May 1, 2016

Westin Credit Facility(1)	—	$3.74 million	One-month LIBOR plus 2.40% to 2.60%	Revolving credit facility	Monthly interest only payments through October 31, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	May 1, 2016

Glynn Place Credit Facility(1)	—	$7.01 million	One-month LIBOR plus 1.95% to 2.20%	Revolving credit facility	Monthly interest only payments through December 31, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	June 1, 2017(4)

Meadowthorpe Loan I(5)	$2.92 million	$2.92 million	6.00%	First mortgage loan	Monthly interest and principal payments	July 1, 2014

Meadowthorpe Loan II(5)	$1.79 million	$1.79 million	6.61%	Second mortgage loan	Monthly interest and principal payments	July 1, 2014

Brentwood Credit Facility(1)	$2.00 million	$8.74 million	One-month LIBOR plus 1.95% to 2.20%, depending upon debt yield	Revolving credit facility	Monthly interest and principal payments	July 15, 2017

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Property and Related Loan	Outstanding Principal Balance	Maximum Loan Capacity	Interest Rate	Loan Type	Payments	Maturity Date
Vine Street Square Credit Facility(1)	$2.00 million	$7.93 million	One-month LIBOR plus 1.95% to 2.10%, depending upon debt yield	Revolving credit facility	Monthly interest only payments	August 10, 2017(6)

Broadway Plaza Loan(5)	$6.86 million	$6.86 million	5.85%	First mortgage loan	Monthly interest and principal payments	December 1, 2021

Richmond Plaza Credit Facility(7)	—	$12.89 million	One-month LIBOR plus 1.95% to 2.20%, depending upon debt yield	Revolving credit facility	Monthly interest and principal payments(2)	September 7, 2017(8)

Northtowne Square Loan	$6.37 million	$6.37 million	3.25%	First mortgage loan	Monthly interest and principal payments	August 1, 2017

Northridge Loan(5)	$9.83 million	$9.83 million	5.97%	First mortgage loan	Monthly interest and principal payments	August 1, 2016

Baker Hill Loan(9)	$11.81 million	$11.81 million	8.00%	First mortgage loan	Monthly interest and principal payments	September 11, 2014

New Prague Loan(1)	—	$6.80 million	One-month LIBOR plus 2.10%	First mortgage loan	Monthly interest only payments	October 1, 2018

Brook Park Loan(9)	$3.35 million	$3.35 million	7.68%	First mortgage loan	Monthly interest and principal payments	April 10, 2019

KeyBank Secured Credit Facility(10)	—	$265.00 million	(11)	Revolving credit facility	Monthly interest only payments	December 24, 2015(12)

Kleinwood Loan(9)	$23.64 million	$23.64 million	5.55%	First mortgage loan	Monthly interest only payments	January 11, 2017

Murray Loan(9)	$6.33 million	$6.33 million	5.55%	First mortgage loan	Monthly interest only payments	January 11, 2017

Vineyard Loan(9)	$6.60 million	$6.60 million	5.55%	First mortgage loan	Monthly interest only payments	January 11, 2017

7

Property and Related Loan	Outstanding Principal Balance	Maximum Loan Capacity	Interest Rate	Loan Type	Payments	Maturity Date
Sunset Loan(9)	$17.73 million	$17.73 million	5.32%	First mortgage loan	Monthly interest and principal payments	October 1, 2015

Westwoods Loan(9)	$8.80 million	$8.80 million	5.87%	First mortgage loan	Monthly interest only payments	December 6, 2016

Stockbridge Loan(9)	$10.06 million	$10.06 million	5.71%	First mortgage loan	Monthly interest and principal payments	April 6, 2015

Dyer Loan I(9)	$9.32 million	$9.32 million	6.43%	First mortgage loan	Monthly interest and principal payments	July 1, 2024

Dyer Loan II(9)	$1.36 million	$1.36 million	5.86%	Second mortgage loan	Monthly interest and principal payments	July 1, 2024

East Burnside Loan(9)	$6.30 million	$6.30 million	5.45%	First mortgage loan	Monthly interest only payments	November 1, 2016

Total	$142.62 million	$485.83 million

(1)	A wholly-owned subsidiary of the Joint Venture has guaranteed 25% of the Joint Venture’s obligations under each of these debt obligations.
(2)	Beginning on a specified date and continuing through the maturity date, availability for each of these debt obligations will be reduced by a specified amount each month, which may require us to make monthly principal payments (depending on the then-outstanding borrowings under each respective debt obligation), in addition to continued monthly interest payments. We have the option to prepay any outstanding amounts under each of these debt obligations at any time in whole or in part without premium or penalty.
(3)	We may extend the maturity date of each of these debt obligations for an additional year upon payment of an extension fee equal to 0.25% of the amount outstanding on each respective debt obligation’s original maturity date.
(4)	We may extend the maturity date of the Glynn Place Credit Facility for two additional one-year periods to June 1, 2018 and June 1, 2019, respectively, upon payment of an extension fee equal to 0.25% of the amount outstanding on the date of each extension.
(5)	The Meadowthorpe Loan I, the Meadowthorpe Loan II, the Broadway Plaza Loan and the Northridge Loan were all assumed by the Joint Venture from each property’s respective seller in conjunction with our acquisition of each of the properties securing each loan.
(6)	We may extend the maturity date of the Vine Street Square Loan to August 10, 2019 upon payment of an extension fee equal to 0.125% of the amount outstanding on August 10, 2017.
(7)	A wholly-owned subsidiary of the Joint Venture has guaranteed 50% of the Joint Venture’s obligations under the Richmond Plaza Credit Facility.
(8)	We may extend the maturity date of the Richmond Plaza Credit Facility to September 17, 2019 upon payment of an extension fee equal to 0.20% of the amount outstanding on September 17, 2017.
(9)	The Baker Hill, Brook Park, Kleinwood, Murray, Vineyard, Sunset, Westwoods, Stockbridge, Dyer I, Dyer II and East Burnside Loans were all assumed by our operating partnership from the properties’ sellers in conjunction with our acquisitions of Baker Hill, Brook Park, Kleinwood Center, Murray Landing, Vineyard Center, Sunset Center, Westwoods, Stockbridge Commons, Dyer Crossing and East Burnside Plaza, respectively.
(10)	The KeyBank Secured Revolving Credit Facility includes a sublimit of $26.5 million for swing line loans and a sublimit of $26.5 million for letters of credit. The KeyBank Secured Revolving Credit Facility provides our operating partnership with the ability from time to time to increase the size of the KeyBank Secured Revolving Credit Facility up to a total of $300.0 million.
(11)	Amounts outstanding under the KeyBank Secured Revolving Credit Facility will bear interest at either (1) the sum of (a) the greater of (x) the prime rate announced by KeyBank from time to time or (y) the federal funds effective rate plus 0.50%, plus (b) 1.0% to 2.0% depending upon our then current leverage ratio (the “Base Rate”) or (2) LIBOR plus 2.0% to 3.0% depending upon our then current leverage ratio (the “Fixed Rate”). We have the option to elect whether advances will incur interest at either the Base Rate or the Fixed Rate. The variable interest rate of a portion of the amounts outstanding under the KeyBank Secured Revolving Credit Facility has been fixed pursuant to the Interest Rate Swap described below.
(12)	The KeyBank Secured Revolving Credit Facility contains two one-year extension options that we may exercise upon payment of extension fees equal to 0.20% and 0.30%, respectively, of the total commitment under the facility at the time of each applicable extension.

8

Interest Rate Swap

On March 27, 2013, we, through our operating partnership, entered into an interest rate swap agreement (the “Interest Rate Swap”) with PNC Bank, National Association to effectively fix the interest rate on $50.0 million (the “Hedged Portion”) of our variable rate debt under the Keybank Secured Credit Facility. The Interest Rate Swap became effective on April 2, 2013 and terminates on December 21, 2017, which is the maturity date of the Keybank Secured Credit Facility if we exercise the two one-year extension options available under the Keybank Secured Credit Facility. Based on the terms of the Interest Rate Swap, the interest rate on the Hedged Portion of the Keybank Secured Credit Facility is effectively fixed at 0.8%, plus a margin of 2.0% to 3.0%, based on our then current leverage ratio.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012 (incorporated by reference into this prospectus) and our Quarterly Report on Form 10-Q for the six months ended June 30, 2013 (included in this supplement):

	As of June 30,	As of December 31,
	2013	2012	2011
(in thousands)
Balance Sheet Data:
Investment in real estate assets, net	$595,297	$283,858	$69,492
Acquired intangible lease assets, net	51,477	20,957	6,799
Cash and cash equivalents	61,934	7,654	6,969
Other assets	21,258	12,941	1,932
Total assets	$729,966	$325,410	$85,192
Mortgages and loans payable	$210,437	$159,007	$46,788
Accounts payable—affiliates	1,721	3,634	8,395
Other liabilities	23,075	10,498	2,824
Total liabilities	235,233	173,139	58,007
Equity	494,733	152,271	27,185
Total liabilities and equity	$729,966	$325,410	$85,192

	For the Six Months Ended June 30		For the Year Ended December 31,
	2013	2012	2012	2011
(in thousands, except share and per share data)
Operating Data:
Total revenues	$26,401	$5,320	$17,550	$3,529
Property operating expenses	(4,144)	(916)	(2,957)	(631)
Real estate tax expense	(3,619)	(621)	(2,055)	(507)
General and administrative	(1,582)	(669)	(1,717)	(845)
Acquisition expenses	(5,666)	(1,319)	(3,981)	(1,751)
Depreciation and amortization	(11,555)	(2,572)	(8,094)	(1,500)
Operating loss	$(165)	$(777)	$(1,254)	$(1,705)
Other income	—	—	1	—
Interest expense	(4,387)	(869)	(3,020)	(811)
Other expense	(13)	—	—	—
Net loss	$(4,565)	$(1,646)	$(4,273)	$(2,516)
Net income (loss) allocable to non-controlling interests	(276)	583	927	152
Net loss after allocation to non-controlling interests	$(4,841)	$(1,063)	$(3,346)	$(2,364)

9

Cash Flow Data:
Net cash provided by operating activities	$8,622	$805	$4,033	$593
Net cash used in investing activities	$(291,328)	$(57,816)	$(198,478)	$(56,149)
Net cash provided by financing activities	$336,986	$61,795	$195,130	$61,818
Per Share Data:
Net loss attributable to common shareholders per share—basic and diluted	$(0.18)	$(0.27)	$(0.51)	$(1.57)
Weighted average distributions per share declared	$0.34	$0.33	$0.65	$0.65
Weighted average shares outstanding—basic and diluted	27,626,407	3,927,656	6,509,470	1,503,477

Distribution Information

During 2012, our board of directors authorized distributions based on daily record dates for each day during the period from January 1, 2012 through December 31, 2012. During 2013, our board of directors has authorized distributions based on daily record dates for each day during the period from January 1, 2013 through December 31, 2013. All authorized distributions for each month in 2012 and for January 2013 were equal to a daily amount of $0.00178082 (0.178082 cents) per share of common stock. If this rate were paid each day for a 365-day period, it would equal a 6.5% annualized rate based on a purchase price of $10.00 per share. The authorized distributions for February through December 2013 are equal to a daily amount of $0.00183562 (0.183562 cents) per share of common stock. If this rate were paid each day for a 365-day period, it would equal a 6.7% annualized rate based on a purchase price of $10.00 per share. A portion of each distribution may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare daily distributions at this rate. Distributions declared, distributions paid and cash flows provided by operating activities were as follows for the year ended December 31, 2012 and the six months ended June 30, 2013 (in thousands, except per share amounts):

	Distributions Paid				Distributions Declared		Sources of Distributions Paid
Period	Cash	Distributions Reinvested (via dividend reinvestment plan)	Total	Cash Provided by (used in) Operations	Total Distributions Declared	Distributions Declared Per Share	Amount Paid from Operations/ Percent of Total Distributions Paid	Amount Paid from Borrowings/ Percent of Total Distributions Paid
First Quarter 2012	$331	$124	$455	$(664)	$507	$0.1625	$ 0 / 0%	$455 / 100%
Second Quarter 2012	460	218	678	1,469	766	0.1625	678 / 100%	0 / 0%
Third Quarter 2012	635	351	986	2,308	1,135	0.1625	986 / 100%	0 / 0%
Fourth Quarter 2012	923	631	1,554	920	1,840	0.1625	1,554 / 100%	0 / 0%
First Quarter 2013	1,400	1,017	2,417	3,915	2,859	0.1638	2,417 / 100%	0 / 0%
Second Quarter 2013	2,530	2,196	4,726	4,707	6,296	0.1670	4,726 / 100%	0 / 0%

For the year ended December 31, 2012, we paid aggregate distributions of $3,673,000, including $2,349,000 of distributions paid in cash and $1,324,000 of distributions reinvested through our dividend reinvestment plan. Our net loss and cash flow provided by operations for the year ended December 31, 2012 were $4,273,000 and $4,033,000, respectively. Excess cash flow carried over from the second and third quarters of 2012 was used to fund distribution payments in the fourth quarter of 2012 to the extent that distributions paid in the fourth quarter of 2012 exceeded cash flow provided by operations in the same period. For the six months ended June 30, 2013, we paid aggregate distributions of $7,143,000, including $3,930,000 of distributions paid in cash and $3,213,000 of distributions reinvested through our dividend reinvestment plan. Our net loss and cash flow provided by operations for the six months ended June 30, 2013 were $4,565,000 and $8,622,000, respectively. Excess cash flow carried over from the first quarter of 2013 was used to fund distribution payments in the second quarter of 2013 to the extent that distributions paid in the second quarter of 2013 exceeded cash flow provided by operations in the same period.

For the period from our inception through June 30, 2013, we paid total distributions of approximately $11.7 million, which includes approximately $4.7 million reinvested through our dividend reinvestment plan, and our cumulative net loss and cash flow provided by operations during the same period were approximately $12.1 million and $13.4 million, respectively. To the extent that we pay distributions from sources other than our cash flow provided by operations, we will have fewer funds available for investment in properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

10

Net Tangible Book Value of our Shares

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value is a rough approximation of value calculated simply as gross book value of real estate assets minus total liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with our public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers, and (iii) distributions paid. As of June 30, 2013, our net tangible book value per share was $8.13. To the extent we are able to raise substantial proceeds in this offering, the expenses that cause dilution of the net tangible value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. The offering price of shares under this primary offering (ignoring purchase price discounts for certain categories of purchasers) as of June 30, 2013 was $10.00 per share.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from our dividend reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for repurchases during the same period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. These limitations do not apply to shares repurchased in conjunction with a stockholder’s death, “determination of incompetence” or “qualifying disability.” We may amend, suspend or terminate the program at any time upon 30 days’ notice.

During the six months ended June 30, 2013, there were 37,860 shares repurchased for $373,724 under the share repurchase program (for an average redemption price of $9.92 per share). During the year ended December 31, 2012, there were 3,749 shares repurchased for $35,089 under the share repurchase program (for an average redemption price of $9.36 per share). During the year ended December 31, 2011, there were 5,630 shares repurchased for $56,244 under the share repurchase program (for an average redemption price of $9.99 per share). There were no additional eligible shares tendered for repurchase that we did not repurchase during the six months ended June 30, 2013 or during the years ended December 31, 2012 and 2011. All share repurchases under the share repurchase program were funded by proceeds from our dividend reinvestment plan.

11

Fees Earned by and Expenses Reimbursable to Our Advisor, Our Sub-Advisor, Our Dealer Manager and Their Affiliates

Summarized below are the fees earned by and expenses reimbursable to our advisor, our sub-advisor, our dealer manager and their affiliates for the six months ended June 30, 2013 and the year ended December 31, 2012 and any related amounts payable as of June 30, 2013 and December 31, 2012 (amounts in thousands):

	Amount
	Incurred in the			Payable as of
Form of Compensation	Six Months Ended June 30, 2013	Year Ended December 31, 2012		June 30, 2013	December 31, 2012
Selling commissions(1)	$26,621	$7,880		$—	$—
Dealer manager fee(2)	11,214	2,522		—	—
Reimbursement of organization and offering expenses	13,278	—		1,417	2,987
Acquisition fees	3,490	1,705		—	191
Debt financing fees	2,095	816		—	—
Asset management fees	526	697	(3)	249	248
Property management fees	1,033	756		199	112
Leasing commissions	467	302		69	96
Construction management fees	76	41		15	18
Reimbursement of other operating expenses	79	163		(253)	(18)

(1)	Our dealer manager reallows 100% of commissions earned to participating broker-dealers.
(2)	Our dealer manager reallows a portion of the dealer manager fee to participating broker-dealers.
(3)	We incurred total asset management fees of $1,243,000 during the year ended December 31, 2012; however, our advisor and sub-advisor waived or reimbursed $546,000 of these asset management fees.

Investor Suitability Standards

The following suitability standard replaces in its entirety the existing suitability standard applicable to Iowa investors in the “Investor Suitability Standards” section of this prospectus.

Iowa

•	Investors must have either (a) a net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (b) an annual gross income of at least $100,000 and a net worth of at least $100,000 (exclusive of home, home furnishings and automobiles). The investor’s total investment in us should not exceed 10.0% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

The following suitability standard replaces in its entirety the existing suitability standard applicable to Ohio investors in the “Investor Suitability Standards” section of this prospectus.

Ohio

•	Investors must have a liquid net worth of at least 10 times the amount of their investment in us, our affiliates and any other non-traded real estate investment programs. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

12

Prospectus Summary

The following disclosure replaces in its entirety the disclosure in this prospectus under the heading “Prospectus Summary - What is the ownership structure of the company and the entities that perform services for you?”

The following chart shows the ownership structure of the various entities that perform or are likely to perform important services for us.

Phillips Edison Limited Partnership
Realty Capital Securities LLC (Dealer Manager)
AR Capital LLC
100%
Dealer Manager Agreement
100%
Public Investors
Phillips Edison NTR LLC (Sub-advisor)
Sub-Advisory Agreement
American Realty Capital II Advisors, LLC (Advisor)
85% Member
Advisory Agreement
15% Member
Phillips Edison – ARC Shopping Center REIT Inc.
PE – ARC Special Limited Partner LLC
Special limited partner interest
100%
*General partner
Limited partner
Limited partner
Master Property Management Agreement
Phillips Edison Shopping Center OP GP LLC
*
Phillips Edison – ARC Shopping Center Operating Partnership, L.P.
Phillips Edison & Company Ltd.
100%
CBRE Investors
PAI GP LLC
Properties owned outside of Joint Venture
Advisory Agreement
46% limited partners
54% general partner
Master Property Management Agreement
PECO – ARC Institutional Joint Venture I, L.P.
100%
100+ Preferred holders
PECO – ARC Institutional REIT LLC
Properties owned through Joint Venture

13

The following disclosure replaces in its entirety the section entitled “Acquisition Fees” in the table in this prospectus under the heading “Prospectus Summary – What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Acquisition Fees	We pay to our Advisor Entities 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For properties acquired through a joint venture, we pay to our Advisor Entities 1.0% of our allocable portion of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of our allocable portion of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees, acquisition expenses and financing fees.

$13,144,000 (maximum offering and no debt)/$25,716,000 (maximum offering and target leverage of 50.0% of the cost of our investments)/$49,289,000 (maximum offering, assuming leverage of 75.0% of the cost of our investments)

14

The following disclosure replaces in its entirety the section entitled “Asset Management Fee” in the table in this prospectus under the heading “Prospectus Summary – What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Asset Management Subordinated Participation Interest

Within 60 days after the end of each calendar quarter (subject to the approval of the board of directors), our operating partnership will pay an asset management subordinated participation interest by issuing a number of restricted Class B Units to our Advisor Entities equal to: (i) the excess of the product of (x) the cost of our assets multiplied by (y) 0.25%; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter net of the selling commissions and dealer manager fees payable on shares of our common stock.

Our Advisor Entities will be entitled to receive distributions on the vested and unvested Class B Units they receive in connection with the asset management subordinated participation at the same rate as distributions received on our common stock; such distributions will be in addition to the incentive fees the Advisor Entities may receive from us, including, without limitation, the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon, or the “economic hurdle;” (b) any one of the following events occurs concurrently with or subsequent to the achievement of the economic hurdle described above: (1) the termination of the advisory agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing event; or (3) another liquidity event; and (z) our Advisor Entities are still providing advisory services to us immediately prior to the occurrence of an event of the type described in (b) above (the “service condition”). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated for cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met.

Actual amounts cannot be determined at the present time. Because the subordinated participation interests are based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of these participation interests.

15

The following disclosure replaces in its entirety the section entitled “Other Operating Expenses” in the table in this prospectus under the heading “Prospectus Summary – What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Other Operating Expenses	We reimburse the expenses incurred by our Advisor Entities in connection with their provision of services to us, including our allocable share of our Advisor Entities’ overhead, such as rent, personnel costs, utilities and IT costs. Such personnel costs include salaries and benefits, but do not include bonuses. Personnel costs are allocated to programs for reimbursement based generally on the percentage of time devoted by personnel to the program, except that we do not reimburse for the personnel costs of acquisition, financing or disposition personnel when such personnel attend to matters for which the Advisor Entities earn an acquisition fee, a financing fee or a disposition fee or for which acquisition expenses are incurred.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

The following disclosure replaces in their entirety the sections entitled “Subordinated Share of Cash Flows” and “Subordinated Incentive Fee” in the table in our prospectus under the heading “Prospectus Summary - What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)	PE – ARC Special Limited Partner LLC, the special limited partner of our operating partnership (the “Special Limited Partner”), will receive from time to time, when available, 15.0% of remaining net sales proceeds from the sale of our investments after return of capital contributions plus payment to investors of an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)

The Special Limited Partner will receive 15.0% of the amount by which the sum of the market value of our shares of common stock plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 7.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.

Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

16

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Subordinated Distribution Upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, the Special Limited Partner will receive distributions from our operating partnership equal to 15.0% of the amount by which the value of our assets at the time of termination exceeds the amount needed to provide investors with an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. These distributions will be paid in the form of a non-interest bearing promissory note. In addition, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

RISK FACTORS

The following risk factors supplement the risk factors included in this prospectus under the heading “Risk Factors – Risks Related to an Investment in Us.”

If we pay distributions from sources other than our cash flows from operations, we may not be able to sustain our distribution rate and we may have fewer funds available for investment in properties and other assets, and your overall returns may be reduced.

Our organizational documents permit us to pay distributions from any source without limit. If we fund distributions from financings or the net proceeds from this offering, we will have fewer funds available for investment in real estate properties and other real estate-related assets, and your overall returns may be reduced. At times, we may be forced to borrow funds to pay distributions during unfavorable market conditions or during periods when funds from operations are needed to make capital expenditures and other expenses, which could increase our operating costs. We may also fund such distributions from advances or contributions from our sponsors or from any deferral or waiver of fees by our advisor and sub-advisor. Furthermore, if we cannot cover our distributions with cash flows from operations, we may be unable to sustain our distribution rate. For the six months ended June 30, 2013, we paid distributions of approximately $7.1 million, including distributions reinvested through our dividend reinvestment plan, and our GAAP cash flows from operations were approximately $8.6 million. For the year ended December 31, 2012, we paid distributions of approximately $3.7 million, including distributions reinvested through our dividend reinvestment plan, and our GAAP cash flows from operations were approximately $4.0 million.

17

The following risk factor supplements the risk factors included in this prospectus under the heading “Risk Factors – Risks Related to Conflicts of Interest.”

Our Advisor Entities face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our Advisor Entities or their affiliates will be entitled to fees that are structured in a manner intended to provide incentives to our Advisor Entities to perform in our best interests and in the best interests of our stockholders. However, because neither our Advisor Entities nor any of their affiliates maintain a significant equity interest in us and are entitled to receive certain minimum compensation regardless of performance, the interests of our Advisor Entities are not wholly aligned with those of our stockholders. In that regard, our Advisor Entities could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our Advisor Entities to fees. In addition, our Advisor Entities’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our Advisor Entities recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our Advisor Entities to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our Advisor Entities or their affiliates if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such termination, in respect of their participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our Advisor Entities or their affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated Advisor Entities. For a more detailed discussion of the fees payable to our Advisor Entities and their affiliates in connection with this offering and in connection with the management of our company, see “Compensation Table” in this prospectus.

The following risk factor supplements the risk factors included in this prospectus under the heading “Risk Factors – Risks Related to this Offering and Our Corporate Structure.”

A stockholder’s interest in us may be diluted to the extent that our operating partnership issues units to our Advisor Entities or to third-parties.

Holders of units of our operating partnership, including holders of Class B Units, will receive distributions per unit in the same amount as the distributions we pay per share to our stockholders and will generally have the right to exchange their units of our operating partnership for cash or shares of our stock (at our option), subject to certain conditions and restrictions. To the extent we issue units in our operating partnership in exchange for properties or as consideration for services rendered by our Advisor Entities, investors purchasing stock in our public offerings will experience potential dilution in their percentage ownership interest in us. Depending on the terms of such issuances, the value of our properties and the value of the properties we may acquire through the issuance of units of limited partnership interests in our operating partnership, investors in our public offerings might also experience a dilution in the book value per share of their stock.

The following risk factor supplements the risk factors included in this prospectus under the heading “Risk Factors – Risks Associated with Debt Financing.”

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

As of June 30, 2013, we had $78.4 million of variable rate debt obligations, the interest rate of which had not been fixed by an interest rate swap. Because we have such variable rate debt obligations, increases in interest rates would increase our interest costs and would reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

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The following risk factor supplements the risk factors included in this prospectus under the heading “Risk Factors – Retirement Plan Risks.”

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish an IRA or other retirement plan through which you invest in our shares, federal law may require you to withdraw required minimum distributions (“RMDs”) from such plan in the future. Our share repurchase program limits the amount of repurchases (other than those repurchases as a result of a stockholder’s death or disability) that can be made in a given year. Additionally, you will not be eligible to have your shares repurchased until you have held your shares for at least one year. As a result, you may not be able to have your shares repurchased at a time in which you need liquidity to satisfy the RMD requirements under your IRA or other retirement plan. Even if you are able to have your shares repurchased, such repurchase may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw RMDs from your IRA or other retirement plan, you may be subject to certain tax penalties.

Market Opportunity

The following disclosure replaces in its entirety the disclosure under the heading “The Opportunity” in the “Market Opportunity” section of this prospectus.

The Opportunity

We intend to invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers with a mix of national, regional, and local retailers that sell essential goods and services to customers living in the local trade area. These centers will be well-located in more densely populated neighborhoods in the United States, where there are few opportunities for competing shopping centers to enter the market. We will be selective and prudent in investing capital and focus on acquiring higher quality assets with strong anchors in established or growing markets.

We expect to acquire centers where significant opportunities exist to create value through leasing and intensive property management. We believe that careful selection and institutional quality management of the shopping centers will allow us to maintain and enhance each property’s financial performance. As of October 11, 2013, we owned 61 grocery-anchored shopping centers, 20 of which we owned through the Joint Venture.

We have a seasoned real estate team with an average of 20 years of experience in acquiring and managing retail properties through all market cycles. We believe that our team’s real estate experience and established network of owners and brokers, combined with what we believe will be an increase in the supply of available shopping center properties meeting our investment criteria, will allow us to acquire assets at a discount to replacement cost.

Established Sourcing Network

Our Phillips Edison sponsor is nationally recognized as one of the largest private owners of grocery-anchored shopping centers in the country. Over the last 22 years, it has acquired over 300 shopping centers through its national, regional and local network of relationships with real estate brokers and existing owners of shopping centers, including individuals, REITs, insurance companies, and other institutional direct owners of real estate. We believe this direct access to a continuous source of investment opportunities, not available to smaller, regional operators, allows us to see nearly all of the marketed opportunities available for sale, as well as a substantial number of off-market deals.

Our Phillips Edison sponsor’s reputation has been established through its acquisition history, consistent presence in the market and relationships with owners and brokers. Our Phillips Edison sponsor’s person-to-person marketing program provides continuous communication and market presence with owners and brokers. The program includes face-to-face meetings at owners’ and brokers’ offices, frequent telephone contact, networking at national and regional industry conferences, periodic e-blasts to over 30,000 shopping center professionals and e-postcards sent to our proprietary database of over 4,000 contacts.

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Volume of Opportunities

We believe our investment strategy is well suited for the current real estate environment. We believe there is a window of opportunity that has been created as a result of events in the economy and the capital markets. This market dislocation is creating buying opportunities not seen since the early 1990s. As the economy and capital markets normalize, we expect a steady volume of acquisition opportunities meeting our investment criteria to appear. We believe several factors contribute to the anticipated volume of properties for acquisition, including:

•

We believe many owners of retail real estate are in distress as a result of debt maturities, are unable to cover their debt service obligations or are incapable of refinancing due to lender demands to resize their loans and are facing increasing pressure to sell.

There is over $1.7 trillion in commercial mortgage real estate debt that is estimated to mature by 2017, which we believe will lead to significant buying opportunities as many distressed owners may not be able to refinance their debt and will be forced to sell their assets.

•	We believe commercial banks, lenders and loan servicers of commercial mortgage-backed securities are culling their portfolios of assets. We expect banks will need to realize the losses from the distressed commercial real estate mortgages on their balance sheets.

•	In 2013, the ownership of the more than 113,000 shopping centers in the United States was quite fragmented: only 4,853, or 4.3% were owned by the top 25 property owners (as illustrated in the chart below). This fragmentation of the retail shopping center industry has contributed to the long history of a healthy trading volume of shopping centers.

United States Shopping Center Ownership

Source: CoStar Realty Information, Inc. (www.CoStar.com); Real Capital Analytics;

International Council of Shopping Centers

According to CoStar Realty Information, Inc., the retail shopping center industry is comprised of over 113,000 retail shopping centers making retail one of the largest industries in the United States. The retail shopping center industry generates over 12 million jobs and accounts for approximately 9.2% of the entire U.S. workforce, which makes it an important segment of the economy and an important venue for retail commerce.

Executive Officers and Directors

On April 22, 2013, our board of directors appointed John B. Bessey to the positions of Co-President and Chief Investment Officer.  Mr. Bessey had previously served as our President since December 2009.  Additionally, our board of directors appointed R. Mark Addy to the position of Co-President.  Mr. Addy will also continue to serve as our Chief Operating Officer, a position he has held since October 2010.

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On June 3, 2013, Richard J. Smith resigned as our Chief Financial Officer, Treasurer and Secretary. Mr. Smith served as our Chief Financial Officer, Treasurer and Secretary since February 2010. Mr. Smith's decision to resign was not the result of any disagreement with us.

On May 31, 2013, our board of directors appointed Devin I. Murphy to serve as our Chief Financial Officer, Treasurer and Secretary, effective June 3, 2013. Mr. Murphy previously served as Vice Chairman of Investment Banking at Morgan Stanley from November 2009 to June 2013. He began his real estate career in 1986 when he joined the real estate group at Morgan Stanley as an Associate. Prior to rejoining Morgan Stanley in June 2009, Mr. Murphy was a Managing Partner of Coventry Real Estate Advisors (“Coventry”), a real estate private equity firm founded in 1998 which sponsors a series of institutional investment funds that acquire and develop retail properties. Since its inception, Coventry has invested over $2.5 billion in retail assets. Prior to joining Coventry in March 2008, Mr. Murphy served as Global Head of Real Estate Investment Banking for Deutsche Bank Securities, Inc. from February 2004 until November 2007. At Deutsche Bank, Mr. Murphy ran a team of over 100 professionals located in eight offices in the US, Europe, and Asia. Mr. Murphy’s Deutsche Bank team was recognized as an industry leader and under his management executed over 500 separate transactions on behalf of clients representing total transaction volume exceeding $400 billion. Prior to joining Deutsche Bank, Mr. Murphy was with Morgan Stanley for 15 years. He held a number of senior positions at Morgan Stanley including Co-Head of U.S. Real Estate Investment Banking and head of the private capital markets group (“PCM”). PCM is the team at Morgan Stanley responsible for raising equity capital for Morgan Stanley’s real estate private equity funds as well as private equity capital on behalf of clients. During the time that Mr. Murphy ran PCM, the team raised in excess of $5 billion of equity capital. Mr. Murphy served on the Investment Committee of the Morgan Stanley Real Estate Funds from 1994 until his departure in 2004. During his tenure on the Investment Committee the Morgan Stanley Real Estate Funds invested over $6.5 billion of equity capital globally in transactions with a total transaction value in excess of $35 billion. Mr. Murphy has served as an Advisory Director for Hawkeye Partners, a real estate private equity firm headquartered in Austin, Texas, since March 2005 and for Trigate Capital, a real estate private equity firm headquartered in Dallas, Texas, since September 2007. Mr. Murphy is a member of the Urban Land Institute, the Pension Real Estate Association, and the National Association of Real Estate Investment Trusts. He received a BA with Honors from the College of William and Mary and an MBA from the University of Michigan.

On September 4, 2013, Michael C. Phillips and Ethan J. Hershman both resigned as members of our board of directors. Mr. Phillips also resigned as Co-Chairman of the Board. Mr. Phillips had served as one of our directors and as Co-Chairman of the Board since December 2009. Mr. Phillips’s decision to resign was not the result of any disagreement with us. Mr. Hershman joined the board of directors in July 2010 and served as a member of the Audit Committee. Mr. Hershman’s decision to resign was not the result of any disagreement with us.

On September 6, 2013, our board of directors elected to decrease the size of the board from seven members to five members. On September 6, 2013, our board of directors also appointed Jeffrey S. Edison to serve as sole Chairman of the Board and appointed Paul J. Massey, Jr. to serve as a member of the Audit Committee.

Advisory Agreement

On February 4, 2013, we and our operating partnership entered into an amended and restated advisory agreement (the “A&R Advisory Agreement”) with AR Capital Advisor. On June 19, 2013, we and our operating partnership entered into a second amended and restated advisory agreement (the “Second A&R Advisory Agreement”) with AR Capital Advisor. The A&R Advisory Agreement and the Second A&R Advisory Agreement contained certain changes to the compensation we may pay to AR Capital Advisor that are described below in the changes to our “Compensation Table.”

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Compensation Table

The following disclosure replaces in its entirety the section entitled “Acquisition Fees” in the table in this prospectus under the heading “Compensation Table.”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Acquisition Fees (4)	We pay to our Advisor Entities 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For properties acquired through a joint venture, we pay to our Advisor Entities 1.0% of our allocable portion of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of our allocable portion of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees, acquisition expenses and financing fees.	$13,144,000 (maximum offering and no debt)/$25,716,000 (maximum offering and target leverage of 50.0% of the cost of our investments)/$49,289,000 (maximum offering, assuming leverage of 75.0% of the cost of our investments)

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The following disclosure replaces in its entirety the section entitled “Asset Management Fee” in the table in this prospectus under the heading “Compensation Table.”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Asset Management Subordinated Participation Interest(6)

Within 60 days after the end of each calendar quarter (subject to the approval of the board of directors), our operating partnership will pay an asset management subordinated participation interest by issuing a number of restricted Class B Units to our Advisor Entities equal to: (i) the excess of the product of (x) the cost of our assets multiplied by (y) 0.25%; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter net of the selling commissions and dealer manager fees payable on shares of our common stock.

Our Advisor Entities will be entitled to receive distributions on the vested and unvested Class B Units they receive in connection with the asset management subordinated participation at the same rate as distributions received on our common stock; such distributions will be in addition to the incentive fees the Advisor Entities may receive from us, including, without limitation, the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon, or the “economic hurdle;” (b) any one of the following events occurs concurrently with or subsequent to the achievement of the economic hurdle described above: (1) the termination of the advisory agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing event; or (3) another liquidity event; and (z) our Advisor Entities are still providing advisory services to us immediately prior to the occurrence of an event of the type described in (b) above (the “service condition”). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated for cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met.

Actual amounts cannot be determined at the present time. Because the subordinated participation interests are based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of these participation interests.

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The following disclosure replaces in its entirety the section entitled “Other Operating Expenses” in the table in this prospectus under the heading “Compensation Table.”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Other Operating Expenses(6)	We reimburse the expenses incurred by our Advisor Entities in connection with their provision of services to us, including our allocable share of our Advisor Entities’ overhead, such as rent, personnel costs, utilities and IT costs. Such personnel costs include salaries and benefits, but do not include bonuses. Personnel costs are allocated to programs for reimbursement based generally on the percentage of time devoted by personnel to the program, except that we do not reimburse for the personnel costs of acquisition, financing or disposition personnel when such personnel attend to matters for which the Advisor Entities earn an acquisition fee, a financing fee or a disposition fee or for which acquisition expenses are incurred.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

The following disclosure replaces in their entirety the sections entitled “Subordinated Share of Cash Flows” and “Subordinated Incentive Fee” in the table in this prospectus under the heading “Compensation Table.”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(8)(9)	The Special Limited Partner will receive from time to time, when available, 15.0% of remaining net sales proceeds from the sale of our investments after the return of capital contributions plus payment to investors of an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)(8)(10)

The Special Limited Partner will receive 15.0% of the amount by which the sum of the market value of our shares of common stock plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 7.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.

Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

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Subordinated Distribution Upon Termination of the Advisory Agreement(11)	Upon termination or non-renewal of the advisory agreement, the Special Limited Partner will receive distributions from our operating partnership equal to 15.0% of the amount by which the value of our assets at the time of termination exceeds the amount needed to provide investors with an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. These distributions will be paid in the form of a non-interest bearing promissory note. In addition, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

The following disclosure replaces in their entirety footnote 8 through footnote 10 to the table in our prospectus under the heading “Compensation Table.”

(8)	Neither our Advisor Entities nor any of their affiliates (including the Special Limited Partner, in which AR Capital Advisor has a 15.0% interest and Phillips Edison Sub-advisor has an 85.0% interest) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing fee. The subordinated incentive listing fee will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the Special Limited Partner or its assignees hereunder shall be reduced by the amount of any distribution made to the Special Limited Partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the Special Limited Partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the Special Limited Partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the date of the liquidity event and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the sole member of the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds or the subordinated incentive listing fee.

Under our charter, an interest in gain from the sale of assets may not exceed 15.0% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6.0% per year cumulative, non-compounded return. Our advisory agreement, in conjunction with our operating partnership agreement, sets a higher threshold for the payment of the subordinated participation in net sale proceeds than that required by our charter. Any lowering of the threshold set forth in the advisory agreement and operating partnership agreement would require the approval of a majority of the members of the conflicts committee.

(10)	The subordinated incentive listing fee will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing fee. If the Special Limited Partner receives the subordinated incentive listing fee, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.

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(11)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received operating partnership units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds. In addition, at the time of termination, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the Special Limited Partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the Special Limited Partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received operating partnership units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds.

If the Special Limited Partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the Special Limited Partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received operating partnership units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds.

If the Special Limited Partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor, our sub-advisor and their affiliates may receive.

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Conflicts of Interest

The following disclosure is inserted as the second paragraph under the heading “Conflicts of Interest – Affiliated Dealer Manager” in this prospectus.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. Our dealer manager believes that the matter will not have a material adverse effect on it or its business.

Estimated Value Per Share

Throughout this prospectus, we state that we expect to establish an estimated value per share not based on the price to acquire a share in the primary offering or a follow-on public offering upon the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities ― whether through this offering or follow-on public offerings ― and have not done so for 18 months. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). In connection with establishing an estimated value per share, our board of directors has determined that we will engage the services of an independent valuation firm. At this time, we have not engaged nor identified any such independent valuation firm.

Prior Performance Summary

The following disclosure replaces in its entirety the disclosure in the “Prior Performance Summary” section of this prospectus.

The information presented in this section represents the historical experience of all real estate programs managed over the last ten years by Messrs. Phillips and Edison, our individual Phillips Edison sponsors, and Messrs. Schorsch and Kahane, our individual AR Capital sponsors. In assessing the relative importance of this information with respect to a decision to invest in this offering, you should keep in mind that we rely primarily on affiliates of our Phillips Edison sponsor to identify acquisitions and manage our portfolio and we rely primarily on affiliates of our AR Capital sponsor with respect to our capital-raising efforts, although both AR Capital Advisor and Phillips Edison Sub-Advisor jointly participate in major decisions as described in this prospectus at “Management – Our Advisor and Sub-Advisor.” You should also note that only programs sponsored by Phillips Edison have invested in our targeted portfolio of grocery-anchored neighborhood and community shopping centers.

Unless otherwise indicated, the information presented below with respect to the historical experience of Phillips Edison and the private real estate funds sponsored by Phillips Edison and of AR Capital and the prior programs sponsored by AR Capital is as of the 10-years ended December 31, 2012. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Phillips Edison and AR Capital and their respective affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Appendix A includes five tables with information about the public programs and private funds discussed in this section. They present information with respect to (1) the experience of our sponsors in raising and investing in funds, (2) the compensation paid by prior funds to the sponsor and its affiliates, (3) the operating results of prior funds, (4) sales or disposals of properties by prior funds, and (5) results of completed funds. Table VI located in Part II of the registration statement, which is not part of this prospectus, describes acquisitions of properties by prior programs and funds. We will provide a copy of Table VI to you upon written request and without charge. In all cases, the tables presenting information about the historical experience of programs sponsored by Phillips Edison appear first, followed by tables summarizing similar information for AR Capital.

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Private Programs Sponsored by Phillips Edison

Since 1991, Michael C. Phillips and Jeffrey S. Edison, have partnered to acquire, manage and reposition necessity-driven retail properties, primarily grocery-anchored neighborhood and community shopping centers across the United States. Phillips Edison has operated with financial partners through both property-specific and multi-asset discretionary funds, and to date, Phillips Edison has sponsored six private real estate funds and raised approximately $674 million of equity from high-net-worth individuals and institutional investors.

During the 10-year period ended December 31, 2012, Phillips Edison managed six private real estate funds, all of which were multi-investor, commingled funds. All of these private funds were limited partnerships for which affiliates of Messrs. Phillips and Edison act or acted as general partner. In all cases, affiliates of Messrs. Phillips and Edison had responsibility for acquiring, investing, managing, leasing, developing and selling the real estate and real estate-related assets of each of the funds.

Two of the six private real estate funds managed by Phillips Edison raised approximately $395 million of equity capital from 12 institutional investors during the 10-year period ended December 31, 2012. The institutional investors investing in the private funds include public pension funds, sovereign wealth funds, insurance companies, financial institutions, endowments and foundations. For more information regarding the experience of our sponsors in raising funds from investors, see Table I and Table II of the Prior Performance Tables contained in Appendix A of this supplement.

During the 10-year period ended December 31, 2012, Phillips Edison acquired 242 real estate investments and invested over $1.8 billion in these assets (purchase price) on behalf of the six private funds raising capital for new investments during this period. Debt financing was used in acquiring the properties in all of these six private funds.

Four of the six private funds managed by Phillips Edison during the 10-year period ended December 31, 2012 have or had investment objectives that are similar to ours. Like ours, their primary investment objectives are to provide investors with stable returns, to preserve and return their capital contributions and to realize growth in the value of their investments. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets. For each of the private funds, Phillips Edison has focused on acquiring a diverse portfolio of real estate investments. Phillips Edison has typically diversified the portfolios of the private funds by geographic region, investment size, and tenant mix. In constructing the portfolios of the six private funds, Phillips Edison specialized in acquiring a mix of value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value.

Phillips Edison has sought to diversify investments in its private funds by geographic region as illustrated by the chart below. The chart below outlines investments of the private funds by amounts invested (purchase price) during the 10-year period ended December 31, 2012. All were within the United States. The geographic dispersion of properties acquired during the 10-year period ended December 31, 2012 is as follows: 37.0% of the amount was invested in 95 properties located in the eastern United States, 30.0% of the amount was invested in 63 properties located in the southern United States, 15.0% of the amount was invested in 46 properties located in the western United States and 18.0% of the amount was invested in 38 properties located in the midwestern United States.

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PHILLIPS EDISON - PRIVATE PROGRAMS

INVESTMENT BY REGION

In addition to diversifying the private fund portfolios by geographic region, Phillips Edison has primarily focused on necessity-driven retail investments that include the following categories: grocery, general merchandise, discount, health and beauty, and office supply retailers. Unlike industries that are routinely affected by cyclical fluctuations in the economy, shopping centers anchored by these retailers have historically been more resistant to economic downturns. In general, the consistent consumer demand for items such as food, pharmaceutical goods, postal services, general retail and hardware is present in all cycles of the economy.

In seeking to diversify the portfolios of the private funds by investment risk, Phillips Edison has purchased a mix of low-risk, high-quality properties and high-quality but under-performing properties in need of repositioning. The majority of the properties purchased by the private funds had prior owners and operators. For more detailed information regarding acquisitions by the private funds in the three years ended December 31, 2012, see Table VI located in Part II of the registration statement, which is not part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

During the 10-year period ended December 31, 2012, Phillips Edison sold 57 properties on behalf of these six private funds. Phillips Edison continues to actively manage the remaining unsold properties of these private funds.

Though the private funds were not subject to the up-front commissions, fees and expenses associated with this offering, the private funds have fee arrangements with Phillips Edison affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. For more information regarding the fees paid to Phillips Edison affiliates by these private funds and the operating results of these private funds, please see Tables II and III of the Prior Performance Tables in Appendix A of this supplement.

Two of the six private real estate funds managed by Phillips Edison (referred to as Fund I and Fund II) both experienced a liquidity event in 2004, at which time, investors in these funds were given the option to liquidate their investments or to convert their investments into shares of Phillips Edison Limited Partnership. Approximately 80.0% of the investors in Fund I and Fund II remained in the funds. The remaining four private real estate funds managed by Phillips Edison are fully invested, but have not yet had a liquidity event under the terms of their respective fund agreements. Note that an investment in this offering is substantially different than an investment in any of the Phillips Edison sponsored private offerings. Prior offerings have focused on purchasing value-add grocery-anchored shopping centers. We have invested, and will continue to invest, the proceeds from this offering primarily in core and core plus grocery-anchored shopping centers that are well-occupied, have a higher ratio of national and regional retailers and are located in more heavily populated locations.

Adverse Business Developments and Conditions

Market timing is a strategy of buying or selling assets based on predictions of future market price movements. Phillips Edison has not tried to time the sponsorship of real estate programs based on its predictions of the real estate market as a whole. For most of the last 10 years, sponsored programs have been raising capital in order to acquire a desirable portfolio of real estate. As the money has been raised, sponsored programs have sought to acquire real estate at favorable prices based on then-current market conditions. In other words, such programs have generally sought to put capital to use promptly if suitable investments are available rather than hold substantial amounts of cash for long periods. Although our Phillips Edison sponsor believes that this strategy has generally served the investors in Phillips Edison-sponsored programs well, some of the assets acquired by Phillips Edison-sponsored programs were acquired at times when real estate was generally more expensive than during the later stages of the life of the program. As a result, at any given time some acquired assets of a Phillips Edison-sponsored program might sell for prices that are lower than the prices paid for them if those assets had to be liquidated at that time. This can be true even if the property remains leased to creditworthy tenants with long-term leases such that the program continues to project strong income yields. This possibility is the primary reason why Phillips Edison-sponsored programs are sold as long-term investments. With a long-term investment horizon, Phillips Edison-sponsored programs have more flexibility to liquidate or list at a more favorable time during a real estate cycle. Nevertheless, we cannot make any assurances regarding our ability to liquidate or list at a time when real estate prices are attractive relative to the prices we will pay for our portfolio.

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Fund III is one of the six private funds managed by Phillips Edison. Phillips Edison Limited Partnership owns 10.2% of Fund III. Fund III acquired all of its 116 properties from 2005 through 2007, during a market period characterized by historically low capitalization rates. Subsequent to these acquisitions, market conditions weakened and, as a result, real property values declined. The total occupancy of Fund III’s properties decreased from 86.6% in September 2007 to an overall low of 81.7% in March 2009. Due to the deterioration of overall market conditions, Fund III recognized impairments for accounting purposes during the period from 2008 to 2011. As of December 2012, the total occupancy of Fund III’s properties increased to 88.7%, reflecting an increase of 7.0% from the overall low total occupancy in March 2009.

Prior Investment Programs Sponsored by AR Capital

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our AR Capital sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and AR Capital Advisor may not be indicative of our future results. The information summarized below is current as of December 31, 2012 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this supplement. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by AR Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. We do not believe that any of our affiliated programs are in direct competition with this program. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2012, affiliates of AR Capital Advisor have sponsored ten public programs, all of which had raised funds as of December 31, 2012 and five non-public programs. From August 2007 (inception of the first public program) to December 31, 2012, AR Capital’s public programs, which include ARCT, NYRR, ARC RCA, ARC HT, ARC DNAV, ARCT III, ARCP, ARC Global and ARCT IV and the programs consolidated into ARCT, which were ARC Income Properties II and all of the Section 1031 Exchange Programs described below, had raised $4.7 billion from 70,663 investors in public offerings and an additional $37.5 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 1,321 properties with an aggregate purchase price of $5.5 billion, including acquisition fees, in 49 states and U.S. territories and one property in the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

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The following table details the percentage of properties located in the following U.S. states as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.7%
Arizona	2.0%
Arkansas	1.2%
California	4.2%
Colorado	1.2%
Connecticut	0.4%
Delaware	0.1%
Florida	2.9%
Georgia	4.5%
Idaho	0.2%
Illinois	9.2%
Indiana	2.8%
Iowa	1.4%
Kansas	1.9%
Kentucky	2.1%
Louisiana	1.2%
Maine	0.2%
Maryland	1.2%
Massachusetts	1.2%
Michigan	3.7%
Minnesota	1.0%
Mississippi	1.9%
Missouri	4.2%
Montana	0.2%
Nebraska	0.6%
Nevada	1.6%
New Hampshire	0.5%
New Jersey	1.4%
New Mexico	0.1%
New York	13.7%
North Carolina	2.9%
North Dakota	0.2%
Ohio	5.1%
Oklahoma	0.7%
Oregon	0.2%
Pennsylvania	4.6%
Puerto Rico	0.2%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.1%
Texas	8.8%
United Kingdom	0.0%
Utah	0.6%
Vermont	0.3%
Virginia	1.0%
Washington	0.8%
West Virginia	0.6%
Wisconsin	1.9%
Wyoming	0.1%
100%

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The properties are used by our tenants in the following industries based on purchase price.

Industry	Purchase Price %
Aerospace	0.9%
Auto Retail	1.5%
Auto Services	1.6%
Consumer Goods	0.7%
Consumer Products	6.7%
Discount Retail	7.4%
Financial Services	0.5%
Freight	10.6%
Gas/Convenience	2.4%
Government Services	2.7%
Healthcare	16.7%
Home Maintenance	1.5%
Insurance	2.7%
Manufacturing	2.2%
Office	2.1%
Parking	0.1%
Pharmacy	10.9%
Residential	0.6%
Restaurant	2.8%
Retail	11.2%
Retail Banking	7.7%
Specialty Retail	4.5%
Storage Facility	0.1%
Supermarket	1.1%
Technology	0.6%
Telecommunications	0.2%
100.0%

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The purchased properties were 26.7% new and 73.3% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, two properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2012, the non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.4 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

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The properties are all commercial single tenant facilities with 81.0% retail banking, 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long-term notes payable issued in private placements.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our AR Capital Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to creditworthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of August 31, 2013, NYRR had received aggregate gross proceeds of $905.7 million which includes the sale of 89.0 million shares in its public offering, $17.0 million from its private offering and $10.7 million from its distribution reinvestment plan. As of August 31, 2013, there were 92.2 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of August 31, 2013, NYRR had total real estate investments, at cost, of $773.8 million, comprised of 19 properties. As of June 30, 2013, NYRR had incurred, cumulatively to that date, $65.7 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $9.4 million for acquisition costs related to its portfolio of properties.

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American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of August 31, 2013, ARC HT had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 174.5 million shares in its public offering and $35.6 million from its distribution reinvestment plan. As of August 31, 2013, ARC HT had acquired 84 commercial properties, for a purchase price of $1.1 billion. As of June 30, 2013, ARC HT had incurred, cumulatively to that date, $197.6 million in offering costs for the sale of its common stock and $17.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of August 31, 2013, ARC RCA had received aggregate gross proceeds of $40.3 million which includes the sale of 4.1 million shares in its public offering and $0.3 million from its distribution reinvestment plan. As of August 31, 2013, ARC RCA had acquired two properties for a purchase price of $54.2 million. As of June 30, 2013, ARC RCA has incurred, cumulatively to that date, $10.2 million in offering costs for the sale of its common stock and $1.0 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of August 31, 2013, ARC DNAV had received aggregate gross proceeds of $17.5 million which includes the sale of 1.8 million shares in its public offering and $0.2 million from its distribution reinvestment plan. As of August 31, 2013, ARC DNAV had acquired ten properties with total real estate investments, at cost, of $29.5 million. As of June 30, 2013, ARC DNAV had incurred, cumulatively to that date, $5.2 million in offering costs from the sale of its common stock and $0.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plans of Merger on March 1, 2013.

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American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to the terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. In the aggregate, through August 31, 2013, ARCP has received $1,056.4 million of proceeds from the sale of common and convertible preferred stock. As of August 31, 2013, ARCP owned 1,211 properties, including the properties originally purchased by ARCT III, and had real estate investments, at cost, of $3.0 billion. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT IV. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. On October 1, 2013, the closing price per share of common stock of ARCP was $12.56.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of August 31, 2013, ARC Global received aggregate gross proceeds of $75.8 million which includes the sale of 7.7 million shares in its public offering and $0.4 million from its distribution reinvestment plan. As of September 4, 2013, ARC Global had acquired eight properties with an aggregate base purchase price of $70.0 million. As of June 30, 2013, ARC Global had incurred, cumulatively to that date, $8.2 million in offering costs for the sale of its common stock and $1.5 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of August 31, 2013, ARCT IV received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT IV. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. As of August 31, 2013, ARCT IV owned 1,191 freestanding properties at an aggregate purchase price of $2.1 billion. As of June 30, 2013, ARCT IV had incurred, cumulatively to that date, $197.3 million in offering costs for the sale of its common stock and $29.2 million for acquisition costs related to its portfolio of properties.

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American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of August 31, 2013, ARC HT II received aggregate gross proceeds of $74.0 million from the sale of 3.0 million shares in its public offering and $0.2 million from its distribution reinvestment plan. As of August 31, 2013, ARC HT II had acquired six properties with an aggregate purchase price of $41.9 million. As of June 30, 2013, ARC HT II had incurred, cumulatively to that date, $5.0 million in offering costs for the sale of its common stock and $0.1 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of August 31, 2013, ARC RFT received aggregate gross proceeds of $9.7 million from the sale of 0.4 million shares in its public offering. As of August 31, 2013, ARC RFT’s investments, at original cost, were $3.9 million. As of June 30, 2013, ARC RFT had incurred, cumulatively to that date, $2.3 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of August 31, 2013, ARCT V received aggregate gross proceeds of $1.2 billion from the sale of 47.4 million shares in its public offering and $3.1 million from its distribution reinvestment plan. As of August 31, 2013, ARCT V owned 35 freestanding properties at an aggregate purchase price of $123.2 million. As of June 30, 2013, ARCT V had incurred, cumulatively to that date, $46.9 million in offering costs for the sale of its common stock and $0.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HOST filed its registration statement with the SEC on August 16, 2013, which has not yet been declared effective by the SEC. As of August 7, 2013, ARC HOST received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of August 31, 2013, ARC HOST had not acquired any properties. As of August 7, 2013, ARC HOST had incurred, cumulatively to that date, $0.6 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of August 31, 2013, BDCA had raised gross proceeds of $456.3 million which includes the sale of 42.4 million shares in its public offering and $6.9 million from its distribution reinvestment plan. As of August 31, 2013, BDCA’s investments, at original cost, were $576.5 million. As of June 30, 2013, BDCA had incurred, cumulatively to that date, $6.9 million in offering costs for the sale of its common stock.

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Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by our sponsors, which for this purpose excludes ARCP, a REIT sponsored by our AR Capital sponsor that is and always has been listed on The NASDAQ Stock Market. Our AR Capital sponsor has sponsored the following other public programs (excluding ARCP): ARCT, NYRR, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global Trust, ARCT IV, ARC HT II, ARC RFT, ARCT V and BDCA. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its shares of common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. On February 28, 2013, ARCT III and ARCP consummated an Agreement and Plan of Merger under which ARCP acquired all the outstanding shares of ARCT III. ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into a subsidiary of ARCP. ARCT III’s prospectus for its initial public offering provided that it would seek to effect a sale or merger of ARCT III by the fifth anniversary of the termination of its initial public offering. By consummating the merger of itself with and into a subsidiary of ARCP, ARCT III achieved a sale or merger of ARCT III within the time that it contemplated to do so.

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, NYRR, ARC HT, ARC RCA, ARC DNAV, ARC Global Trust, ARC HT II, ARC RFT, ARCT V and BDCA are in their offering and acquisition stages. Other than ARCT and ARCT III none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by our AR Capital sponsor. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through soliciting dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through soliciting dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of 20 years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through soliciting dealers. On September 7, 2011, the note holders were repaid from the proceeds of ARCP’s initial public offering and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply stores for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every five years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through soliciting dealers.

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ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program.

ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In November 2012, the third party’s interest was purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October through November 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

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American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

Adverse Business Developments and Conditions

The net losses incurred by public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, AR Capital’s largest program to date, for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC was an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities were owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which did not occur), will be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the note holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid from the proceeds of ARCP’s initial public offering and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

ARC Growth Fund, LLC was different from AR Capital’s other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

From 2008 through 2012, the AR Capital programs referenced above have experienced a non-renewal of eight leases, five units of which were leased to new tenants. ARCP sold one of the related properties in 2012. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

Plan of Distribution

The following disclosure replaces in its entirety the fourth paragraph under the heading “Compensation of Our Dealer Manager and Participating Broker-Dealers” in the “Plan of Distribution” section of this prospectus.

If an investor purchases shares through one of these channels in our primary offering, we sell the shares at a 7.0% discount, or at $9.30 per share, reflecting that selling commissions are not paid in connection with such purchases. We receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us. If an investor purchases shares in our primary offering net of commissions through any of the channels described above in our primary offering and a separate broker-dealer acts as the broker-dealer of record for such purchases, the dealer manager may pay to such broker-dealer an annual servicing fee for the administration and servicing of accounts in which shares of our common stock are held. This annual servicing fee would be paid by the dealer manager out of its dealer manager fee.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were formed as a Maryland corporation on October 13, 2009 and have elected to be taxed as a REIT commencing with the taxable year ended December 31, 2010. We are offering pursuant to a registration statement $1.785 billion in shares of common stock in this offering on a “best efforts” basis. Our initial public offering consists of a primary offering of $1.5 billion in shares offered to investors at a price of $10.00 per share, with discounts available for certain categories of purchasers, and $285 million in shares offered to stockholders pursuant to a dividend reinvestment plan (the “DRP”) at a price of $9.50 per share. We have the right to reallocate the shares of common stock offered between the primary offering and the DRP.

On June 24, 2013, we filed a registration statement with the SEC to register a follow-on public offering. Pursuant to the registration statement, we propose to register 25,000,000 shares of our common stock in the primary portion of such follow-on offering. We also propose to register 2,500,000 shares of common stock pursuant to our dividend reinvestment plan. In connection with the filing of a follow-on offering registration statement, we have determined to continue offering shares in this offering beyond August 12, 2013. We currently intend to continue offering shares of common stock in this offering until the earlier of (i) the sale of all $1.5 billion of shares in the primary offering, (ii) February 7, 2014, or (iii) the date the registration statement relating to our proposed follow-on offering is declared effective by the SEC.

During the three months ended June 30, 2013, we issued 32,590,334 shares of common stock, including 231,187 shares issued through the DRP, generating gross cash proceeds of $322.8 million. During the six months ended June 30, 2013, we issued 41,305,770 shares of common stock, including 338,176 shares issued through the DRP, generating gross cash proceeds of $409.5 million. As of June 30, 2013, we had issued a total of 55,069,341 shares of common stock in this offering, including 493,988 shares issued through the DRP and net of 37,680 shares repurchased, generating gross cash proceeds of $545.2 million.

Our advisor is American Realty Capital II Advisors, LLC (“AR Capital Advisor”), a limited liability company that was organized in the State of Delaware on December 28, 2009 and that is indirectly wholly owned by AR Capital LLC (formerly American Realty Capital II, LLC) (the “AR Capital sponsor”). Under the terms of the advisory agreement between AR Capital Advisor and us, AR Capital Advisor is responsible for the management of our day-to-day activities and the implementation of our investment strategy. AR Capital Advisor has delegated most of its duties under the advisory agreement, including the management of our day-to-day operations and our portfolio of real estate assets, to Phillips Edison NTR LLC (“Phillip Edison Sub-Advisor”), which is indirectly wholly owned by Phillips Edison Limited Partnership (the “Phillips Edison sponsor”). Notwithstanding such delegation to Phillips Edison Sub-Advisor, AR Capital Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

We invest primarily in well-occupied grocery-anchored neighborhood and community shopping centers having a mix of creditworthy national and regional retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities that we determine are in the best interests of our stockholders. We expect that retail properties primarily would underlie or secure the real estate-related loans and securities in which we may invest.

On September 20, 2011, we entered into a joint venture with a group of institutional international investors advised by CBRE Investors Global Multi Manager (each a “CBRE Investor”). The joint venture is in the form of PECO-ARC Institutional Joint Venture I., L.P., a Delaware limited partnership (the “Joint Venture”). We, through an indirectly wholly owned subsidiary, hold an approximate 54% interest in the Joint Venture. We serve as the general partner and manage the operations of the Joint Venture. The CBRE Investors hold the remaining approximate 46% interest. We contributed approximately $58.7 million, in the form of equity interests in six wholly owned real estate properties and cash, to the Joint Venture (defined below), and the CBRE Investors contributed $50.0 million in cash. As of June 30, 2013, 100% of the equity contributions from the CBRE Investors and us have been invested in the Joint Venture’s 20 properties.

During the three months ended June 30, 2013, we acquired nine properties for a combined purchase price of $182.6 million. The weighted average capitalization rate for these nine properties was 7.5%. The capitalization rate is calculated by dividing the annualized net operating income, inclusive of straight-line rental income, of a property as of the date of acquisition by the purchase price of the property. As of June 30, 2013, we owned fee simple interests in 46 properties in 18 states across the United States that collectively total approximately 4.9 million square feet with a combined purchase price of $650.6 million. Included in these totals are 20 properties owned through the Joint Venture that total approximately 1.9 million square feet with a combined purchase price of $211.1 million. Our portfolio was purchased at a weighted-average capitalization rate of 7.8% and was 93.6% leased as of June 30, 2013.

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As of June 30, 2013 we owned fee simple interests in 46 real estate properties, 20 of which we owned through the Joint Venture, acquired from third parties unaffiliated with us, AR Capital Advisor, or Phillips Edison Sub-Advisor (dollars in thousands):

Property Name	Location	Ownership Interest	Anchor	Date Acquired	Contract Purchase Price(1)	Rentable Square Footage	Average Remaining Lease Term in Years	% Leased
Lakeside Plaza	Salem, VA	54%	Kroger	12/10/2010	$8,750	82,798	4.1 years	100.0%
Snow View Plaza	Parma, OH	54%	Giant Eagle	12/15/2010	12,300	100,460	6.0 years	97.0%
St. Charles Plaza	Haines City, FL	54%	Publix	6/10/2011	10,100	65,000	9.1 years	96.3%
Centerpoint	Easley, SC	54%	Publix	10/14/2011	6,850	72,287	8.7 years	96.7%
Southampton Village	Tyrone, GA	54%	Publix	10/14/2011	8,350	77,956	8.0 years	96.2%
Burwood Village Center	Glen Burnie, MD	54%	Food Lion	11/9/2011	16,600	105,834	5.9 years	100.0%
Cureton Town Center	Waxhaw, NC	54%	Harris Teeter	12/29/2011	13,950	84,357	9.4 years	100.0%
Tramway Crossing	Sanford, NC	54%	Food Lion	2/23/2012	5,500	62,382	2.9 years	95.9%
Westin Centre	Fayetteville, NC	54%	Food Lion	2/23/2012	6,050	66,890	2.5 years	95.8%
The Village at Glynn Place	Brunswick, GA	54%	Publix	4/27/2012	11,350	111,924	6.9 years	96.3%
Meadowthorpe Shopping Center	Lexington, KY	54%	Kroger	5/9/2012	8,550	87,384	3.1 years	97.4%
New Windsor Marketplace	Windsor, CO	54%	King Soopers(2)	5/9/2012	5,550	95,877	6.7 years	91.8%
Vine Street Square	Kissimmee, FL	54%	Walmart(3)	6/4/2012	13,650	120,699	5.9 years	96.9%
Northtowne Square	Gibsonia, PA	54%	Giant Eagle	6/19/2012	10,575	113,372	7.9 years	100.0%
Brentwood Commons	Bensenville, IL	54%	Dominick's(4)	7/5/2012	14,850	125,550	6.1 years	98.1%
Sidney Towne Center	Sidney, OH	54%	Kroger	8/2/2012	4,300	118,360	5.8 years	100.0%
Broadway Plaza	Tucson, AZ	54%	Sprouts	8/13/2012	12,675	83,612	4.8 years	95.9%
Richmond Plaza	Augusta, GA	54%	Kroger	8/30/2012	19,500	178,167	4.7 years	87.3%
Publix at Northridge	Sarasota, FL	54%	Publix	8/30/2012	11,500	65,320	8.8 years	92.0%
Baker Hill Center	Glen Ellyn, IL	100%	Dominick's(4)	9/6/2012	21,600	135,355	4.3 years	95.8%
New Prague Commons	New Prague, MN	54%	Coborn's	10/12/2012	10,150	59,948	7.9 years	100.0%
Brook Park Plaza	Brook Park, OH	100%	Giant Eagle	10/23/2012	10,140	157,459	5.6 years	87.8%
Heron Creek Towne Center	North Port, FL	100%	Publix	12/17/2012	8,650	64,664	5.9 years	90.4%
Quartz Hill Towne Centre	Lancaster, CA	100%	Vons(4)	12/26/2012	20,970	110,306	3.6 years	98.1%
Hilfiker Square	Salem, OR	100%	Trader Joe's	12/28/2012	8,000	38,558	7.8 years	100.0%
Village One Plaza	Modesto, CA	100%	Raley's	12/28/2012	26,500	105,658	13.7 years	90.3%
Butler Creek	Acworth, GA	100%	Kroger	1/15/2013	10,650	95,597	3.9 years	91.3%
Fairview Oaks	Ellenwood, GA	100%	Kroger	1/15/2013	9,300	77,052	3.2 years	95.7%
Grassland Crossing	Alpharetta, GA	100%	Kroger	1/15/2013	9,700	90,906	6.0 years	94.2%
Hamilton Ridge	Buford, GA	100%	Kroger	1/15/2013	11,800	90,996	6.5 years	85.9%
Mableton Crossing	Mableton, GA	100%	Kroger	1/15/2013	11,500	86,819	3.4 years	98.6%
The Shops at Westridge	McDonough, GA	100%	Publix	1/15/2013	7,550	66,297	9.8 years	74.7%
Fairlawn Town Centre	Fairlawn, OH	100%	Giant Eagle	1/30/2013	42,200	347,255	6.3 years	96.4%
Macland Pointe	Marietta, GA	100%	Publix	2/13/2013	9,150	79,699	3.3 years	92.9%
Kleinwood Center	Spring, TX	100%	H-E-B	3/21/2013	32,535	148,963	7.5 years	92.1%
Murray Landing	Irmo, SC	100%	Publix	3/21/2013	9,920	64,359	7.0 years	100.0%
Vineyard Center	Tallahassee, FL	100%	Publix	3/21/2013	6,760	62,821	8.3 years	84.7%
Lutz Lake Station	Lutz, FL	100%	Publix	4/4/2013	9,800	64,986	6.6 years	94.1%
Publix at Seven Hills	Spring Hill, FL	100%	Publix	4/4/2013	8,500	72,590	2.8 years	90.6%
Hartville Centre	Hartville, OH	100%	Giant Eagle	4/23/2013	7,300	108,412	6.1 years	76.7%
Sunset Center	Corvallis, OR	100%	Safeway	5/31/2013	24,900	164,797	5.3 years	93.8%
Savage Town Square	Savage, MN	100%	Cub Foods	6/19/2013	14,903	87,181	7.8 years	100.0%
Northcross	Austin, TX	100%	Walmart(3)	6/24/2013	61,500	280,243	15.0 years	95.1%
Glenwood Crossing	Kenosha, WI	100%	Pick 'n Save	6/27/2013	12,822	87,504	13.9 years	97.5%
Pavilions at San Mateo	Albuquerque, NM	100%	Walmart(3)	6/27/2013	28,350	151,451	9.6 years	86.2%
Shiloh Square	Kennesaw, GA	100%	Kroger	6/27/2013	14,500	139,720	3.5 years	80.5%

(1)	The contract purchase price excludes closing costs and acquisition costs.
(2)	King Soopers is an affiliate of Kroger.
(3)	The anchor tenants of Vine Street Square and Pavilions at San Mateo are Walmart Neighborhood Markets. The anchor tenant of Northcross is a Walmart Supercenter.

(4)	Dominick's and Vons are affiliates of Safeway, Inc.

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The terms and expirations of our operating leases vary. The leases frequently contain provisions for the extension of the lease agreements and other terms and conditions as negotiated. We retain substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.

The following table lists, on an aggregate basis, all of the scheduled lease expirations after June 30, 2013 over each of the years ending December 31, 2013 and thereafter for our 46 shopping centers. The table shows the approximate rentable square feet and annualized effective rent represented by the applicable lease expirations (dollars in thousands):

	Number of		% of Total Portfolio
	Expiring	Annualized	Annualized	Leased Rentable	% of Leased Rentable
Year	Leases	Effective Rent(1)	Effective Rent	Square Feet Expiring	Square Feet Expiring
2013	69	$2,104	3.9%	125,494	2.8%
2014	121	5,359	9.9%	405,156	8.9%
2015	96	4,099	7.6%	280,724	6.2%
2016	103	5,176	9.6%	469,574	10.3%
2017	100	5,509	10.2%	414,141	9.1%
2018	86	5,853	10.8%	463,344	10.2%
2019	30	3,326	6.1%	305,719	6.7%
2020	17	2,582	4.8%	227,292	5.0%
2021	22	2,531	4.7%	281,727	6.2%
2022	13	3,854	7.1%	364,948	8.0%
Thereafter	51	13,761	25.3%	1,210,591	26.6%

(1)	We calculate annualized effective rent as monthly contractual rent as of June 30, 2013 multiplied by 12 months, less any tenant concessions.

Portfolio Tenancy

Prior to the acquisition of a property, we assess the suitability of the grocery-anchor tenant and other tenants in light of our investment objectives, namely, preserving capital and providing stable cash flows for distributions. Generally, we assess the strength of the tenant by consideration of company factors, such as its financial strength and market share in the geographic area of the shopping center, as well as location-specific factors, such as the store’s sales, local competition and demographics. When assessing the tenancy of the non-anchor space at the shopping center, we consider the tenant mix at each shopping center in light of our portfolio, the proportion of national and national franchise tenants, and the creditworthiness of specific tenants. When evaluating non-national tenancy, we attempt to obtain credit enhancements to leases, which typically come in the form of deposits and/or guarantees from one or more individuals.

The following table presents the composition of our portfolio by tenant type as of June 30, 2013 (dollars in thousands):

			Annualized	% of
	Leased	% of Leased	Effective	Annualized
Tenant Type	Square Feet	Square Feet	Rent(1)	Effective Rent
Grocery anchor	2,535,038	55.7%	$24,188	44.7%
National & regional(2)	1,324,772	29.1%	19,713	36.4%
Local	688,900	15.2%	10,253	18.9%
	4,548,710	100.0%	$54,154	100.0%

(1)	We calculate annualized effective rent as monthly contractual rent as of June 30, 2013 multiplied by 12 months, less any tenant concessions.
(2)	We define national tenants as those that operate in at least three states. Regional tenants are defined as those that have at least three locations.

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The following table presents the composition of our portfolio by tenant industry as of June 30, 2013 (dollars in thousands):

			Annualized	% of
	Leased	% of Leased	Effective	Annualized
Tenant Industry	Square Feet	Square Feet	Rent(1)	Effective Rent
Grocery	2,535,038	55.7%	$24,188	44.7%
Retail stores(2)	909,171	20.0%	11,527	21.2%
Services(2)	715,880	15.7%	11,461	21.2%
Restaurant	388,621	8.6%	6,978	12.9%
	4,548,710	100.0%	$54,154	100.0%

(1)	We calculate annualized effective rent as monthly contractual rent as of June 30, 2013 multiplied by 12 months, less any tenant concessions.
(2)	We define retail stores as those that primarily sell goods, while services tenants primarily sell non-goods services.

The following table presents our grocery-anchor tenants, and our other tenants in the aggregate, by the amount of square footage leased by each tenant as of June 30, 2013 (dollars in thousands):

				% of		% of
			Leased	Leased	Annualized	Annualized
	Tenant	Number of	Square	Square	Effective	Effective
Tenant	Industry	Locations(1)	Feet	Feet	Rent(2)	Rent
Kroger(3)	Retail - Grocery Store	11	661,401	14.5%	$4,255	7.9%
Publix	Retail - Grocery Store	12	566,769	12.5%	5,786	10.7%
Giant Eagle	Retail - Grocery Store	5	388,413	8.5%	3,863	7.1%
Safeway(4)	Retail - Grocery Store	4	245,910	5.4%	2,876	5.3%
Walmart(5)	Retail - Grocery Store	3	167,705	3.7%	1,335	2.5%
Food Lion	Retail - Grocery Store	3	95,665	2.1%	881	1.6%
H-E-B	Retail - Grocery Store	1	80,925	1.8%	1,100	2.0%
Cub Foods	Retail - Grocery Store	1	68,860	1.5%	734	1.4%
Raley's	Retail - Grocery Store	1	68,203	1.5%	1,255	2.3%
Pick N' Save	Retail - Grocery Store	1	55,000	1.2%	635	1.2%
Harris Teeter	Retail - Grocery Store	1	48,756	1.1%	400	0.7%
Coborn's	Retail - Grocery Store	1	45,708	1.0%	593	1.1%
Sprouts Farmers Market	Retail - Grocery Store	1	28,217	0.6%	272	0.5%
Trader Joe's	Retail - Grocery Store	1	13,506	0.3%	203	0.4%
National & regional(6)	Retail/ Restaurant/Services	351	1,324,772	29.1%	19,713	36.4%
Local	Retail/ Restaurant/Services	303	688,900	15.2%	10,253	18.9%
		700	4,548,710	100.0%	$54,154	100.0%

(1)	Number of locations excludes auxiliary leases with grocery anchors such as fuel stations, pharmacies, and liquor stores, of which there were eight as of June 30, 2013.
(2)	We calculate annualized effective rent as monthly contractual rent as of June 30, 2013 multiplied by 12 months, less any tenant concessions.
(3)	King Soopers is an affiliate of Kroger.
(4)	Dominick's and Vons are affiliates of Safeway, Inc.
(5)	The Walmart stores at Vine Street Square and Pavilions at San Mateo are Walmart Neighborhood Markets. The Walmart store at Northcross is a Walmart Supercenter.
(6)	We define national tenants as those that operate in at least three states. Regional tenants are defined as those that have at least three locations.

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Results of Operations

Overview

As we owned only nine and 14 properties, respectively, during the three and six month periods ended June 30, 2012, virtually all differences when comparing those periods to the three and six months ended June 30, 2013 are the result of the 32 properties acquired since June 30, 2012.

Summary of Operating Activities for the Three Months Ended June 30, 2013 and 2012

Total revenues for the three months ended June 30, 2013 were $15,164,000 with rental income of $11,076,000. Other revenues, largely comprised of tenant reimbursements, were $4,088,000. Total revenues for the three months ended June 30, 2012 were $3,105,000 with rental income of $2,456,000. Other revenues were $649,000. In addition to the acquisition of 32 properties since June 30, 2012, the primary reason for the increase in revenues was a $311,000 increase in same center tenant reimbursements.

Property operating costs were $2,248,000 for the three months ended June 30, 2013. The significant items comprising this expense were common area maintenance of $1,179,000 and property management fees paid to an affiliate of Phillips Edison Sub-Advisor of $575,000. Property operating costs were $537,000 for the three months ended June 30, 2012. The significant items comprising this expense were common area maintenance of $289,000 and property management fees paid to an affiliate of Phillips Edison Sub-Advisor of $125,000.

Real estate taxes were $2,107,000 and $379,000, respectively, for the three months ended June 30, 2013 and 2012.

General and administrative expenses were $690,000 and $345,000, respectively, for the three months ended June 30, 2013 and 2012. These amounts were comprised largely of audit and tax fees, asset management fees, legal fees, transfer agent fees, board-related expenses and insurance expense. In addition to the acquisition of 32 properties since June 30, 2012, the primary reasons for the increase in general and administrative expenses are a $112,000 increase in asset management fees paid by the CBRE Investors and a $56,000 increase in transfer agent fees. As of June 30, 2013, AR Capital Advisor, Phillips Edison Sub-Advisor and their affiliates have not allocated any portion of their employees’ salaries to general and administrative expenses.

Under the terms of our advisory agreement, AR Capital Advisor waived or reimbursed all or a portion of the asset management fees incurred for any applicable period through September 30, 2012 to the extent that, as of the date of the payment, our modified funds from operations (as defined in accordance with the then-current practice guidelines issued by the Investment Program Association with an additional adjustment to add back capital contribution amounts received from Phillips Edison Sub-Advisor or an affiliate thereof without any corresponding issuance of equity to Phillips Edison Sub-Advisor or affiliate) during the quarter were not at least equal to our declared distributions during the quarter, provided that the distribution rate during such quarter was no more than $0.65 per share on an annualized basis.

Asset management fees were $249,000 for the three months ended June 30, 2013. For the three months ended June 30, 2013, the asset management fees were paid solely by the CBRE Investors, as we are not responsible for the payment of cash asset management fees pursuant to the advisory agreement between the Joint Venture and AR Capital Advisor. Asset management fees were $298,000 for the three months ended June 30, 2012, but $160,000 of these fees were waived by AR Capital Advisor and Phillips Edison Sub-Advisor pursuant to the advisory agreement provision detailed in the previous paragraph.

On February 4, 2013, we and our operating partnership, Phillips Edison – ARC Shopping Center Operating Partnership, L.P. (the “Operating Partnership”) entered into an Amended and Restated Advisory Agreement (the “A&R Advisory Agreement”) with AR Capital Advisor. The A&R Advisory Agreement provides that the asset management compensation structure contemplated in the previous advisory agreement between us and AR Capital Advisor is eliminated effective October 1, 2012. Instead, we expect to issue to AR Capital Advisor on a quarterly basis performance-based restricted partnership units of the Operating Partnership designated as “Class B units.” The Class B units will vest, and will no longer be subject to forfeiture, at such time as all of the following events occur: (x) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the A&R Advisory Agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing event; or (3) another liquidity event; and (z) AR Capital Advisor is still providing advisory services to us (the “service condition”). Such Class B units will be forfeited immediately if: (a) the A&R Advisory Agreement is terminated for cause; or (b) the A&R Advisory Agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met. The Class B units are participating securities that receive distributions at the same rates and dates as the distributions paid to our common stockholders. These distributions will be calculated by the product of the number of unvested units issued to date and the stated distribution rate at the time the applicable distributions are authorized. Distributions for outstanding unvested units incurred during the three months ended June 30, 2013 totaled $24,000.

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Acquisition expenses were $3,152,000 for the three months ended June 30, 2013. Included in these acquisition expenses were $1,842,000 of acquisition fees paid to AR Capital Advisor and Phillips Edison Sub-Advisor and approximately $154,000 of expense incurred for acquisitions that did not close during the quarter ended June 30, 2013. Acquisition expenses were $1,041,000 for the three months ended June 30, 2012. Included in these acquisition expenses were $272,000 of acquisition fees paid to AR Capital Advisor and Phillips Edison Sub-Advisor and approximately $227,000 of expense incurred for acquisitions that did not close during the quarter ended June 30, 2012.

Depreciation and amortization expense for the three months ended June 30, 2013 and 2012 was $6,321,000 and $1,528,000, respectively.

Interest expense was $2,287,000 and $478,000 for the three months ended June 30, 2013 and 2012, respectively.

The net loss attributable to our stockholders was $1,993,000 and $805,000 for the three months ended June 30, 2013 and 2012, respectively.

Summary of Operating Activities for the Six Months Ended June 30, 2013 and 2012

Total revenues for the six months ended June 30, 2013 were $26,401,000 with rental income of $19,941,000. Other revenues, largely comprised of tenant reimbursements, were $6,460,000. Total revenues for the six months ended June 30, 2012 were $5,320,000 with rental income of $4,211,000. Other revenues were $1,109,000. In addition to the acquisition of 32 properties since June 30, 2012, the primary reason for the increase in revenues was a $193,000 increase in same center tenant reimbursements.

Property operating costs were $4,144,000 for the six months ended June 30, 2013. The significant items comprising this expense were common area maintenance of $2,279,000 and property management fees paid to an affiliate of Phillips Edison Sub-Advisor of $1,033,000. Property operating costs were $916,000 for the six months ended June 30, 2012. The significant items comprising this expense were common area maintenance of $514,000 and property management fees paid to an affiliate of Phillips Edison Sub-Advisor of $238,000.

Real estate taxes were $3,619,000 and $621,000, respectively, for the six months ended June 30, 2013 and 2012.

General and administrative expenses were $1,582,000 and $669,000, respectively, for the six months ended June 30, 2013 and 2012. These amounts were comprised largely of audit and tax fees, asset management fees, legal fees, transfer agent fees, board-related expenses and insurance expense. In addition to the acquisition of 32 properties since June 30, 2012, the primary reasons for the increase in general and administrative expenses are a $261,000 increase in asset management fees paid by the CBRE Investors, a $116,000 increase in audit and tax fees, and a $148,000 increase in transfer agent fees. As of June 30, 2013, AR Capital Advisor, Phillips Edison Sub-Advisor and their affiliates have not allocated any portion of their employees’ salaries to general and administrative expenses.

Under the terms of our advisory agreement, AR Capital Advisor waived or reimbursed all or a portion of the asset management fees incurred for any applicable period through September 30, 2012 to the extent that, as of the date of the payment, our modified funds from operations (as defined in accordance with the then-current practice guidelines issued by the Investment Program Association with an additional adjustment to add back capital contribution amounts received from Phillips Edison Sub-Advisor or an affiliate thereof without any corresponding issuance of equity to Phillips Edison Sub-Advisor or affiliate) during the quarter were not at least equal to our declared distributions during the quarter, provided that the distribution rate during such quarter was no more than $0.65 per share on an annualized basis.

Asset management fees were $498,000 for the six months ended June 30, 2013. For the six months ended June 30, 2013, the asset management fees were paid solely by the CBRE Investors, as we are not responsible for the payment of cash asset management fees pursuant to the advisory agreement between the Joint Venture and AR Capital Advisor. Asset management fees were $515,000 for the six months ended June 30, 2012, but $278,000 of these fees were waived by AR Capital Advisor and Phillips Edison Sub-Advisor pursuant to the advisory agreement provision detailed in the previous paragraph.

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Distributions incurred for outstanding unvested Class B units issued pursuant to the A&R Advisory Agreement during the six months ended June 30, 2013 totaled $28,000.

Acquisition expenses were $5,666,000 for the six months ended June 30, 2013. Included in these acquisition expenses were $3,490,000 of acquisition fees paid to AR Capital Advisor and Phillips Edison Sub-Advisor and approximately $247,000 of expense incurred for acquisitions that did not close during the six months ended June 30, 2013. Acquisition expenses were $1,319,000 for the six months ended June 30, 2012. Included in these acquisition expenses were $336,000 of acquisition fees paid to AR Capital Advisor and Phillips Edison Sub-Advisor and approximately $268,000 of expense incurred for acquisitions that did not close during the six months ended June 30, 2012.

Depreciation and amortization expense for the six months ended June 30, 2013 and 2012 was $11,555,000 and $2,572,000, respectively.

Interest expense was $4,387,000 and $869,000 for the six months ended June 30, 2013 and 2012, respectively.

The net loss attributable to our stockholders was $4,841,000 and $1,063,000 for the six months ended June 30, 2013 and 2012, respectively.

Liquidity and Capital Resources

General

Our principal demands for funds are for real estate and real estate-related investments and the payment of acquisition expenses, operating expenses, distributions to stockholders and principal and interest on our outstanding indebtedness. Generally, we expect cash needed for items other than acquisitions and acquisition expenses to be generated from operations and our current investments. The sources of our operating cash flows are primarily driven by the rental income received from leased properties. We expect to continue to raise capital through our public offerings of common stock and to utilize such funds and proceeds from secured or unsecured financing to complete future property acquisitions. As of June 30, 2013, we had raised approximately $545.2 million in gross proceeds from this offering, including $4.7 million through the DRP.

As of June 30, 2013, we had cash and cash equivalents of approximately $61.9 million. During the six months ended June 30, 2013, we had a net cash increase of approximately $54.3 million.

This cash increase was the result of:

•	$8.6 million provided by operating activities, largely the result of income generated from operations before depreciation and amortization charges. Also included in this total was approximately $5.7 million of real estate acquisition expenses incurred during the period and expensed in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) and $0.5 million of capitalized leasing costs;

•	$291.3 million used in investing activities, which was the result of 20 property acquisitions along with capital expenditures of $1.8 million; and

•	$337.0 million provided by financing activities with approximately $353.6 million from the net proceeds of the issuance of common stock and $194.3 million from the net proceeds from mortgage loans. Partially offsetting these amounts was $203.8 million of payments on the mortgage loans payable, distributions paid to our stockholders of $3.9 million, net of DRP proceeds, and distributions paid to the CBRE Investors of $3.1 million.

Short-term Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements through net cash provided by property operations, offering proceeds, and proceeds from secured debt financings. Operating cash flows are expected to increase as additional properties are added to our portfolio. Other than the commissions paid to the Dealer Manager, the organization and offering costs associated with our initial public offering are initially paid by our sponsors. Our sponsors will be reimbursed for such costs up to 1.5% of the gross capital raised in this offering. As of June 30, 2013, we owe AR Capital Advisor, Phillips Edison Sub-Advisor and their affiliates a total of $1.7 million of organization and offering costs incurred on our behalf and fees charged to us for asset management, property management, and other services. Our sponsors have provided $228,000 since inception for certain of our general and administrative expenses as capital contributions. Our sponsors have not received, and will not receive, any reimbursement or additional equity for these contributions. The sponsors provided no such capital contributions for the six months ended June 30, 2013 or 2012. Our sponsors do not intend to make further capital contributions to continue to fund certain of our general and administrative expenses.

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We have $206.2 million of contractual debt obligations, representing variable and fixed-rate secured and unsecured credit facilities and mortgage loans secured by our real estate assets. Of the amount outstanding on our mortgage notes payable at June 30, 2013, $21.9 million is for loans which mature in 2013, and we have one-year extension options on each of such loans, subject to extension fees and compliance with loan covenants. We intend to extend (if possible) or refinance these loans as they mature. As of June 30, 2013, we had a $265.0 million secured revolving credit facility, the capacity of which may be expanded to $300.0 million, with an outstanding principal balance of $30.0 million, from which we may draw funds to pay certain long-term debt obligations as they mature.

For the six months ended June 30, 2013, gross distributions of approximately $7.1 million were paid to stockholders, including $3.2 million of distributions reinvested through the DRP, for net cash distributions of $3.9 million. Our cash generated from operating activities for the six months ended June 30, 2013 was $8.6 million. On July 1, 2013, gross distributions of approximately $2.7 million were paid, including $1.3 million of distributions reinvested through the DRP, for net cash distributions of $1.4 million. These distributions were funded by cash generated from operating activities.

On May 8, 2013, our board of directors authorized distributions to the stockholders of record at the close of business each day in the period commencing July 1, 2013 through and including July 31, 2013. On June 20, 2013, our board of directors authorized distributions to the stockholders of record at the close of business each day in the period commencing August 1, 2013 through and including August 31, 2013. The authorized distributions equal an amount of $0.00183562 per share of common stock, par value $0.01 per share. This equates to a 6.70% annualized yield when calculated on a $10.00 per share purchase price. A portion of each distribution is expected to constitute a return of capital for tax purposes. Distributions for the month of July were paid on August 1, 2013. Our policy is not to fund distributions with offering proceeds.

Long-term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for real estate and real estate-related investments and the payment of acquisition expenses, operating expenses, distributions and redemptions to stockholders and interest and principal on indebtedness, and payments on amounts due to our sponsors for organization and offering costs incurred on our behalf. Generally, we expect to meet cash needs for items other than acquisitions and acquisition expenses from our cash flow from operations, and we expect to meet cash needs for acquisitions and acquisition expenses from the net proceeds of our offerings and from debt financings. As they mature, we intend to refinance our long-term debt obligations if possible. We also have a $265.0 million secured revolving credit facility, the capacity of which may be expanded to $300.0 million and from which we may draw funds to pay certain long-term debt obligations as they mature. We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are funded; however, we may use other sources to fund distributions as necessary, including contributions or advances made to us by AR Capital Advisor, Phillips Edison Sub-Advisor and their respective affiliates and borrowings under future debt agreements.

Our charter limits our borrowings to 300% of our net assets (as defined in our charter); however, we may exceed that limit if a majority of our conflicts committee approves each borrowing in excess of our charter limitation and if we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

Our leverage ratios were 22.1% and 48.5% (calculated as total debt, less cash and cash equivalents, as a percentage of total real estate investments, including acquired intangible lease assets, at cost) as of June 30, 2013 and December 31, 2012.

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Interest Rate Hedging

The interest rate swap associated with our cash flow hedge is recorded at fair value on a recurring basis. We assess effectiveness of our cash flow hedge both at inception and on an ongoing basis. The effective portion of changes in fair value of the interest rate swap associated with our cash flow hedge is recorded in other comprehensive income which is included in accumulated other comprehensive income on our condensed consolidated balance sheet and our condensed consolidated statement of equity. Our cash flow hedge becomes ineffective if critical terms of the hedging instrument and the debt instrument do not perfectly match, such as notional amounts, settlement dates, reset dates, calculation period and LIBOR rate. If a cash flow hedge is deemed ineffective, the ineffective portion of changes in fair value of the interest rate swap associated with our cash flow hedge is recognized in earnings in the period affected. In addition, we evaluate the default risk of the counterparty by monitoring the credit-worthiness of the counterparty which includes reviewing debt ratings and financial performance. However, management does not anticipate non-performance by the counterparty.

In March 2013, we entered into an interest rate swap agreement that effectually fixes the variable interest rate on $50.0 million of our secured credit facility at 3.05% through December 2017. The swap was designed and qualified as a cash flow hedge and was recorded at fair value. During the three and six months ended June 30, 2013, we recorded a gain of $10,000 due to a notional mismatch between the debt and swap as we did not continually have $50.0 million outstanding under our secured credit facility during the period.

The table below summarizes our consolidated indebtedness at June 30, 2013 (dollars in thousands).

	Principal	Weighted	Weighted
	Amount at	Average	Average Years
Debt(1)	June 30, 2013	Interest Rate	to Maturity

Fixed rate mortgages payable(2)	$97,724	5.8%	3.3
Variable rate mortgages payable	78,446	2.5%	2.9
Secured credit facility - fixed rate(3)	30,000	3.1%	2.5

Total	$206,170	4.2%	3.0

(1)	The debt maturity table does not include any below-market debt adjustment, of which $4,267, net of accumulated amortization, was outstanding as of June 30, 2013.
(2)	A portion of the fixed rate debt represents loans assumed as part of certain acquisitions. These loans typically have higher interest rates than interest rates associated with new debt.
(3)	The interest rate on $50,000 of the amount available under our secured credit facility is effectually fixed at 3.05% through December 2017 by an interest rate swap agreement.

Contractual Commitments and Contingencies

Our contractual obligations as of June 30, 2013, were as follows (dollars in thousands):

	Payments due by period
	Total	2013	2014	2015	2016	2017	2018

Long-term debt obligations - principal payments	$206,170	$22,885	$18,283	$49,069	$24,946	$77,042	$13,945
Long-term debt obligations - interest payments	25,428	4,981	7,424	6,255	4,099	1,174	1,495
Operating lease obligations	87	10	20	20	20	17	-

Total	$231,685	$27,876	$25,727	$55,344	$29,065	$78,233	$15,440

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Certain of our debt obligations contain certain restrictive and financial covenants. As of June 30, 2013, we believe we are in compliance with all restrictive and financial covenants of our outstanding debt obligations.

Funds from Operations, Funds from Operations Adjusted for Acquisition Expenses, and Modified Funds from Operations

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or are requested or required by lessees for operational purposes in order to maintain the value disclosed. Since real estate values have historically risen or fallen with market conditions, including inflation, changes in interest rates, the business cycle, unemployment and consumer spending, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Additionally, we believe it is appropriate to exclude impairment charges from FFO, as these are fair value adjustments that are largely based on market fluctuations and assessments regarding general market conditions which can change over time. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in our targeted portfolio which will consist of, but is not limited to, necessity-based neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies.

An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying or book value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that we may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use both FFO adjusted for acquisition expenses and modified funds from operations, or MFFO, as defined by the Investment Program Association (“IPA”). FFO adjusted for acquisition expenses excludes acquisition fees and expenses from FFO. In addition to excluding acquisition fees and expenses, MFFO also excludes from FFO the following items:

(1)	straight-line rent amounts, both income and expense;

(2)	amortization of above- or below-market intangible lease assets and liabilities;

(3)	amortization of discounts and premiums on debt investments;

(4)	gains or losses from the early extinguishment of debt;

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(5)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations;

(6)	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(7)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(8)	gains or losses related to contingent purchase price adjustments; and

(9)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that both FFO adjusted for acquisition expenses and MFFO are helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our offering and acquisition stages are complete, because both FFO adjusted for acquisition expenses and MFFO exclude acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, FFO adjusted for acquisition expenses and MFFO provide helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. We have funded, and intend to continue to fund, both of these acquisition-related costs from offering proceeds and generally not from operations.  However, if offering proceeds are not available to fund these acquisition-related costs, operational cash flows may be used to fund future acquisition-related costs. We believe by excluding expensed acquisition costs, FFO adjusted for acquisition expenses and MFFO provide useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include those paid to AR Capital Advisor, Phillips Edison Sub-Advisor or third parties.

As explained below, management’s evaluation of our operating performance excludes the additional items considered in the calculation of MFFO based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, we explain below the reasons for each of the adjustments made in arriving at our MFFO definition.

•	Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•	Adjustments for amortization of above- or below-market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•	Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.

•	Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

51

By providing FFO adjusted for acquisition expenses and MFFO, we believe we are presenting useful information that also assists investors and analysts to better assess the sustainability (that is, the capacity to continue to be maintained) of our operating performance after our offering and acquisition stages are completed. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. However, under GAAP, acquisition costs are characterized as operating expenses in determining operating net income (loss). These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. FFO adjusted for acquisition expenses and MFFO are useful in comparing the sustainability of our operating performance after our offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that FFO adjusted for acquisition expenses and MFFO should only be used to assess the sustainability of our operating performance after our offering and acquisition stages are completed, as both measures exclude acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired. All paid and accrued acquisition costs negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase prices of the properties we acquire. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In the event that we are unable to raise any additional proceeds from the sale of shares in our offerings, we may still be obligated to pay acquisition fees and reimburse acquisition expenses to AR Capital Advisor and Phillips Edison Sub-Advisor and AR Capital Advisor and Phillips Edison Sub-Advisor will be under no obligation to reimburse these payments back to us. As a result, such fees and expenses may need to be paid from other sources, including additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. Acquisition costs also adversely affect our book value and equity.

The additional items that may be excluded from FFO to determine MFFO are cash flow adjustments made to net income in calculating the cash flows provided by operating activities. Each of these items is considered an important overall operational factor that affects our long-term operational profitability. These items and any other mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Each of FFO, FFO adjusted for acquisition expenses, and MFFO should not be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, or as an indication of our liquidity, nor is any of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. In particular, as we are currently in the acquisition phase of our life cycle, acquisition-related costs and other adjustments that are increases to FFO adjusted for acquisition expenses and MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. Additionally, FFO adjusted for acquisition expenses, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated. Accordingly, FFO, FFO adjusted for acquisition expenses, and MFFO should be reviewed in connection with other GAAP measurements. FFO, FFO adjusted for acquisition expenses, and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO, FFO adjusted for acquisition expenses, and MFFO as presented may not be comparable to amounts calculated by other REITs.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO adjusted for acquisition expenses or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we may have to adjust our calculation and characterization of FFO, FFO adjusted for acquisition expenses or MFFO.

52

The following section presents our calculation of FFO, FFO adjusted for acquisition expenses, and MFFO and provides additional information related to our operations (in thousands, except per share amounts). As a result of the timing of the commencement of our initial public offering and our active real estate operations, FFO, FFO adjusted for acquisition expenses, and MFFO are not relevant to a discussion comparing operations for the two periods presented. We expect revenues and expenses to increase in future periods as we raise additional offering proceeds and use them to acquire additional investments.

FUNDS FROM OPERATIONS, FUNDS FROM OPERATIONS ADJUSTED FOR ACQUISITION EXPENSES, AND MODIFIED FUNDS FROM OPERATIONS

FOR THE PERIODS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Calculation of Funds from Operations
Net loss attributable to Company stockholders	$(1,993)	$(805)	$(4,841)	$(1,063)
Add:
Depreciation and amortization of real estate assets	6,321	1,528	11,555	2,572
Amortization of tenant improvement allowances	1	-	1	-
Less:
Noncontrolling interest	(1,323)	(703)	(2,634)	(1,183)
Funds from operations	$3,006	$20	$4,081	$326

Calculation of FFO Adjusted for Acquisition Expenses
Funds from operations	$3,006	$20	$4,081	$326
Add:
Acquisition expenses	3,152	1,041	5,666	1,319
Less:
Noncontrolling interest	-	(321)	-	(444)
FFO adjusted for acquisition expenses	$6,158	$740	$9,747	$1,201

Calculation of Modified Funds from Operations
FFO adjusted for acquisition expenses	$6,158	$740	$9,747	$1,201
Add:
Net amortization of above- and below-market leases	187	121	338	275
Less:
Straight-line rental income	(266)	(66)	(548)	(122)
Amortization of market debt adjustment	(295)	(13)	(459)	(13)
Change in fair value of derivative	(10)	-	(10)	-
Noncontrolling interest	47	(15)	115	(60)
Modified funds from operations	$5,821	$767	$9,183	$1,281

Weighted-average common shares outstanding - basic and diluted	37,692,167	4,731,230	27,626,407	3,927,656
Net loss per share - basic and diluted	$(0.05)	$(0.17)	$(0.18)	$(0.27)
FFO per share - basic and diluted	$0.08	$-	$0.15	$0.08
FFO adjusted for acquisition expenses per share - basic and diluted	$0.16	$0.16	$0.35	$0.31
MFFO per share - basic and diluted	$0.15	$0.16	$0.33	$0.33

Distributions

During the three months ended June 30, 2013, gross distributions paid were $4.7 million with $2.2 million being reinvested through the DRP for net cash distributions of $2.5 million. During the six months ended June 30, 2013, gross distributions paid were $7.1 million with $3.2 million being reinvested through the DRP for net cash distributions of $3.9 million. There were gross distributions of $2.7 million accrued and payable as of June 30, 2013.

Distributions for the six months ended June 30, 2013 accrued at an average daily rate of $0.00181776 per share of common stock. Distributions for the six months ended June 30, 2012 accrued at an average daily rate of $0.00178082 per share of common stock. Our net loss attributable to stockholders for the six months ended June 30, 2013 was $4.8 million, and net cash provided by operating activities was $8.6 million. Distributions paid of $7.1 million during the six months ended June 30, 2013 were funded from our cash provided by operating activities. Our cumulative gross distributions and net loss attributable to stockholders from inception through June 30, 2013 are $11.7 million and $11.3 million, respectively. We have funded our cumulative distributions, which includes net cash distributions and distributions reinvested by stockholders, with cash provided by operating activities, advances from Phillips Edison Sub-Advisor, and borrowings.

53

We expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by our intention to comply with REIT requirements of the Internal Revenue Code of 1986, as amended.

We may receive income from interest or rents at various times during our fiscal year and, because we may need funds from operations during a particular period to fund capital expenditures and other expenses, from time to time during our operational stage, we may declare distributions in anticipation of funds that we expect to receive during a later period. We would pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to borrowings to fund our distributions. To the extent that we pay distributions from sources other than our cash provided by operating activities, we will have fewer funds available for investment in properties, the overall return to our stockholders may be reduced, and subsequent investors may experience dilution.

Our distribution policy is not to use offering proceeds to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90.0% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Critical Accounting Policies

There have been no changes to our critical accounting policies during the six months ended June 30, 2013. For a summary of our critical accounting policies, refer to our Annual Report on Form 10-K for the year ended December 31, 2012.

Impact of Recently Issued Accounting Pronouncements—In October 2012, the Financial Accounting Standards Board (“FASB”) issued ASU 2012-04, Technical Corrections and Improvements. The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. ASU 2012-04 was effective for us as of January 1, 2013. The adoption of this pronouncement did not have a material impact on our condensed consolidated financial statements.

In February 2013, FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present significant amounts reclassified out of accumulated other comprehensive income by respective line items of net income if it is required to be reclassified to net income in its entirety. For other reclassified amounts, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. The provisions of ASU No. 2013-02 were effective for us on January 1, 2013, and are to be applied prospectively. As a result of the adoption of this pronouncement, we addressed the required disclosures in Note 10 to our condensed consolidated financial statements, Derivatives and Hedging Activities.

54

Experts

The following information replaces the disclosure in the prospectus under the heading “Experts.”

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Phillips Edison-ARC Shopping Center REIT Inc.’s Annual Report for the year ended December 31, 2012 on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Statements of Revenues and Certain Operating Expenses of Lakeside Plaza and Snow View Plaza for the year ended December 31, 2009, of St. Charles Plaza, Southampton Village, Centerpoint, Burwood Village Center, and Cureton Town Center for the year ended December 31, 2010, of Tramway Crossing, Westin Centre, The Village at Glynn Place, Vine Street Square, and Richmond Plaza for the year ended December 31, 2011 and of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Macland Pointe, Fairlawn Town Centre, Kleinwood Center, Murray Landing, and Vineyard Center for the year ended December 31, 2012, incorporated by reference in this prospectus from Phillips Edison – ARC Shopping Center REIT Inc.’s Current Reports on Form 8-K/A as filed with the SEC on February 22, 2011, on August 22, 2011, on December 27, 2011, on March 15, 2012, on May 4, 2012, on July 10, 2012, on August 8, 2012, on November 7, 2012, on April 3, 2013, and on May 8, 2013 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unmodified opinion and include an emphasis-of-matter paragraph referring to the purpose of the statement) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  You can access documents that are incorporated by reference into this prospectus at our website at http://www.PhillipsEdison-ARC.com (URL for documents: http://phx.corporate-ir.net/phoenix.zhtml?c=244048&p=irol-sec).  There is additional information about us, our advisor, our sub-advisor, and their affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-164313), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 7, 2013;

•	Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on March 8, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed with the SEC on May 9, 2013;

•	Current Report on Form 8-K filed with the SEC on July 15, 2013;

•	Current Report on Form 8-K filed with the SEC on July 9, 2013;

•	Current Report on Form 8-K filed with the SEC on July 1, 2013;

•	Current Report on Form 8-K filed with the SEC on June 28, 2013;

•	Current Report on Form 8-K filed with the SEC on June 20, 2013;

•	Current Report on Form 8-K filed with the SEC on June 6, 2013;

55

•	Current Report on Form 8-K filed with the SEC on June 5, 2013;

•	Current Report on Form 8-K filed with the SEC on June 3, 2013;

•	Current Report on Form 8-K/A filed with the SEC on May 8, 2013;

•	Current Report on Form 8-K filed with the SEC on April 25, 2013;

•	Current Report on Form 8-K filed with the SEC on April 8, 2013;

•	Current Report on Form 8-K/A filed with the SEC on April 3, 2013;

•	Current Report on Form 8-K filed with the SEC on April 2, 2013;

•	Current Report on Form 8-K filed with the SEC on March 25, 2013;

•	Current Report on Form 8-K filed with the SEC on March 22, 2013;

•	Current Report on Form 8-K/A filed with the SEC on February 19, 2013;

•	Current Report on Form 8-K filed with the SEC on February 4, 2013;

•	Current Report on Form 8-K filed with the SEC on February 4, 2013;

•	Current Report on Form 8-K filed with the SEC on January 31, 2013;

•	Current Report on Form 8-K filed with the SEC on January 28, 2013;

•	Current Report on Form 8-K filed with the SEC on January 22, 2013;

•	Current Report on Form 8-K filed with the SEC on January 18, 2013;

•	Current Report on Form 8-K filed with the SEC on January 14, 2013;

•	Current Report on Form 8-K filed with the SEC on January 4, 2013;

•	Current Report on Form 8-K filed with the SEC on January 3, 2013;

•	Current Report on Form 8-K/A filed with the SEC on November 7, 2012;

•	Current Report on Form 8-K/A filed with the SEC on August 8, 2012;

•	Current Report on Form 8-K/A filed with the SEC on July 10, 2012;

•	Current Report on Form 8-K/A filed with the SEC on May 4, 2012;

•	Current Report on Form 8-K/A filed with the SEC on March 15, 2012;

•	Current Report on Form 8-K/A filed with the SEC on December 27, 2011;

•	Current Report on Form 8-K/A filed with the SEC on August 22, 2011;

•	Current Report on Form 8-K/A filed with the SEC on February 22, 2011;

56

•	Registration Statement on Form 8-A12G (Reg. No. 000-54691) filed with the SEC on April 30, 2012; and

•	Definitive Proxy Statement in respect of our 2013 meeting of stockholders filed with the SEC on April 23, 2013.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write our dealer manager at:

Realty Capital Securities, LLC

Three Copley Place

Suite 3300

Boston, MA 02116

1-877-373-2522

www.rcsecurities.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

57

F-1

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
ASSETS
Investment in real estate:
Land	$170,360	$82,127
Building and improvements	440,895	209,048
Total investment in real estate assets	611,255	291,175
Accumulated depreciation and amortization	(15,958)	(7,317)
Total investment in real estate assets, net	595,297	283,858
Acquired intangible lease assets, net of accumulated amortization of $7,707 and $3,844, respectively	51,477	20,957
Cash and cash equivalents	61,934	7,654
Restricted cash	2,618	1,053
Accounts receivable, net of bad debt reserve of $169 and $69, respectively	6,219	2,707
Deferred financing expense, less accumulated amortization of $1,442 and $596, respectively	6,150	2,827
Derivative asset	981	-
Prepaid expenses and other	5,290	6,354
Total assets	$729,966	$325,410

LIABILITIES AND EQUITY
Liabilities:
Mortgages and loans payable	$210,437	$159,007
Acquired below market lease intangibles, less accumulated amortization of $1,509 and $811, respectively	10,611	4,892
Accounts payable	117	533
Accounts payable – affiliates	1,721	3,634
Accrued and other liabilities	12,347	5,073
Total liabilities	235,233	173,139
Commitments and contingencies (Note 9)	-	-
Equity:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, zero shares issued and outstanding at June 30, 2013 and December 31, 2012	$-	$-
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized, 55,069,341 and 13,801,251 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	551	138
Additional paid-in capital	476,167	118,238
Accumulated other comprehensive income	971	-
Accumulated deficit	(25,716)	(11,720)
Total stockholders’ equity	451,973	106,656
Noncontrolling interests	42,760	45,615
Total equity	494,733	152,271
Total liabilities and equity	$729,966	$325,410

See notes to condensed consolidated financial statements.

F-2

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIODS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$11,076	$2,456	$19,941	$4,211
Tenant recovery income	4,036	630	6,377	1,073
Other property income	52	19	83	36
Total revenues	15,164	3,105	26,401	5,320
Expenses:
Property operating	2,248	537	4,144	916
Real estate taxes	2,107	379	3,619	621
General and administrative	690	345	1,582	669
Acquisition expenses	3,152	1,041	5,666	1,319
Depreciation and amortization	6,321	1,528	11,555	2,572
Total expenses	14,518	3,830	26,566	6,097
Operating income (loss)	646	(725)	(165)	(777)
Other expense:
Interest expense, net	(2,287)	(478)	(4,387)	(869)
Other expense	(13)	-	(13)	-
Net loss	(1,654)	(1,203)	(4,565)	(1,646)
Net (income) loss attributable to noncontrolling interests	(339)	398	(276)	583
Net loss attributable to Company stockholders	$(1,993)	$(805)	$(4,841)	$(1,063)
Per share information - basic and diluted:
Net loss per share - basic and diluted	$(0.05)	$(0.17)	$(0.18)	$(0.27)
Weighted-average common shares outstanding - basic and diluted	37,692,167	4,731,230	27,626,407	3,927,656

Comprehensive loss:
Net loss	$(1,654)	$(1,203)	$(4,565)	$(1,646)
Other comprehensive income:
Change in unrealized gain on interest rate swaps, net	1,054	-	971	-
Comprehensive loss	(600)	(1,203)	(3,594)	(1,646)
Comprehensive (income) loss attributable to noncontrolling interests	(339)	398	(276)	583
Comprehensive loss attributable to Company stockholders	$(939)	$(805)	$(3,870)	$(1,063)

See notes to condensed consolidated financial statements.

F-3

PHILLIPS EDISON-ARC SHOPPING CENTER REIT INC.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

(In thousands, except share and per share amounts)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders'	Noncontrolling
	Shares	Amount	Capital	Income	Deficit	Equity	Interest	Total
Balance at January 1, 2012	2,658,159	$27	$17,980	$-	$(4,126)	$13,881	$13,304	$27,185
Issuance of common stock	2,864,829	29	28,400	-	-	28,429	-	28,429
Share repurchases	(2,500)	-	(25)	-	-	(25)	-	(25)
Dividend reinvestment plan (DRP)	35,995	-	342	-	-	342	-	342
Contributions from noncontrolling interests	-	-	-	-	-	-	21,204	21,204
Common distributions declared, $0.33 per share	-	-	-	-	(1,273)	(1,273)	-	(1,273)
Distributions to noncontrolling interests	-	-	-	-	-	-	(818)	(818)
Offering costs	-	-	(2,640)	-	-	(2,640)	-	(2,640)
Net loss	-	-	-	-	(1,063)	(1,063)	(583)	(1,646)
Balance at June 30, 2012	5,556,483	$56	$44,057	$-	$(6,462)	$37,651	$33,107	$70,758

Balance at January 1, 2013	13,801,251	$138	$118,238	$-	$(11,720)	$106,656	$45,615	$152,271
Issuance of common stock	40,967,594	410	405,847	-	-	406,257	-	406,257
Share repurchases	(37,680)	-	(374)	-	-	(374)	-	(374)
Dividend reinvestment plan (DRP)	338,176	3	3,210	-	-	3,213	-	3,213
Change in unrealized gain on interest rate swaps	-	-	-	971	-	971	-	971
Common distributions declared, $0.34 per share	-	-	-	-	(9,155)	(9,155)	-	(9,155)
Distributions to noncontrolling interests	-	-	-	-	-	-	(3,131)	(3,131)
Offering costs	-	-	(50,754)	-	-	(50,754)	-	(50,754)
Net (loss) income	-	-	-	-	(4,841)	(4,841)	276	(4,565)
Balance at June 30, 2013	55,069,341	$551	$476,167	$971	$(25,716)	$451,973	$42,760	$494,733

See notes to condensed consolidated financial statements.

F-4

PHILLIPS EDISON-ARC SHOPPING CENTER REIT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,565)	$(1,646)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,069	2,551
Net amortization of above- and below-market leases	338	275
Amortization of deferred financing costs	846	203
Change in fair value of derivative asset	(10)	-
Straight-line rental income	(548)	(122)
Changes in operating assets and liabilities:
Accounts receivable	(2,964)	(235)
Prepaid expenses and other	(248)	(173)
Accounts payable	(370)	(25)
Accounts payable – affiliates	(343)	(937)
Accrued and other liabilities	5,417	914
Net cash provided by operating activities	8,622	805

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions	(287,959)	(57,811)
Capital expenditures	(1,804)	(191)
Change in restricted cash	(1,565)	186
Net cash used in investing activities	(291,328)	(57,816)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	406,257	28,429
Redemptions of common stock	(374)	(25)
Payment of offering costs	(52,324)	(3,364)
Payments on mortgages and loans payable	(203,819)	(49,094)
Proceeds from mortgages and loans payable	198,509	66,841
Distributions paid, net of DRP	(3,930)	(791)
Contributions from noncontrolling interests	-	21,204
Distributions to noncontrolling interests	(3,139)	(910)
Payments of loan financing costs	(4,194)	(495)
Net cash provided by financing activities	336,986	61,795

NET INCREASE IN CASH AND CASH EQUIVALENTS	54,280	4,784

CASH AND CASH EQUIVALENTS:
Beginning of period	7,654	6,969

End of period	$61,934	$11,753

SUPPLEMENTAL CASHFLOW DISCLOSURE, INCLUDING NON-CASH INVESTING AND FINANCING ACTIVITIES:
Change in offering costs payable to sub-advisor	$(1,570)	$(724)
Distributions payable	2,012	140
Distributions payable – noncontrolling interests	(8)	(92)
Assumed debt	57,198	5,186
Accrued capital expenditures	154	-
Cash paid for interest	3,706	604
Distributions reinvested	3,213	342

See notes to condensed consolidated financial statements.

F-5

Phillips Edison—ARC Shopping Center REIT Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. ORGANIZATION

Phillips Edison—ARC Shopping Center REIT Inc. was formed as a Maryland corporation on October 13, 2009. Substantially all of our business is expected to be conducted through Phillips Edison—ARC Shopping Center Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership formed on December 3, 2009. We are a limited partner of the Operating Partnership, and our wholly owned subsidiary, Phillips Edison Shopping Center OP GP LLC, is the sole general partner of the Operating Partnership.

We are offering to the public, pursuant to a registration statement, $1.785 billion in shares of common stock on a “best efforts” basis in our initial public offering (“our initial public offering”). Our initial public offering consists of a primary offering of $1.5 billion in shares offered to investors at a price of $10.00 per share, with discounts available for certain categories of purchasers, and $285 million in shares offered to stockholders pursuant to a dividend reinvestment plan (the “DRP”) at a price of $9.50 per share. We have the right to reallocate the shares of common stock offered between the primary offering and the DRP. On June 24, 2013, we filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register a follow-on public offering. Pursuant to the registration statement, we propose to register 25,000,000 shares of our common stock in the primary portion of such follow-on offering. We also propose to register 2,500,000 shares of common stock pursuant to our dividend reinvestment plan. In connection with the filing of a follow-on offering registration statement, we have determined to continue offering shares in our current public offering beyond August 12, 2013. We currently intend to continue offering shares of common stock in our current offering until the earlier of (i) the sale of all $1.5 billion of shares in the primary offering, (ii) February 7, 2014, or (iii) the date the registration statement relating to our proposed follow-on offering is declared effective by the SEC. We may sell shares under the DRP beyond the termination of the primary offering until we have sold all the shares under the plan.

As of June 30, 2013, we had issued 55,069,341 shares of common stock since inception, including 493,988 shares issued through the DRP, generating gross cash proceeds of $545.2 million.

Our advisor is American Realty Capital II Advisors, LLC (the “Advisor”), a limited liability company that was organized in the State of Delaware on December 28, 2009 and that is indirectly wholly owned by AR Capital, LLC (formerly American Realty Capital II, LLC) (the “AR Capital sponsor”). Under the terms of the advisory agreement between the Advisor and us, the Advisor is responsible for the management of our day-to-day activities and the implementation of our investment strategy. The Advisor has delegated most of its duties under the advisory agreement, including the management of our day-to-day operations and our portfolio of real estate assets, to Phillips Edison NTR LLC (the “Sub-advisor”), which is indirectly wholly owned by Phillips Edison Limited Partnership (the “Phillips Edison sponsor”), pursuant to a sub-advisory agreement between the Advisor and the Sub-advisor. Notwithstanding such delegation to the Sub-advisor, the Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

We invest primarily in well-occupied grocery-anchored neighborhood and community shopping centers having a mix of creditworthy national and regional retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities that we determine are in the best interests of our stockholders. We expect that retail properties primarily would underlie or secure the real estate-related loans and securities in which we may invest. As of June 30, 2013, we owned fee simple interests in 46 real estate properties, 20 of which we owned through the Joint Venture (as defined below), acquired from third parties unaffiliated with us, the Advisor, or the Sub-advisor.

On September 20, 2011, we entered into a joint venture with a group of institutional international investors advised by CBRE Investors Global Multi Manager (each a “CBRE Investor”). The joint venture is in the form of PECO-ARC Institutional Joint Venture I, L.P., a Delaware limited partnership (the “Joint Venture”). We, through an indirectly wholly owned subsidiary, hold an approximate 54% interest in the Joint Venture. We serve as the general partner and manage the operations of the Joint Venture. The CBRE Investors hold the remaining approximate 46% interest. We contributed approximately $58.7 million, in the form of equity interests in six wholly owned real estate properties and cash, to the Joint Venture, and the CBRE Investors contributed $50.0 million in cash. As of June 30, 2013, the Joint Venture owns 20 grocery-anchored neighborhood and community shopping centers.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our condensed consolidated interim financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by management. As a result, these estimates are subject to a degree of uncertainty. There have been no changes to our significant accounting policies for the six months ended June 30, 2013. For a summary of our significant accounting policies, refer to our Annual Report on Form 10-K for the year ended December 31, 2012.

Investment Property and Lease Intangibles—Real estate assets we have acquired are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 5-7 years for furniture, fixtures and equipment, 15 years for land improvements and 30 years for buildings and building improvements. Tenant improvements are amortized over the shorter of the respective lease term or the expected useful life of the asset. Major replacements that extend the useful lives of the assets are capitalized, and maintenance and repair costs are expensed as incurred.

The results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. Estimates of future cash flows, estimates of replacement cost, and other valuation techniques that we believe are similar to those used by independent appraisers are used to allocate the purchase price of each identifiable asset acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities, such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations, mortgage notes payable and any goodwill or gain on purchase. Acquisition-related costs are expensed as incurred.

The fair values of buildings and improvements are determined on an as-if-vacant basis. The estimated fair value of acquired in-place leases is the cost we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases. We also include fixed rate renewal options in our calculation of the fair value of below-market leases and the periods over which such leases are amortized. If a tenant has a unilateral option to renew a below-market lease, we include such an option in the calculation of the fair value of such lease and the period over which the lease is amortized if we determine that the tenant has a financial incentive to exercise such option.

Management estimates the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable as an adjustment to interest expense.

Derivative Instruments and Hedging Activities—At times, we may use derivative instruments to manage exposure to variable interest rate risk. We generally enter into interest rate swaps to manage such risk. We enter into derivative instruments that qualify as cash flow hedges, and we do not enter into derivative instruments for speculative purposes. The interest rate swaps associated with our cash flow hedges are recorded at fair value on a recurring basis. We assess effectiveness of our cash flow hedges both at inception and on an ongoing basis. The effective portion of changes in fair value of the interest rate swaps associated with our cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into interest expense as interest is incurred on the related variable rate debt. Our cash flow hedges become ineffective if critical terms of the hedging instrument and the debt instrument do not perfectly match, such as notional amounts, settlement dates, reset dates, calculation period and LIBOR rate. When ineffectiveness exists, the ineffective portion of changes in fair value of the interest rate swaps associated with our cash flow hedges is recognized in earnings in the period affected. In addition, we evaluate the default risk of the counterparty by monitoring the credit worthiness of the counterparty. Derivative instruments and hedging activities require management to make judgments on the nature of its derivatives and their effectiveness as hedges. These judgments determine if the changes in fair value of the derivative instruments are reported in the condensed consolidated statements of operations and comprehensive loss as a component of net loss or as a component of comprehensive income and as a component of stockholders' equity on the consolidated balance sheets. While management believes its judgments are reasonable, a change in a derivative's effectiveness as a hedge could materially affect expenses, net income and equity.

F-7

Revenue Recognition—We commence revenue recognition on our leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If we conclude that we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduces revenue recognized over the term of the lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. We consider a number of different factors in evaluating whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:

•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retains legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease; and

•	who constructs or directs the construction of the improvements.

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts receivable. Due to the impact of the straight-line basis, rental income generally will be greater than the cash collected in the early years and will be less than the cash collected in the later years of a lease. Our policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. We periodically review the collectability of outstanding receivables. Allowances will be taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period in which the applicable expenses are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to materially differ from the estimated reimbursements.

We record lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, collectability is reasonably assured and the tenant is no longer occupying the property. Upon early lease termination, we provide for losses related to unrecovered tenant-specific intangibles and other assets.

Income Taxes—We have elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Our qualification and taxation as a REIT depends on our ability, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Code. If we fail to qualify as a REIT for any reason in a taxable year, we will be subject to tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Noncontrolling Interests—Noncontrolling interests in the consolidated balance sheets represent the economic equity interests of the Joint Venture that are not owned by us. Noncontrolling interests in the condensed consolidated statements of equity represent contributions, distributions and allocated earnings attributed to the CBRE Investors. Noncontrolling interests in earnings of the Joint Venture in the condensed consolidated statements of operations and comprehensive loss represents income or losses allocated to noncontrolling interests based on the economic ownership percentage of the consolidated Joint Venture held by these investors.

F-8

Earnings Per Share—Earnings per share are calculated based on the weighted-average number of common shares outstanding during each period. Diluted earnings per share considers the effect of any potentially dilutive share equivalents, of which we had none for the three and six months ended June 30, 2013 and 2012.

There were 163,617 and zero Class B units of the Operating Partnership outstanding and held by the Advisor and the Sub-advisor as of June 30, 2013 and 2012, respectively, that were excluded from diluted net loss per share computations as their effect would have been antidilutive.

Impact of Recently Issued Accounting Pronouncements—In October 2012, the Financial Accounting Standards Board (“FASB”) issued ASU 2012-04, Technical Corrections and Improvements. The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. ASU 2012-04 was effective for us as of January 1, 2013. The adoption of this pronouncement did not have a material impact on our condensed consolidated financial statements.

In February 2013, FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present significant amounts reclassified out of accumulated other comprehensive income by respective line items of net income if it is required to be reclassified to net income in its entirety. For other reclassified amounts, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. The provisions of ASU No. 2013-02 were effective for us on January 1, 2013, and are to be applied prospectively. As a result of the adoption of this pronouncement, we addressed the required disclosures in Note 10, Derivatives and Hedging Activities.

3. EQUITY

General—We have the authority to issue a total of 1,000,000,000 shares of common stock with a par value of $0.01 per share and 10,000,000 shares of preferred stock, $0.01 par value per share. As of June 30, 2013, we had issued 55,069,341 shares of common stock generating gross cash proceeds of $545.2 million, and we had issued no shares of preferred stock. The holders of shares of the common stock are entitled to one vote per share on all matters voted on by stockholders, including election of the board of directors. Our charter does not provide for cumulative voting in the election of directors.

Dividend Reinvestment Plan—We have adopted the DRP that allows stockholders to have distributions invested in additional shares of our common stock at a price equal to $9.50 per share. Stockholders who elect to participate in the DRP, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Distributions reinvested through the DRP for the three months ended June 30, 2013 and 2012, were $2,196,000 and $218,000, respectively. Distributions reinvested through the DRP for the six months ended June 30, 2013 and 2012, were $3,213,000 and $342,000, respectively.

Share Repurchase Program—Our share repurchase program may provide a limited opportunity for stockholders to have shares of common stock repurchased, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price paid for the shares being repurchased.

Repurchase of shares of common stock will be made monthly upon written notice received by us at least five days prior to the end of the applicable month. Stockholders may withdraw their repurchase request at any time up to five business days prior to the repurchase date.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. If the board of directors decides to amend, suspend or terminate the share repurchase program, stockholders will be provided with no less than 30 days’ written notice. During the three and six months ended June 30, 2013, there were 37,680 shares repurchased for $373,724 under the share repurchase program for an average repurchase price of $9.92 per share. During the three and six months ended June 30, 2012, there were 2,500 shares repurchased for $24,625 under the share repurchase program for an average repurchase price of $9.85 per share.

F-9

2010 Long-Term Incentive Plan—We have adopted a 2010 Long-Term Incentive Plan which may be used to attract and retain officers, advisors, and consultants. We have not issued any shares under this plan as of June 30, 2013.

2010 Independent Director Stock Plan—We have also adopted an Amended and Restated 2010 Independent Director Stock Plan which may be used to offer independent directors an opportunity to participate in our growth through awards of shares of restricted common stock subject to time-based vesting. We have not issued any shares under this plan as of June 30, 2013.

4. FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurement (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement. Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

Level 3—Unobservable inputs, only used to the extent that observable inputs are not available, reflect our assumptions about the pricing of an asset or liability.

The following describes the methods we use to estimate the fair value of our financial and non-financial assets and liabilities:

Cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses—We consider the carrying values of these financial instruments to approximate fair value because of the short period of time between origination of the instruments and their expected realization.

Real estate investments—The purchase prices of the investment properties, including related lease intangible assets and liabilities, were allocated at estimated fair value based on Level 3 inputs, such as discount rates, capitalization rates, comparable sales, replacement costs, income and expense growth rates and current market rents and allowances as determined by management.

Mortgage loans payable —We estimate the fair value of our debt by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments of comparable maturities by our lenders using Level 3 inputs. The discount rates used approximate current lending rates for loans or groups of loans with similar maturities and credit quality, ranging from 2.45% to 2.70% for secured variable rate debt, and 4.75% for secured fixed rate debt, as of June 30, 2013, assuming the debt is outstanding through maturity and considering the debt’s collateral (if applicable). We have utilized market information as available or present value techniques to estimate the amounts required to be disclosed. The fair values and recorded values of our borrowings as of June 30, 2013, were $207.5 million and $210.4 million, respectively. The fair values and recorded values of our borrowings as of December 31, 2012, were $158.7 million and $159.0 million, respectively.

Derivative instruments — As of June 30, 2013, we are a party to one interest rate swap agreement with a notional amount of $50.0 million that is measured at fair value on a recurring basis. The interest rate swap agreement effectually fixes the variable interest rate of a $50.0 million portion of our secured credit facility at 3.05% through December 2017.

The fair value of the interest rate swap agreement is based on the estimated amount we would receive or pay to terminate the contract at the reporting date and is determined using interest rate pricing models and interest rate related observable inputs. The fair value of our interest rate swap at June 30, 2013 was an asset of $981,000 and is included in derivative asset on our condensed consolidated balance sheet. Although we have determined that the significant inputs used to value our derivative fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our counterparties and our own credit risk utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. However, as of June 30, 2013, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative position and have determined that the credit valuation adjustments are not significant to the overall valuation of our derivative. As a result, we have determined that our derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

F-10

Considerable judgment is necessary to develop estimated fair values of financial and non-financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize on disposition of the financial assets and liabilities.

A summary of our financial asset that is measured at fair value on a recurring basis, by level within the fair value hierarchy is as follows (amounts in thousands):

	June 30, 2013				December 31, 2012
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Interest rate swap	$-	$981	$-	$981	$-	$-	$-	$-

5. REAL ESTATE ACQUISITIONS

For the six months ended June 30, 2013, we acquired all of the interests in 20 grocery-anchored retail centers for a combined purchase price of approximately $346.4 million, including $54.4 million of assumed debt with a fair value of $57.2 million. The following tables present certain additional information regarding our material acquisitions in the Atlanta Portfolio, the March 21st Portfolio (which is comprised of Kleinwood Center, Murray Landing, and Vineyard Center), Northcross, Fairlawn Town Centre, and the remaining properties which were deemed immaterial when acquired but are material in the aggregate. We allocated the purchase price of these acquisitions to the fair value of the assets acquired and lease liabilities assumed as follows (amounts in thousands):

		Building and	In-Place	Above-Market	Below-Market
Acquisition	Land	Improvements	Leases	Leases	Leases	Total

Atlanta Portfolio(1)	$17,516	$48,401	$3,195	$1,376	$(838)	$69,650
March 21st Portfolio(2)	12,139	35,058	3,227	1,731	(154)	52,001
Northcross	27,885	28,467	7,443	324	(2,619)	61,500
Fairlawn Town Centre	7,179	32,223	2,478	929	(610)	42,199
Other(3)	23,515	86,076	11,818	1,862	(2,196)	121,075

Total	$88,234	$230,225	$28,161	$6,222	$(6,417)	$346,425

(1)	The Atlanta portfolio consists of the acquisition of seven properties in the Atlanta, Georgia region (The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, and Macland Pointe) in two related transactions in January and February of 2013.
(2)	The March 21st portfolio consists of the acquisition of three properties (Kleinwood Center, Murray Landing and Vineyard Center) in a single transaction on March 21, 2013.
(3)	The other acquisition represents the remaining, individually immaterial properties acquired during the six months ended June 30, 2013 that are material in the aggregate.

F-11

The amounts recognized for revenues, acquisition expenses and net income (loss) from each respective acquisition date to June 30, 2013 related to the operations of our material acquisitions are as follows (amounts in thousands):

Acquisition	Acquisition Date	Revenues	Acquisition Expenses	Net Income (Loss)

Atlanta Portfolio(1)	1/15/2013 and 2/13/2013	$3,219	$1,118	$(393)
March 21st Portfolio(2)	3/21/2013	1,662	769	(904)
Northcross	6/24/2013	109	702	(742)
Fairlawn Town Centre	1/30/2013	2,222	560	7
Other(3)		1,010	2,326	(2,378)

Total		$8,222	$5,475	$(4,410)

(1)	The Atlanta portfolio consists of the acquisition of seven properties in the Atlanta, Georgia region (The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, and Macland Pointe) in two related transactions in January and February of 2013.
(2)	The March 21st portfolio consists of the acquisition of three properties (Kleinwood Center, Murray Landing, and Vineyard Center) in a single transaction on March 21, 2013.
(3)	The other acquisition represents the remaining, individually immaterial properties acquired during the six months ended June 30, 2013 that are material in the aggregate.

Additionally, we assumed a $450,000 liability to remediate an environmental issue at Kleinwood Center. We also received from the seller a $450,000 credit at the closing of the purchase of Kleinwood Center to cover the costs of such remediation.

The following information summarizes selected financial information from our combined results of operations, as if all of our acquisitions for 2012 and 2013 had been acquired on January 1, 2012.

We estimated that revenues, on a pro forma basis, for the three months ended June 30, 2013 and 2012, would have been approximately $18.7 million and $17.2 million, respectively, and our net income attributable to our stockholders, on a pro forma basis excluding acquisition expenses, would have been approximately $2.5 million and $0.6 million, respectively. The pro forma net income per share excluding acquisition expenses would have been $0.06 and $0.02, respectively, for the three months ended June 30, 2013 and 2012.

We estimated that revenues, on a pro forma basis, for the six months ended June 30, 2013 and 2012, would have been approximately $36.2 million and $34.3 million, respectively, and our net income attributable to our stockholders, on a pro forma basis excluding acquisition expenses, would have been approximately $3.6 million and $1.5 million, respectively. The pro forma net income per share excluding acquisition expenses would have been $0.10 and $0.04, respectively, for the six months ended June 30, 2013 and 2012.

This pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of the period, nor does it purport to represent the results of future operations.

F-12

6. ACQUIRED INTANGIBLE ASSETS

Acquired intangible lease assets consisted of the following (in thousands):

	June 30,	December 31,
	2013	2012

Acquired in-place leases, net of accumulated amortization of $5,137 and $2,310, respectively	$40,989	$15,655
Acquired above-market leases, net of accumulated amortization of $2,570 and $1,534, respectively	10,488	5,302

Total	$51,477	$20,957

Amortization expense recorded on the intangible assets for the three months ended June 30, 2013 and 2012 was $2,123,000 and $599,000, respectively. Amortization expense recorded on the intangible assets for the six months ended June 30, 2013 and 2012 was $3,863,000 and $1,050,000, respectively.

Estimated future amortization expense of the respective acquired intangible lease assets as of June 30, 2013 is as follows (in thousands):

Year	In-Place Leases	Above Market Leases

July 1 to December 31, 2013	$3,612	$1,166
2014	7,436	2,385
2015	6,535	2,133
2016	5,574	1,571
2017	4,318	1,142
2018 and thereafter	13,514	2,091

Total	$40,989	$10,488

The weighted-average amortization periods for acquired in-place lease and above-market lease intangibles are nine years and six years, respectively.

7. MORTGAGES AND LOANS PAYABLE

As of June 30, 2013, we had approximately $210.4 million of outstanding mortgage notes payable, inclusive of a below-market assumed debt adjustment of $4.3 million. As of December 31, 2012, we had approximately $159.0 million of outstanding mortgage notes payable, inclusive of a below-market assumed debt adjustment of $1.9 million. Each mortgage note payable is secured by the respective property on which the debt was placed. Certain of the mortgage notes allow us to generally make additional principal payments on the loan and draw those amounts back, not to exceed the initial loan amount, as needed. As of June 30, 2013 and December 31, 2012, the weighted-average interest rate for the loans was 4.20% and 3.58%, respectively.

As of June 30, 2013, excluding the below-market debt adjustment, we hold $106.3 million of our debt obligations through the Joint Venture, in which we have a 54% interest, and we hold $99.8 million of our debt obligations directly. We also have a $265.0 million secured revolving credit facility, which may be expanded to $300.0 million, with an outstanding principal balance of $30.0 million as of June 30, 2013, from which we may draw funds to pay certain long-term debt obligations as they mature. Of the amount outstanding on our mortgage notes payable at June 30, 2013, $21.9 million is for loans which mature in 2013, and we have one-year extension options on each of such loans, subject to extension fees and compliance with loan covenants. As of June 30, 2013 and December 31, 2012, our leverage ratio, or the ratio of total debt, less cash and cash equivalents, to total real estate investments, at cost, was approximately 22.1% and 48.5% respectively.

F-13

During the six months ended June 30, 2013, in conjunction with our acquisition of four real estate properties, we assumed debt of $54.4 million with a fair value of $57.2 million. During the six months ended June 30, 2012, in conjunction with our acquisition of Meadowthorpe, we assumed debt of $5.0 million with a fair value of $5.2 million. The assumed debt market adjustment will be amortized over the remaining life of the loans. The amortization recorded on the assumed below-market debt adjustment was $294,000 and $13,000 for the three months ended June 30, 2013 and 2012, respectively. The amortization recorded on the assumed below-market debt adjustment was $458,000 and $13,000 for the six months ended June 30, 2013 and 2012, respectively.

The following is a summary of our debt obligations as of June 30, 2013 and December 31, 2012 (in thousands):

	June 30, 2013		December 31, 2012
	Outstanding	Maximum	Outstanding	Maximum
	Principal	Borrowing	Principal	Borrowing
	Balance	Capacity	Balance	Capacity

Fixed rate mortgages payable(1)	$97,724	$97,724	$43,934	$43,934
Variable rate mortgages payable	78,446	88,611	76,424	89,475
Secured credit facility - fixed rate(2)	30,000	50,000	-	-
Secured credit facility - variable rate(2)	-	93,146	36,709	40,000
Unsecured credit facility	-	-	-	10,000
Assumed below-market debt adjustment	4,267	N/A	1,940	N/A

Total	$210,437	$329,481	$159,007	$183,409

(1)	Due to the non-recourse nature of certain mortgages, the assets and liabilities of the following properties are neither available to pay the debts of the consolidated limited liability companies nor constitute obligations of the consolidated limited liability companies: Baker Hill Station LLC, Broadway Station LLC, Northridge Station LLC, Kleinwood Station LLC, Murray Station LLC, Vineyard Station LLC, and Sunset Center Station LLC. The outstanding principal balance of these non-recourse mortgages as of June 30, 2013 was $76,156.
(2)	The interest rate on $50,000 of the amount available under our secured credit facility is effectually fixed at 3.05% through December 2017 by an interest rate swap agreement (See Notes 4 and 10). The maximum borrowing capacity under our secured credit facility is determined based on the properties securing the amounts outstanding under the facility at the time of calculation.

F-14

Below is a listing of the mortgage loans payable with their respective principal payment obligations (in thousands) and weighted-average interest rates:

	2013(1)	2014	2015	2016	2017	Thereafter	Total

Maturing debt:(2)
Fixed rate mortgages payable	$762	$17,633	$18,419	$10,296	$43,469	$7,145	$97,724
Variable rate mortgages payable	22,123	650	650	14,650	33,573	6,800	78,446
Secured credit facility - fixed rate(3)	-	-	30,000	-	-	-	30,000
Total maturing debt	$22,885	$18,283	$49,069	$24,946	$77,042	$13,945	$206,170

Weighted-average interest rate on debt:
Fixed rate mortgages payable(4)	6.7%	7.4%	5.4%	6.0%	5.3%	6.1%	5.8%
Variable rate mortgages payable	2.8%	2.4%	2.4%	2.7%	2.4%	2.3%	2.5%
Secured credit facility - fixed rate(3)	-	-	3.1%	-	-	-	3.1%
Total	2.9%	7.3%	3.9%	4.1%	4.0%	4.2%	4.2%

(1)	Includes only July 1, 2013 through December 31, 2013.
(2)	The debt maturity table does not include any below-market debt adjustment, of which $4,267, net of accumulated amortization was outstanding as of June 30, 2013.
(3)	The interest rate on $50,000 of the amount available under our secured credit facility is effectually fixed at 3.05% through December 2017 by an interest rate swap agreement (See Notes 4 and 10).
(4)	A portion of the fixed rate debt represents loans assumed as part of certain acquisitions. These loans typically have higher interest rates than interest rates associated with new debt.

As of June 30, 2013, we believe we were in compliance with all debt covenants.

8. ACQUIRED BELOW-MARKET LEASE INTANGIBLES

Acquired below-market lease intangibles consisted of the following (in thousands):

	June 30,	December 31,
	2013	2012

Acquired below-market leases, net of accumulated amortization of $1,509 and $811, respectively	$10,611	$4,892

Amortization recorded on the intangible liabilities for the three months ended June 30, 2013 and 2012 was $374,000 and $119,000, respectively. Amortization recorded on the intangible liabilities for the six months ended June 30, 2013 and 2012 was $698,000 and $192,000, respectively.

Estimated future amortization income of the intangible lease liabilities as of June 30, 2013 is as follows (in thousands):

Year	Below Market Leases

July 1 to December 31, 2013	$852
2014	1,663
2015	1,426
2016	1,248
2017	922
2018 and thereafter	4,500

Total	$10,611

The weighted-average amortization period for below market lease intangibles is 12 years.

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9. COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may become subject to litigation or claims. There are no material legal proceedings pending, or known to be contemplated, against us.

Environmental Matters

In connection with the ownership and operation of real estate, we may be potentially liable for costs and damages related to environmental matters. We have not been notified by any governmental authority of any non-compliance, liability or other claim, and we are not aware of any other environmental condition that we believe will have a material impact on our condensed consolidated financial statements.

Operating Lease

We lease land under a long-term lease at one property, which was acquired in 2011. Total rental expense for the lease was $5,000 for the three months ended June 30, 2013 and 2012. Total rental expense for the lease was $10,000 and $9,000 for the six months ended June 30, 2013 and 2012, respectively. Minimum rental commitments under the noncancelable term of the lease as of June 30, 2013 are as follows: (i) July 1 to December 31, 2013, $10,000; (ii) 2014, $20,000; (iii) 2015, $20,000; (iv) 2016, $20,000; and (v) 2017, $17,000.

10. DERIVATIVES AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives

We are exposed to certain risk arising from both our business operations and economic conditions. We principally manage our exposures to a wide variety of business and operational risks through management of our core business activities. We manage economic risks, including interest rate risk, primarily by managing the amount, sources, and duration of our debt funding and the use of derivative financial instruments. Specifically, we enter into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. Our derivative financial instruments are used to manage differences in the amount, timing, and duration of our known or expected cash receipts and our known or expected cash payments principally related to our investments and borrowings.

Cash Flow Hedges of Interest Rate Risk

Our objectives in using interest rate derivatives are to add stability to interest expense and to manage our exposure to interest rate movements. To accomplish this objective, we primarily use interest rate swaps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for our making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2013, such derivatives were used to hedge the variable cash flows associated with certain variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the three and six months ended June 30, 2013, we recorded a gain of $16,000 due to a notional mismatch between the debt and swap.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt. We estimate that an additional $0.3 million will be reclassified from accumulated other comprehensive income as an increase to interest expense over the next 12 months. During the three and six months ended June 30, 2013, we accelerated the reclassification of amounts in other comprehensive income to earnings as a result of the hedged forecasted transactions in the near term becoming probable not to occur. The accelerated amounts were a loss of $6,000.

F-16

Tabular Disclosure of the Effect of Derivative Instruments on the Condensed Consolidated Statements of Operations and Comprehensive Loss

The tables below present the effect of our derivative financial instruments on the Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and six months ended June 30, 2013 (amounts in thousands). We had no derivatives in 2012.

	Three Months Ended	Six Months Ended
Derivatives in Cash Flow Hedging Relationships (Interest Rate Swap)	June 30, 2013	June 30, 2013
Amount of gain (loss) recognized in other comprehensive income on derivative	$973	$890
Amount of gain (loss) reclassified from accumulated other comprehensive income into interest expense	(81)	(81)
Amount of gain (loss) recognized in income on derivative (ineffective portion, reclassifications of missed forecasted transactions and amounts excluded from effectiveness testing)	10	10

Credit-risk-related Contingent Features

We have an agreement with our derivative counterparty that contains a provision where if we either default or are capable of being declared in default on any of our indebtedness, then we could also be declared in default on our derivative obligations.

As of June 30, 2013, the derivative is not in a liability position and we have not posted any collateral related to this agreement or were in breach of any agreement provisions.

11. RELATED PARTY TRANSACTIONS

Advisory Agreement—Pursuant to our advisory agreement, the Advisor is entitled to specified fees for certain services, including managing our day-to-day activities and implementing our investment strategy. The Advisor has entered into a sub-advisory agreement with the Sub-advisor, which manages our day-to-day affairs and our portfolio of real estate investments, subject to the board’s supervision and certain major decisions requiring the consent of both the Advisor and Sub-advisor. The expenses to be reimbursed to the Advisor and Sub-advisor will be reimbursed in proportion to the amount of expenses incurred on our behalf by the Advisor and Sub-advisor, respectively.

Organization and Offering Costs—Under the terms of the advisory agreement, we are to reimburse on a monthly basis the Advisor, the Sub-advisor or their respective affiliates for cumulative organization and offering costs and future organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not exceed 1.5% of gross offering proceeds over the life of our initial public offering. As of June 30, 2013, the Advisor, Sub-advisor and their affiliates have charged us approximately $20.5 million of organization and offering costs, and we have reimbursed $19.1 million of such costs, resulting in a net payable of $1.4 million. As of December 31, 2012, the Advisor, Sub-advisor and their affiliates had charged us approximately $7.2 million of organization and offering costs, and we had reimbursed $4.2 million of such costs, resulting in a net payable of $3.0 million.

Acquisition Fee—We pay the Advisor an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to 1.0% of the cost of investments we acquire or originate, including any debt attributable to such investments. We incurred acquisition fees payable to the Advisor, Sub-advisor and their affiliates of $1,842,000 and $272,000, respectively, for the three months ended June 30, 2013 and 2012 in connection with our property acquisitions. We incurred acquisition fees payable to the Advisor, Sub-advisor and their affiliates of $3,490,000 and $336,000, respectively, for the six months ended June 30, 2013 and 2012 in connection with our property acquisitions. The amount of these acquisition fees outstanding and payable by us as of June 30, 2013 and December 31, 2012 was $0 and $191,000, respectively.

Asset Management Fee— On February 4, 2013, we and the Operating Partnership entered into an Amended and Restated Advisory Agreement (the “A&R Advisory Agreement”) with the Advisor. The A&R Advisory Agreement provides that the asset management compensation structure contemplated in the previous advisory agreement between us and the Advisor (as discussed above) is eliminated effective October 1, 2012. Instead, we issue to the Advisor on a quarterly basis performance-based restricted partnership units of the Operating Partnership designated as “Class B units.” The Class B units will vest, and will no longer be subject to forfeiture, at such time as all of the following events occur: (x) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the A&R Advisory Agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing event; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to us (the “service condition”). Such Class B units will be forfeited immediately if: (a) the A&R Advisory Agreement is terminated for cause; or (b) the A&R Advisory Agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met. The Class B units are participating securities that receive distributions at the same rates and dates as the distributions paid to our common stockholders. These distributions are calculated as the product of the number of unvested units issued to date and the stated distribution rate at the time such distribution is authorized. Distributions for outstanding unvested units incurred during the three and six months ended June 30, 2013 totaled $24,000 and $28,000, respectively.

F-17

On February 13, 2013, the Operating Partnership issued 59,245 Class B units to the Advisor under the A&R Advisory Agreement for the asset management services performed by the Advisor during the period from October 1, 2012 to December 31, 2012. On April 18, 2013, the Operating Partnership issued 104,372 Class B units to the Advisor under the A&R Advisory Agreement for the asset management services performed by the Advisor during the period from January 1, 2013 to March 31, 2013. These Class B units will not vest until the conditions referenced above have been met.

Prior to October 1, 2012, we paid the Advisor an asset management fee for the asset management services it provides pursuant to the advisory agreement. The asset management fee, payable monthly in arrears (based on assets we held during the previous month) was equal to 0.08333% of the sum of the cost of all real estate and real estate-related investments we owned and of our investments in joint ventures, including certain expenses and any debt attributable to such investments. However, the Advisor reimbursed all or a portion of the asset management fee for any applicable period to the extent that as of the date of the payment, our modified funds from operations (as defined in accordance with the then-current practice guidelines issued by the Investment Program Association with an additional adjustment to add back capital contribution amounts received from the Sub-advisor or an affiliate thereof, without any corresponding issuance of equity to the Sub-advisor or its affiliate), during the quarter were not at least equal to our declared distributions during the quarter. We could not avoid payment of an asset management fee by raising our distribution rate beyond $0.65 per share on an annualized basis.

The CBRE Investors continue to pay asset management fees in cash pursuant to the advisory agreement between the Joint Venture and the Advisor (the “JV Advisory Agreement”). Total asset management fees incurred under the JV Advisory Agreement for the three months ended June 30, 2013 and 2012 were $249,000 and $298,000, respectively, with $0 and $160,000 of these fees being waived or reimbursed by the Advisor and Sub-advisor. For the three months ended June 30, 2013 and 2012, the net asset management fees of $249,000 and $138,000, respectively, were paid by the CBRE Investors to the Advisor and Sub-advisor. Total asset management fees incurred under the JV Advisory Agreement for the six months ended June 30, 2013 and 2012 were $498,000 and $515,000, respectively, with $0 and $278,000 of these fees being waived or reimbursed by the Advisor and Sub-advisor. For the six months ended June 30, 2013 and 2012, the net asset management fees of $498,000 and $237,000, respectively, were paid by the CBRE Investors to the Advisor and Sub-advisor. The amount of these asset management fees outstanding and payable by the CBRE Investors as of June 30, 2013 and December 31, 2012 was $249,000 and $248,000, respectively.

Financing Fee—We pay the Advisor or Sub-advisor a financing fee equal to 0.75% of all amounts made available under any loan or line of credit. We incurred financing fees payable to the Advisor, Sub-advisor and their affiliates of $137,000 and $78,000 for the three months ended June 30, 2013 and 2012, respectively. We incurred financing fees payable to the Advisor, Sub-advisor and their affiliates of $2,095,000 and $78,000 for the six months ended June 30, 2013 and 2012, respectively. There were no financing fees outstanding and payable as of June 30, 2013 and December 31, 2012.

Disposition Fee—For substantial assistance by the Advisor, Sub-advisor or any of their affiliates in connection with the sale of properties or other investments, we will pay the Advisor or its assignee 2.0% of the contract sales price of each property or other investment sold. The conflicts committee will determine whether the Advisor, Sub-advisor or their respective affiliates have provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the Advisor’s or Sub-advisor’s preparation of an investment package for the property (including an investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the Advisor or Sub-advisor in connection with a sale. However, if we sell an asset to an affiliate, our organizational documents will prohibit us from paying the Advisor a disposition fee. There were no disposition fees incurred during the three and six months ended June 30, 2013 and 2012, as we did not sell any of our properties during such periods.

F-18

General and Administrative Expenses—As of June 30, 2013 and December 31, 2012, we owed the Advisor, Sub-advisor and their affiliates $31,000 and $2,000 for general and administrative expenses paid on our behalf, respectively. As of June 30, 2013, the Advisor, Sub-advisor and their affiliates have not allocated any portion of their employees’ salaries to general and administrative expenses.

Subordinated Participation in Net Sales Proceeds—The Operating Partnership will pay to PE-ARC Special Limited Partner, LLC (the “Special Limited Partner”) a subordinated participation in the net sales proceeds of the sale of real estate assets equal to 15.0% of remaining net sales proceeds after return of capital contributions to stockholders plus payment to investors of a 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by stockholders. The Advisor has a 15.0% interest and the Sub-advisor has an 85.0% interest in the Special Limited Partner. No sales of real estate assets occurred in the three and six months ended June 30, 2013 and 2012.

Subordinated Incentive Listing Distribution—The Operating Partnership will pay to the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the market value of all of our issued and outstanding common stock plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 7.0% cumulative, pre-tax non-compounded annual return to stockholders.

Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in the net sales proceeds and the subordinated incentive listing distribution. No subordinated incentive listing distribution was payable for the three and six months ended June 30, 2013 and 2012.

Subordinated Distribution Upon Termination of the Advisor Agreement—Upon termination or non-renewal of the A&R Advisory Agreement, the Special Limited Partner shall be entitled to a subordinated termination distribution in the form of a non-interest bearing promissory note equal to 15.0% of the amount by which the cost of our assets plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 7.0% cumulative, pre-tax non-compounded annual return to stockholders. In addition, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Property Manager—All of our real properties are managed and leased by Phillips Edison & Company Ltd. (the “Property Manager”), an affiliated property manager. The Property Manager is wholly owned by our Phillips Edison sponsor and was organized on September 15, 1999. The Property Manager also manages real properties acquired by the Phillips Edison affiliates or other third parties.

We pay to the Property Manager monthly property management fees equal to 4.5% of the gross cash receipts of the properties managed by the Property Manager. In the event that we contract directly with a non-affiliated third-party property manager with respect to a property, we will pay the Property Manager a monthly oversight fee equal to 1.0% of the gross revenues of the property managed. In addition to the property management fee or oversight fee, if the Property Manager provides leasing services with respect to a property, we will pay the Property Manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. We will reimburse the costs and expenses incurred by the Property Manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party accountants.

If we engage the Property Manager to provide construction management services with respect to a particular property, we will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

The Property Manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Sub-advisor or certain of its affiliates. The Property Manager also directs the purchase of equipment and supplies and will supervise all maintenance activity.

F-19

Transactions involving the Property Manager consisted of the following (in thousands):

	For the Three Months Ended		For the Six Months Ended		Unpaid Amount as of
	June 30,		June 30,		June 30,	December 31,
	2013	2012	2013	2012	2013	2012

Property management fees	$575	$125	$1,033	$238	$199	$112
Leasing commissions	279	43	467	86	69	96
Construction management fees	53	2	76	10	15	18
Other fees and reimbursements	144	34	262	56	(284)	(20)

Total	$1,051	$204	$1,838	$390	$(1)	$206

Dealer Manager—Our dealer manager is Realty Capital Securities, LLC (the “Dealer Manager”). The Dealer Manager is a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and was organized on August 29, 2007. The Dealer Manager is indirectly wholly owned by our AR Capital sponsor and provides certain sales, promotional and marketing services in connection with the distribution of the shares of common stock offered under our initial public offering. Excluding shares sold pursuant to the “friends and family” program, the Dealer Manager is generally paid a sales commission equal to 7.0% of the gross proceeds from the sale of shares of the common stock sold in the primary offering and a dealer manager fee equal to 3.0% of the gross proceeds from the sale of shares of the common stock sold in the primary offering. The Dealer Manager typically reallows 100% of the selling commissions and a portion of the dealer manager fee to participating broker-dealers.

Selling commissions incurred during the three months ended June 30, 2013 were $20,662,000, all of which was reallowed to participating broker-dealers. Dealer manager fees incurred during the three months ended June 30, 2013 were $8,672,000, of which $3,218,000 was reallowed to participating broker-dealers. Selling commissions incurred during the three months ended June 30, 2012 were $1,139,000, all of which was reallowed to participating broker-dealers. Dealer manager fees incurred during the three months ended June 30, 2012, were $397,000, $121,000 of which was reallowed to participating broker-dealers.

Selling commissions incurred during the six months ended June 30, 2013 were $26,261,000, all of which was reallowed to participating broker-dealers. Dealer manager fees incurred during the six months ended June 30, 2013 were $11,214,000, of which $4,204,000 was reallowed to participating broker-dealers. Selling commissions incurred during the six months ended June 30, 2012 were $1,989,000, all of which was reallowed to participating broker-dealers. Dealer manager fees incurred during the six months ended June 30, 2012, were $652,000, $210,000 of which was reallowed to participating broker-dealers.

Share Purchases by Sub-advisor—The Sub-advisor has agreed to purchase on a monthly basis sufficient shares sold in our public offering such that the total shares owned by the Sub-advisor is equal to at least 0.10% of our outstanding shares (excluding shares issued after the commencement of, and outside of, the initial public offering) at the end of each immediately preceding month. The Sub-advisor will purchase shares at a purchase price of $9.00 per share, reflecting no dealer manager fee or selling commissions being paid on such shares. The Sub-advisor may not sell any of these shares while serving as the Sub-advisor.

As of June 30, 2013, the Sub-advisor owned 57,640 shares of our common stock, or approximately 0.10% of our outstanding common stock. As of December 31, 2012, the Sub-advisor owned 23,061 shares of our common stock, or approximately 0.17% of our outstanding common stock.

12. ECONOMIC DEPENDENCY

We are dependent on the Advisor, the Sub-advisor, the Property Manager, the Dealer Manager and their respective affiliates for certain services that are essential to us, including the sale of our shares of common stock, asset acquisition and disposition decisions, advances or contributions for distributions, and other general and administrative responsibilities. In the event that the Advisor, the Sub-advisor, the Property Manager and/or the Dealer Manager are unable to provide such services, we would be required to find alternative service providers or sources of capital.

F-20

As of June 30, 2013 and December 31, 2012, we owed the Advisor, the Sub-advisor and their respective affiliates approximately $1.7 million and $3.6 million, respectively, for offering and organization expenses and asset management, property management, and other fees payable as shown below (in thousands):

	June 30,	December 31,
	2013	2012
Offering and organization expenses payable	$1,417	$2,987

General and administrative expenses of the company paid by a sponsor	31	2

Asset management, property management, and other fees payable	273	645

Total due	$1,721	$3,634

In addition, the sponsors provided $228,000 since inception for certain of our general and administrative expenses as capital contributions. The sponsors have not received, and will not receive, any reimbursement for these contributions. There was no sponsor contribution for the three and six months ended June 30, 2013 or 2012. Our sponsors do not intend to make further capital contributions to continue to fund certain of our general and administrative expenses.

13. FUTURE MINIMUM RENTS

Our operating leases’ terms and expirations vary. The leases frequently have provisions to extend the lease agreements and other terms and conditions as negotiated. We retain substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.

Approximate future rentals to be received under non-cancelable operating leases in effect at June 30, 2013, assuming no new or renegotiated leases or option extensions on lease agreements, are as follows (in thousands):

Year	Amount

July 1 to December 31, 2013	$27,723
2014	54,177
2015	49,750
2016	45,186
2017	40,090
2018 and thereafter	327,266

Total	$544,192

One tenant, Publix, comprised approximately 11% of the aggregate annualized effective rent of our 46 shopping centers as of June 30, 2013. No other tenant comprised 10% or more of our aggregate annualized effective rent as of June 30, 2013.

F-21

14. SUBSEQUENT EVENTS

Sale of Shares of Common Stock

From July 1, 2013 through July 31, 2013, we raised approximately $140.9 million of offering proceeds through the issuance of 14,235,619 shares of common stock under our initial public offering. As of August 1, 2013, approximately 81.3 million shares remained available for sale to the public under our offering, exclusive of shares available under the DRP.

Distributions

On July 1, 2013, we paid a distribution equal to a daily amount of $0.00183562 per share of common stock outstanding for stockholders of record for the period from June 1, 2013 through June 30, 2013. The total gross amount of the distribution was approximately $2.7 million, with $1.3 million being reinvested in the DRP, for a net cash distribution of $1.4 million.

On August 1, 2013, we paid a distribution equal to a daily amount of $0.00183562 per share of common stock outstanding for stockholders of record for the period from July 1, 2013 through July 31, 2013. The total gross amount of the distribution was approximately $3.5 million, with $1.7 million being reinvested in the DRP, for a net cash distribution of $1.8 million.

On June 20, 2013, our board of directors authorized distributions to the stockholders of record at the close of business each day in the period commencing August 1, 2013 through and including August 31, 2013. On July 10, 2013, our board of directors authorized distributions to the stockholders of record at the close of business each day in the period commencing September 1, 2013 through and including September 30, 2013. The authorized distributions equal an amount of $0.00183562 per share of common stock, par value $0.01 per share. This equates to an approximate 6.70% annualized yield when calculated on a $10.00 per share purchase price. A portion of each distribution is expected to constitute a return of capital for tax purposes. We expect to pay these distributions on September 3, 2013 and October 1, 2013. Our policy is not to fund distributions with offering proceeds.

Acquisition of Boronda Plaza

On July 3, 2013, we acquired a 100% interest in a Food 4 Less-anchored shopping center, Boronda Plaza, located in Salinas, California, for a purchase price of approximately $22.7 million. The acquisition was funded with proceeds from our ongoing initial public offering. Boronda Plaza, a 93,071 square foot property, was 98.0% leased at the time of acquisition.

Acquisition of Rivergate

On July 18, 2013, we acquired a 100% interest in a Publix-anchored shopping center, Rivergate, located in Macon, Georgia, for a purchase price of approximately $32.4 million. The acquisition was funded with proceeds from our ongoing initial public offering. Rivergate, a 207,567 square foot property, was 83.8% leased at the time of acquisition.

Payoff of Debt Obligations

Subsequent to June 30, 2013, we made net payments of $30.0 million to the lenders under our secured credit facility. As of August 8, 2013, there was no outstanding balance under this facility.

Subsequent to June 30, 2013, we made net payments of $61.8 million to the lenders under various revolving lines of credit.

F-22

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (the “Tables”) provide information relating to the real estate investment programs sponsored by Phillips Edison and programs sponsored by AR Capital. Each of Phillips Edison’s previous programs and investments and some of AR Capital’s prior programs and investments were conducted through privately held entities not subject to the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations to which we will be subject. In addition, we are Phillips Edison’s first publicly offered investment program and Phillips Edison has never before operated a public REIT. Because of these facts, our investors should not assume that the prior performance of programs sponsored by Phillips Edison or AR Capital will be indicative of our future performance. In assessing the relative importance of this information with respect to a decision to invest in this offering, you should keep in mind that we will rely primarily on affiliates of our Phillips Edison sponsor to identify acquisitions and manage our portfolio and we will rely primarily on affiliates of our AR Capital sponsor with respect to our capital-raising efforts, although both AR Capital Advisor and Phillips Edison Sub-Advisor will jointly participate in major decisions as described in the prospectus at “Management – Our Advisor and Sub-Advisor.” You should also note that only programs sponsored by Phillips Edison have invested in our targeted portfolio of grocery-anchored neighborhood and community shopping centers.

Generally, Phillips Edison’s prior programs described in the following tables have investment objectives similar to ours except that Phillips Edison Strategic Investment Fund LLC focuses on acquiring power and lifestyle centers. None of the AR Capital programs had or have investment objectives similar to ours. We consider programs invested primarily in neighborhood and community shopping centers to have investment objectives similar to ours.

The Tables below provide information on the performance of a number of private programs of Phillips Edison and public and private programs of AR Capital. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following tables are included herein for each of Phillips Edison and AR Capital:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Sponsor

TABLE III Operating Results of Prior Programs

TABLE IV Results of Completed Programs

TABLE V Sales or Disposals of Properties

Additional information relating to the acquisition of properties by Phillips Edison’s and AR Capital’s prior programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part, which we have filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.

A-1

Table I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Prior Performance is not Indicative of Future Results

Table I provides a summary of the experience of Phillips Edison in raising and investing in funds for programs that have had an offering close during the three years ended December 31, 2012. Information is provided as to the manner in which the proceeds of the offering have been applied.

(in thousands)	Phillips Edison Strategic Investment Fund II LLC		Percentage of Total Dollar Amount Raised

Dollar amount offered	$75,000
Dollar amount raised	$57,150		100.0%

Less offering expenses:
Selling commissions and discounts	-		0.0%
Organizational and offering expenses	1,391		2.4%
Reserve for operations	-		0.0%
Other	-		0.0%

Available for investment	$55,759		97.6%

Acquisition costs:
Cash down Payment	$48,244		84.4%
Acquisition fees	350		0.6%
Other (1)	1,341		2.3%
Mortgage loan	20,343		35.6%

Total acquisition costs	$70,278		123.0%

Percent leveraged	29%

Date offering began	September 2010

Length of offering (in months)	12

Months to invest 90% available for investment (measured from date of offering)	N/A	(2)

(1)	Includes legal fees, the costs of environmental studies, title costs and other closing costs.
(2)	As of December 31, 2012, Phillips Edison Strategic Investment Fund II LLC was in its investment period and had not invested 90% of its committed capital. As assets are identified for investment, capital will be called to fund acquisitions throughout the remainder of the investment period.

A-2

Table II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance is not Indicative of Future Results

Table II provides the amount and type of compensation paid to Phillips Edison affiliates during the three years ended December 31, 2012 in connection with 1) each program sponsored by a Phillips Edison investment advisor that had offerings close during this period and 2) all other programs that have made payments to Phillips Edison affiliates during this period. All figures are as of December 31, 2012.

	Similar Programs		Other Programs
(in thousands)	Phillips Edison Shopping Center Fund III, LP	Phillips Edison Shopping Center Fund IV, LP	Phillips Edison Strategic Investment Fund LLC	Phillips Edison Strategic Investment Fund II LLC

Date offering commenced	January 2005	September 2007	January 2007	September 2010
Dollar amount raised	$275,000	$119,910	$64,866	$57,150

Amount paid to sponsor from proceeds of offering:
Underwriting fees	-	-	-	-
Acquisition fees:
Real estate commissions	-	-	-	-
Advisory fees	-	-	-	-
Other	-	-	-	-
Total amount paid to sponsor	-	-	-	-

Dollar amount of cash generated from operations before deducting payments to sponsor	$86,917	$23,272	$21,113	$1,204

Amount paid to sponsor from operations:
Property management fees	13,193	1,701	1,385	188
Partnership management fees	12,063	3,480	2,794	1,429
Reimbursements	5,379	675	391	537
Leasing commissions	9,150	1,325	1,236	164
Acquisition fees	-	-	200	350
Financing fees	-	-	395	8
Construction management fees	1,861	412	503	115
Totals	$41,646	$7,593	$6,904	$2,791

Dollar amount of sales and refinancing before deducting payments to sponsor:
Cash	$5,587	$-	$-	$-
Notes	-	-	-	-

Amount paid to sponsor from sales and refinancing:
Selling commissions	$390	$124	$-	$-
Incentive fees	-	-	-	-
Other	-	-	-	-
Totals	$390	$124	$-	$-

A-3

Table III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance is not Indicative of Future Results

Table III summarizes the operating results of programs sponsored by Phillips Edison that have had offerings close during the five years ended December 31, 2012. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles ("GAAP")); the cash generated from operations, sales and refinancings; and information regarding cash distributions. All figures are as of or for the year ended December 31 of the year indicated.

A-4

Table III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Prior Performance is not Indicative of Future Results

	Phillips Edison Limited Partnership(4)
(in thousands)	2005	2006		2007		2008		2009		2010		2011		2012

Gross revenues	$85,295		$113,282		$175,683		$210,681		$199,433		$190,016		$195,817		$212,769
Profit (loss) on sale of properties	6,104		7,889		3,620		264		(524)		54,254		13,913		5,312
Other income (loss)	(4,165)		(40)		(122)		(2,123)		9,551		(51,202)		(21,169)		(3,622)

Less: Operating expenses (1)	34,359		44,092		71,678		96,315		86,134		84,307		79,271		91,234
Interest expense	32,341		47,218		84,444		110,143		75,465		70,621		64,192		74,959
Depreciation and amortization	29,325		38,298		71,955		92,578		80,221		63,939		58,775		59,634

Net income (loss) before non-controlling interests	(8,791)		(8,477)		(48,896)		(90,214)		(33,360)		(25,799)		(13,677)		(11,368)

Net loss (income) allocated to non-controlling interests	−		9,817		31,802		55,112		19,511		58,275		12,678		14,118
Net income (loss) - GAAP basis	$(8,791)		$1,340		$(17,094)		$(35,102)		$(13,849)		$32,476		$(999)		$2,750

Taxable (Loss) Income: (2)
—from operations	$(1,377)		$4,182		$3,180		$(8,273)		$(3,293)		$(3,696)		$5,249		$5,407
—from gain on sale	−		476		2,043		379		2,361		35,889		2,520		4,589

Cash generated from operations	11,661		20,146		32,135		35,272		44,296		46,743		32,390		55,142
Cash generated from sales	22,011		35,614		27,603		20,497		30,770		126,187		119,771		15,492
Cash generated from financing / refinancing (3)	104,799		309,302		688,314		82,652		58,544		(19,935)		(81,602)		29,504
Total cash generated from operations, sales and refinancing	138,471		365,062		748,052		138,421		133,610		152,995		70,559		100,138

Less: Cash distributions to investors:
—from operating cash flow	11,661		16,735		17,675		18,617		10,857		8,853		15,643		12,954
—from sales and refinancing	3,890		−		−		−		−		−		−		−
—from other	−		−		−		−		−		−		−		−

Cash generated after cash distributions	122,920		348,327		730,377		119,804		122,753		144,142		54,916		87,184

Less: Special items (not including sales and refinancing)	−		−		−		−		−		−		−		−

Cash generated after cash distributions and special items	$122,920		$348,327		$730,377		$119,804		$122,753		$144,142		$54,916		$87,184

Tax and distribution data per $1,000 invested
U.S. federal income tax results:
Ordinary income (loss)
- from operations	$(6.18)		$18.79		$14.29		$(31.01)		$(12.34)		$(13.86)		$19.68		$20.27
- from recapture	−		−		−		−		−		−		−		−
Capital gain (loss)	−		2.14		9.18		1.42		8.85		134.54		9.45		17.20
Cash distributions to investors
Source (on a GAAP basis)
- from investment income	−		5.61		−		−		−		37.00		−		10.31
- from return of capital	65.00		64.39		74.00		74.00		37.00		−		48.50		38.25
Total distribution on GAAP basis	$65.00		$70.00		$74.00		$74.00		$37.00		$37.00		$48.50		$48.56
Source (on cash basis)
- from sales	$16.26	$	−	$	−	$	−	$	−	$	−	$	−	$	−
- from refinancings	−		−		−		−		−		−		−		−
- from operations	48.74		70.00		74.00		74.00		37.00		37.00		48.50		48.56
Total distributions on cash basis	$65.00		$70.00		$74.00		$74.00		$37.00		$37.00		$48.50		$48.56

Amounts (in percentage terms) remaining in program properties as of December 31, 2012															56%

(1)	Operating expenses include all general and administrative expenses.
(2)	Program is comprised of partnerships, limited liability companies, real estate investment trusts and subchapter S corporations, which file tax returns for which the partners, members and stockholders are taxed on their respective shares of entity income, and accordingly, no provision for income taxes is included in the consolidated financial statements.
(3)	Cash generated from financing / refinancing includes original mortgage proceeds when assets were acquired.
(4)	Consolidated financial statements of Phillips Edison Limited Partnership and its subsidiaries. As well as being the general partner in all Phillips Edison-sponsored programs, Phillips Edison Limited Partnership has limited partnership interests in the programs reported.

A-5

Table III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Prior Performance is not Indicative of Future Results

	Phillips Edison Shopping Center Fund III, L.P.
(in thousands)	2006		2007		2008		2009		2010		2011		2012

Gross revenues		$20,293		$76,076		$106,147		$97,705		$82,810		$81,415		$82,993
Profit (loss) on sale of properties		−		−		264		(551)		3,077		6,535		−
Other loss		−		(30)		(2,186)		(1,694)		(49,249)		(10,235)		(10,001)

Less: Operating expenses (1)		11,415		29,115		40,062		36,476		33,237		31,669		34,089
Interest expense		9,653		42,131		62,297		38,563		35,366		31,291		34,111
Depreciation and amortization		9,161		38,015		56,106		49,444		32,638		26,978		23,818

Net loss - GAAP basis		$(9,936)		$(33,215)		$(54,240)		$(29,023)		$(64,603)		$(12,223)		$(19,026)

Taxable (Loss) Income: (2)
—from operations		$(422)		$8,549		$4,940		$(3,889)		$988		$(4,855)		$1,503
—from gain on sale		−		−		−		−		−		−		−

Cash generated (deficiency) from operations		(104)		14,939		21,792		14,250		18,324		5,046		22,007
Cash generated (deficiency) from sales		−		−		1,778		4,956		14,395		96,145		9,036
Cash generated from financing / refinancing (3)		275,355		605,075		(13,637)		(3,280)		(11,608)		(90,146)		(16,559)
Total cash generated from operations, sales and refinancing		275,251		620,014		9,933		15,926		21,111		11,045		14,484

Less: Cash distributions to investors:
—from operating cash flow		−		14,939		−		−		−		1,526		4,926
—from sales and refinancing		−		7,561		−		−		−		−		−
—from other		−		−		−		−		−		−		−

Cash generated after cash distributions		275,251		597,514		9,933		15,926		21,111		9,519		9,558

Less: Special items (not including sales and refinancing)		−		−		−		−		−		−		−

Cash generated after cash distributions and special items		$275,251		$597,514		$9,933		$15,926		$21,111		$9,519		$9,558

Tax and distribution Data per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations		$(3.47)		$31.09		$18.43		$(14.51)		$3.69		$(16.29)		$5.04
- from recapture		−		−		−		−		−		−		−
Capital gain (loss)		−		−		−		−		−		−		−
Cash distributions to investors
Source (on a GAAP basis)
- from investment income		−		56.55		−		−		−		5.12		16.53
- from return of capital		−		25.27		−		−		−		−		−
Total distribution on GAAP basis	$	−		$81.82	$	−	$	−	$	−		$5.12		$16.53
Source (on cash basis)
- from sales	$	−	$	−	$	−	$	−	$	−	$	−	$	−
- from refinancings		−		27.50		−		−		−		−		−
- from operations		−		54.32		−		−		−		5.12		16.53
Total distributions on cash basis	$	−		$81.82	$	−	$	−	$	−		$5.12		$16.53

Amounts (in percentage terms) remaining in program properties as of December 31, 2012														80%

(1)	Operating expenses include all general and administrative expenses.
(2)	Program qualifies as a REIT under the Internal Revenue Code for federal income tax purposes. To qualify as a REIT, the program must meet a number of organizational and operational requirements, including requirements to distribute at least 90% of the ordinary taxable income and to distribute to stockholders or pay tax on 100% of capital gains and to meet certain asset and income tests. As such, the program is generally not subject to U.S. federal income tax to the extent it distributes its REIT taxable income to its stockholders.
(3)	Cash generated from financing / refinancing includes original mortgage proceeds and capital contributions when assets were acquired.

A-6

Table III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Prior Performance is not Indicative of Future Results

	Phillips Edison Shopping Center Fund IV, L.P.
(in thousands)	2007		2008		2009		2010		2011		2012

Gross revenues	$	−		$2,950		$6,622		$9,490		$13,837		$14,517
Profit on sale of properties		−		−		−		8,431		−		−
Other income (loss)		−		−		(1,390)		(9,566)		−		−

Less: Operating expenses (1)		509		4,066		5,049		6,033		5,778		5,514
Interest expense		−		1,533		2,278		2,692		1,769		1,670
Depreciation and amortization		−		1,351		2,679		3,809		5,265		4,986

Net (loss) income - GAAP basis		$(509)		$(4,000)		$(4,774)		$(4,179)		$1,025		$2,347

Taxable (Loss) Income: (2)
—from operations	$	−		$(1,373)		$(87)		$(155)		$5,084		$6,979
—from gain on sale		−		−		−		−		−		−

Cash generated (deficiency) from operations		336		(1,473)		(730)		1,940		6,049		7,763
Cash generated (deficiency) from sales		−		−		−		1,884		−		−
Cash generated from financing / refinancing (3)		(217)		49,524		14,093		51,813		14,719		3,967
Total cash generated from operations, sales and refinancing		119		48,051		13,363		55,637		20,768		11,730

Less: Cash distributions to investors:
—from operating cash flow		−		−		−		−		6,049		7,763
—from sales and refinancing		−		913		−		−		10,951		3,467
—from other		−		−		−		−		−		−

Cash generated after cash distributions		119		47,138		13,363		55,637		3,768		500

Less: Special items (not including sales and refinancing)		−		−		−		−		−		−

Cash generated after cash distributions and special items		$119		$47,138		$13,363		$55,637		$3,768		$500

Tax and distribution data per $1,000 invested
U.S. federal income tax results:
Ordinary (loss) income
- from operations	$	−		$(62.33)		$(3.41)		$21.94		$92.91		$141.21
- from recapture		−		−		−		−		−		−
Capital gain (loss)		−		−		−		−		−		−
Cash distributions to investors
Source (on a GAAP basis)
- from investment income		−		−		−		−		171.24		120.05
- from return of capital		−		41.45		−		−		139.44		107.18
Total distribution on GAAP basis	$	−		$41.45	$	−	$	−		$310.68		$227.23
Source (on cash basis)
- from sales	$	−	$	−	$	−	$	−	$	−	$	−
- from refinancings		−		41.45		−		−		220.19		76.85
- from operations		−		−		−		−		90.49		150.38
Total distributions on cash basis	$	−		$41.45	$	−	$	−		$310.68		$227.23

Amounts (in percentage terms) remaining in program properties as of December 31, 2012												86%

(1)	Operating expenses include all general and administrative expenses.
(2)	Program qualifies as a REIT under the Internal Revenue Code for U.S. federal income tax purposes. To qualify as a REIT, the program must meet a number of organizational and operational requirements, including requirements to distribute at least 90% of the ordinary taxable income and to distribute to stockholders or pay tax on 100% of capital gains and to meet certain asset and income tests. As such, the program is generally not subject to U.S. federal income tax to the extent it distributes its REIT taxable income to its stockholders.
(3)	Cash generated from financing / refinancing includes original mortgage financing and subsequent financings.

A-7

Table III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Prior Performance is not Indicative of Future Results

	Phillips Edison Strategic Investment Fund
(in thousands)	2007		2008		2009		2010		2011		2012

Gross revenues	$	−	$	−		$1,743		$8,160		$11,441		$14,163
Profit on sale of properties		−		−		−		−		−		−
Other income (loss)		6		10		14,114		4,322		(2,089)		968

Less: Operating expenses (1)		99		1,840		2,718		4,943		5,551		4,858
Interest expense		−		9		468		1,498		1,718		6,097
Depreciation and amortization		−		−		742		2,947		4,312		5,342

Net income (loss) - GAAP Basis		$(93)		$(1,839)		$11,929		$3,094		$(2,229)		$(1,166)

Taxable (Loss) Income: (2)
—from operations	$	−	$	−		$(1,468)		$(258)		$682		$(1,663)
—from gain on sale		−		−		−		−		−		−

Cash generated (deficiency) from operations		(132)		(1,826)		1,318		5,639		5,597		3,768
Cash generated (deficiency) from sales		−		−		−		−		−		−
Cash generated from financing / refinancing (3)		7,204		2,783		60,261		41,238		16,171		46,870
Total cash generated from operations, sales and refinancing		7,072		957		61,579		46,877		21,768		50,638

Less: Cash distributions to investors:
—from operating cash flow		−		−		−		1,000		5,597		3,768
—from sales and refinancing		−		−		−		−		13,402		42,704
—from other		−		−		−		−		−		−

Cash generated after cash distributions		7,072		957		61,579		45,877		2,769		4,166

Less: Special items (not including sales and refinancing)		−		−		−		−		−		−

Cash generated after cash distributions and special items		$7,072		$957		$61,579		$45,877		$2,769		$4,166

Tax and distribution data per $1,000 invested
U.S. federal income tax results:
Ordinary income (loss)
- from operations	$	−	$	−		$(48.98)		$(3.99)		$12.57		$(146.97)
- from recapture		−		−		−		−		−		−
Capital gain (loss)		−		−		−		−		−		−
Cash distributions to investors
Source (on a GAAP basis)
- from investment income		−		−		−		15.46		154.81		64.84
- from return of capital		−		−		−		−		195.29		791.50
Total distribution on GAAP basis	$	−	$	−	$	−		$15.46		$350.10		$856.34
Source (on cash basis)
- from sales	$	−	$	−	$	−	$	−	$	−	$	−
- from refinancings		−		−		−		−		260.08		792.62
- from operations		−		−		−		15.46		90.02		63.72
Total distributions on cash basis	$	−	$	−	$	−		$15.46		$350.10		$856.34

Amounts (in percentage terms) remaining in program properties as of December 31, 2012												96%

(1)	Operating expenses include all general and administrative expenses.
(2)	Program is organized as a partnership, which files tax returns for which the partners are taxed on their respective shares of entity income, and accordingly, no provision for income taxes is included in the consolidated financial statements.
(3)	Cash generated from financing / refinancing includes original mortgage proceeds when assets were acquired.

A-8

Table III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Prior Performance is not Indicative of Future Results

	Phillips Edison Strategic Investment Fund II
(in thousands)	2011		2012

Gross revenues		$600		$5,053
Profit on sale of properties		−		−
Other income (loss)		−		7,513

Less: Operating expenses (1)		884		6,461
Interest expense		91		501
Depreciation and amortization		255		1,826

Net income (loss) - GAAP Basis		$(630)		$3,778

Taxable income: (2)
—from operations		$200		$(2,072)
—from gain on sale		−		−

Cash generated (deficiency) from operations		542		(1,445)
Cash generated (deficiency) from sales		−		−
Cash generated from financing / refinancing (3)		20,054		57,129
Total cash generated from operations, sales and refinancing		20,596		55,684

Less: Cash distributions to investors:
—from operating cash flow		−		−
—from sales and refinancing		−		4
—from other		−		−

Cash generated after cash distributions		20,596		55,680

Less: Special items (not including sales and refinancing)		−		−

Cash generated after cash distributions and special items		$20,596		$55,680

Tax and distribution data per $1,000 invested
U.S. federal income tax results:
Ordinary income
- from operations		$17.64		$(37.86)
- from recapture		−		−
Capital gain (loss)		−		−
Cash distributions to investors (4)
Source (on a GAAP basis)
- from investment income		−		−
- from return of capital		−		0.07
Total distribution on GAAP basis	$	−		$0.07
Source (on cash basis)
- from sales	$	−	$	−
- from refinancings		−		0.07
- from operations		−		−
Total distributions on cash basis	$	−		$0.07

Amounts (in percentage terms) remaining in program properties as of December 31, 2012				100%

(1)	Operating expenses include all general and administrative expenses.
(2)	Program is organized as a partnership, which files tax returns for which the partners are taxed on their respective shares of entity income, and accordingly, no provision for income taxes is included in the consolidated financial statements.
(3)	Cash generated from financing / refinancing includes original mortgage proceeds when assets were acquired.
(4)	As of this offering, this commingled fund is currently in its investment period and has not invested its entire committed capital. As such, as assets are identified for investment, capital will be called to fund the acquisition throughout the remainder of the investment period.

A-9

Table IV

RESULTS OF COMPLETED PROGRAMS

NOT APPLICABLE

A-10

Table V

SALES AND DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance is not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by programs sponsored by Phillips Edison during the three years ended December 31, 2012. The table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented in the table has or had investment objectives similar to ours.

				Selling Price, Net of Closing costs and GAAP Adjustments					Costs of Properties Including Closing and Soft Costs
	Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total(1)	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures total
Phillips Edison Shopping Center Fund III, LP
	Tops Plaza-Canandaaigua	8/20/2007	3/17/2010	$4,094,538	$4,171,783	$-	$-	$8,266,321	$5,102,233	$161,393	$5,263,626	$1,073,218
	Family Station	6/27/2007	2/23/2010	115,099	4,496,054	-	-	4,611,153	3,705,000	2,028,206	5,733,206	399,858
	Forestdale Plaza	6/27/2007	4/28/2011	422,847	4,960,000	-	-	5,382,847	5,167,500	2,929,129	8,096,629	11,612
	Genito	6/27/2007	4/28/2011	504,182	4,640,000	-	-	5,144,182	5,167,500	3,128,701	8,296,201	357,862
	Stella Station	12/20/2006	4/30/2011	1,390,488	5,181,930	-	-	6,572,418	4,725,396	3,796,652	8,522,048	1,025,778
	Liberty Station	5/15/2006	4/30/2011	722,614	2,531,180	-	-	3,253,794	2,076,027	1,458,557	3,534,584	688,650
	Western Lights Station	9/19/2005	5/1/2011	8,819,545	12,629,067	-	-	21,448,612	9,182,570	15,787,913	24,970,483	6,178,195
	Northgate	11/1/2007	5/3/2011	-	13,170,505	-	-	13,170,505	13,822,517	2,820,071	16,642,588	(943,966)
	Monroe Shopping Ctr	6/27/2007	5/27/2011	129,767	711,644	-	-	841,411	2,015,000	1,119,030	3,134,030	1,594,860
	Horizon Park	6/27/2007	7/15/2011	3,188,431	15,200,000	-	-	18,388,431	18,915,000	11,465,207	30,380,207	(93,341)
	Bear Road Plaza	6/27/2007	8/23/2011	1,193,670	2,160,000	-	-	3,353,670	3,380,000	1,958,321	5,338,321	487,209
	Riverchase Station	6/6/2006	9/15/2011	2,696,392	10,400,000	-	-	13,096,392	10,520,534	6,695,991	17,216,525	3,573,418
	Del-Ton Plaza	6/27/2007	10/11/2011	526,817	3,680,000	-	-	4,206,817	3,770,000	2,136,602	5,906,602	591,302
	Hannaford	6/27/2007	12/20/2011	2,572,419	10,960,000	-	-	13,532,419	12,350,000	6,830,482	19,180,482	2,359,450
	Athens	9/14/2007	6/22/2012	161,300	7,966,609	-	-	8,127,909	8,540,976	5,054,072	13,595,048	350,190
	CVS Center	6/27/2007	9/26/2012	165,365	728,000	-	-	893,365	650,000	1,019,922	1,669,922	66,369
				$26,703,474	$103,586,772	$-	$-	$130,290,246	$109,090,253	$68,390,249	$177,480,502	$17,720,664
Phillips Edison Shopping Center Fund IV, LP
	Village Shoppes at East Cherokee	8/22/2008	9/7/2010	$-	$15,784,000	$-	$-	$15,784,000	$15,784,000	$2,971,188	$18,755,188	$(30,314)
				$-	$15,784,000	$-	$-	$15,784,000	$15,784,000	$2,971,188	$18,755,188	$(30,314)

Phillips Edison Limited Partnership
	Unser & McMahon Walgreen’s	6/27/2008	1/6/2010	$297,246	$4,896,106	$-	$-	$5,193,352	$5,057,379	$364,621	$5,422,000	$69,148
	Renton	3/3/2008	3/12/2010	160,579	6,684,119	-	-	6,844,698	6,678,540	501,472	7,180,012	404,995
	Cape Henry Station	3/1/2003	6/15/2010	2,811,053	3,410,873	-	-	6,221,926	3,800,000	722,313	4,522,313	2,078,442
	Knollview	6/5/2005	7/16/2010	(410,815)	2,104,083	-	-	1,693,268	2,100,000	162,645	2,262,645	(133,782)
	Pablo Plaza Station	3/1/2003	8/31/2010	11,379,033	7,515,335	-	-	18,894,368	8,400,000	6,453,217	14,853,217	5,227,204
	Westbird Station	3/1/2003	8/31/2010	8,539,772	8,454,779	-	-	16,994,551	9,450,000	2,066,318	11,516,318	4,286,095
	Gunston Station	8/1/2001	11/22/2010	11,574,886	16,113,422	-	-	27,688,308	9,801,617	7,149,196	16,950,813	11,567,339
	Applewood Station	3/1/2003	11/2/2010	3,486,025	5,261,235	-	-	8,747,260	5,900,000	1,379,569	7,279,569	3,296,550
	Milford Station	9/1/1997	12/8/2010	531,990	-	-	-	531,990	2,142,566	267,849	2,410,415	(247,472)
	Lake Stevens Northwest Walgreens	6/13/2008	10/19/2010	670,804	6,221,367	-	-	6,892,171	2,590,708	7,896,115	10,486,823	382,209
	River Road Northwest Retail	1/5/2009	10/15/2010	1,342,443	937,970	-	-	2,280,413	-	1,942,068	1,942,068	782,803
	Old Bridge & Smoketown Walgreens	12/27/2006	12/17/2010	1,771,878	3,132,513	-	-	4,904,391	-	4,395,801	4,395,801	22,182
	Springdale	9/22/1997	2/22/2011	1,244,667	-	-	-	1,244,667	1,012,500	2,252,884	3,265,384	1,875,652
	Fond du Lac	4/29/2005	4/13/2011	-	5,054,917	-	-	5,054,917	3,630,750	1,196,298	4,827,048	(191,817)
	Queensbury	11/17/1998	8/12/2011	-	1,284,206	-	-	1,284,206	1,566,000	(86,274)	1,479,726	(625,561)
	Southern Hills	8/6/2007	12/1/2011	3,957,823	7,380,000	-	-	11,337,823	7,828,469	5,284,902	13,113,371	2,790,846
	Town West Station	3/26/2003	12/6/2012	-	5,348,887	-	-	5,348,887	3,100,000	3,055,239	6,155,239	(196,656)
	Blue Ash Station	9/22/1997	12/20/2012	4,226,552	-	-	-	4,226,552	3,725,424	844,772	4,570,196	2,440,513
				$51,583,936	$83,799,812	$-	$-	$135,383,748	$76,783,953	$45,849,005	$122,632,958	$33,828,690

(1)	Phillips Edison Limited Partnership recognized capital gain on the properties that it sold; Phillips Edison Shopping Center Fund III, L.P. recognized ordinary gain on the properties that it sold.

A-11

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table I provides a summary of the experience of the parent of our AR Capital sponsor and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.			American Realty Capital Trust III, Inc.
			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
(dollars in thousands)	Dollar Amount Raised			Dollar Amount Raised
Dollar amount offered	$1,500,000			$1,500,000
Dollar amount raised	1,695,813			1,750,291
Dollar amount raised from non-public program and private investments	37,460	(1)		—
Total dollar amount raised	$1,733,273		100.00%	$1,750,291		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$168,269		9.71%	$170,433		9.74%
Organizational expenses	29,692	(2)	1.71%	26,052		1.49%
Other	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%
Available for investment	$1,535,312		88.58%	$1,553,806		88.77%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	$—		0.00%
Cash down payment	2,157,713	(3)	124.49%	1,529,812		87.40%
Acquisition fees	41,320		2.38%	38,646		2.21%
Other	—		0.00%	—		0.00%
Total acquisition costs	$2,199,033		126.87%	$1,568,458		89.61%
Percentage leverage (mortgage financing divided by total acquisition costs)	32.8 0%			14.60%
Date offering began	3/18/2008			3/31/2011
Number of offerings in the year	1			1
Length of offerings (in months)	39	(4)		18	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39			18

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.

(2)	Excludes offering costs from proceeds assumed from the distribution reinvestment plan.

(3)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate and $17.3 million of other investments in common stock.

(4)	American Realty Capital Trust, Inc. completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011.

(5)	American Realty Capital Trust III, Inc. completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.

A-12

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table I provides a summary of the experience of our AR Capital sponsor and its affiliates as a sponsor in raising and investing funds in ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC from its inception on July 24, 2008 to its termination on December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC			ARC Growth Fund, LLC
(dollars in thousands)	Dollar Amount Raised		Percentage of Total Dollar Amount Raised	Dollar Amount Raised		Percentage of Total Dollar Amount Raised	Dollar Amount Raised		Percentage of Total Dollar Amount Raised	Dollar Amount Raised		Percentage of Total Dollar Amount Raised	Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537			$13,000			$11,243			$5,350			$7,850
Dollar amount raised	19,537			13,000			11,243			5,215			5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975			—			—			—			2,575
Total dollar amount raised	$21,512		100.00%	$13,000		100.00%	$11,243		100.00%	$5,215		100.00%	$7,850		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196		5.56%	$323		2.48%	$666		5.92%	$397		7.61%	$—		0.00%
Organizational expenses	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$20,316		94.44%	$12,677		97.52%	$10,577		94.08%	$4,818		92.39%	$7,850		100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%
Cash down payment	11,302		52.54%	9,086		69.89%	9,895		88.01%	4,780		91.66%	5,440		69.30%
Acquisition fees	7,693		35.76%	2,328		17.91%	682		6.07%	—		0.00%	2,410		30.70%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$18,995	(2)	88.30%	$11,414	(3)	87.80%	$10,577	(4)	94.08%	$4,780	(5)	91.66%	$7,850	(6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%			292.61%			141.19%			344.35%			253.20%
Date offering began	6/09/2008			9/17/2008			9/29/2009			6/23/2011			7/24/2008
Number of offerings in the year	1			1			1			1			1
Length of offerings (in months)	7			4			3			4			1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7			4			3			4			1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.

(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.

(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010. This program ended when the notes were repaid on May 16, 2011. The related properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.

(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.

(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2011.

(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

A-13

TABLE II
 COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table II summarizes the amount and type of compensation paid to the parent of our AR Capital sponsor and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, the year before termination and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its year before termination.

(dollars in thousands)	American Realty Capital Trust, Inc.	American Realty Capital Trust III, Inc.
Date offering commenced	3/18/2008	3/31/2011
Dollar amount raised	$1,733,273	$1,750,291
Amount paid to sponsor from proceeds of offering
Underwriting fees	$168,269	$170,433
Acquisition fees:
Real estate commissions	$—	$—
Advisory fees – acquisition fees	21,281	15,298
Other – organizational and offering costs	15,944	20,464
Other – financing coordination fees	9,257	3,029
Other – acquisition expense reimbursements	11,921	10,779
Dollar amount of cash generated from operations before deducting payments to sponsor	$60,876	$4,365
Actual amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (asset management fees)	7,071	212
Total amount paid to sponsor from operations	$7,071	$212
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$1,485	$—
Notes	—	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$45	$—
Incentive fees	—	—
Other – Financing coordination fees	$—	$—

A-14

TABLE II
 COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table II summarizes the amount and type of compensation paid to our AR Capital sponsor and its affiliates for ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC. from its inception on July 24, 2008 to its termination on December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/05/2008		8/12/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		1,169
Other (refinancing fees)	—		—		—		—		39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

A-15

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table III summarizes the operating results of American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.				American Realty Capital Trust III, Inc.
(dollars in thousands)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Gross revenues	$129,982	$45,233	$15,511	$5,549	$49,971	$795	$—
Profit (loss) on sales of properties	(44)	143	—	—	—	—	—
Less:
Operating expenses	45,041	15,265	1,158	2,002	44,202	2,385	—
Interest expense	39,912	18,109	10,352	4,774	6,542	35	—
Depreciation	54,764	17,280	6,581	2,534	25,524	414	—
Amortization	14,176	4,374	1,735	522	5,854	85	—
Net loss before noncontrolling interests – GAAP Basis	(23,955)	(9,652)	(4,315)	(4,283)	(32,151)	(2,124)	—
Loss from discontinued operations	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interests – GAAP Basis	(1,121)	(181)	49	—	30	—	—
Net loss GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
Taxable income (loss)
From operations	$(25,032)	$(9,976)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
From gain (loss) on sale	(44)	143	—	—	—	—	—
Cash generated (deficiency) from (used by) operations(1)	49,525	9,864	(2,526)	4,013	5,542	(1,177)	—
Cash generated from sales	581	900	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	224,300	5,060	—
Cash generated (deficiency) from operations, sales and refinancing	$50,106	$10,764	$(2,526)	$4,013	$229,842	$3,883	$—
Less: Cash distribution to investors
From operating cash flow	$47,524	$9,864	$1,818	$296	$5,542	$—	$—
From sales and refinancing	—	900	—	—	23,285	294	—
From other(2)	—	647	70	—	26,784	271	—
Cash generated (deficiency) after cash distributions	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Less: Special items
Cash generated (deficiency) after cash distributions and special items	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Tax and distribution data per $1,000 invested
Federal income tax results:(3)(4)
Ordinary income (loss)
from operations	$(19.00)	$(23.55)	$(22.75)	$(0.33)	$(13.96)	$(4.04)	$—
from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$1.44	$—	$—	$—	$—	$—
Return of capital	43.51	16.78	(13.06)	1.22	31.77	5.52	—
Source (on GAAP basis)
Sales	$—	$1.44	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	13.30	2.87	—
Operations	43.51	15.75	12.57	1.22	3.17	—	—
Other	—	—	—	—	15.30	2.65	—

(1)	Includes cash paid for interest and acquisition costs

(2)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plan.

(3)	Based on amounts raised as of the end of each period.

(4)	Federal tax results for the year ended December 31, 2012 are not available as of the date of this filing. Extensions of time to file tax returns of the year ended December 31, 2012 have been filed for each program, and estimated information is provided for all programs based on preliminary tax returns by outside accountants.

A-16

TABLE III
 OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table III summarizes the consolidated operating results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

(dollars in thousands)	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Five Months ended May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$4,652	$7,008	$5,347	$1,341	$1,383	$3,507	$3,423	$337	$1,548	$2,237	$341	$1,549	$94	$—	$95	$185	$8
Profit (loss) on sales of properties	—	—	—	—	(44)	143	—	—	—	—	—	—	—	—	(251)	(4,682)	9,746
Less:
Operating expenses	122	320	2,847	5	45	113	7	—	51	36	918	86	489	—	234	528	2,004
Interest expense	4,504	6,525	4,993	688	1,690	2,151	2,161	162	1,434	1,359	186	1,134	100	—	—	1,494	597
Interest expense – investors notes	1,323	1,935	1,583	381	430	1,167	1,024	11	671	986	201	446	90	—	—	—	—
Depreciation	2,346	3,519	2,676	909	710	1,748	1,758	200	495	642	127	642	54	—	195	592	344
Amortization	527	976	886	—	268	663	670	—	187	249	42	218	18	—	—	—	—
Net income (loss) – GAAP Basis	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,804)	$(2,192)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(657)	$—	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	(4,170)	(6,267)	(7,638)	(642)	(1,760)	(2,335)	(2,197)	(36)	(1,290)	(1,035)	(1,133)	(977)	(443)	—	(334)	(2,429)	(2,937)
From gain (loss) on sale	—	—	—	—	(44)	143	—	—	—	—	—	—	—	—	(251)	(4,682)	9,746
Cash generated from (used by) operations(3)	(1,297)	(1,896)	(2,349)	1,154	(782)	560	(2,282)	4,013	(608)	(33)	(691)	(117)	(691)	—	(330)	(1,769)	(3,226)
Cash generated from sales	—	—	—	—	—	246	—	—	—	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from (used by) operations, sales and refinancing	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(2,216)	$7,932
Less: Cash interest payments made to investors
From operating cash flow	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
From sales and refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
From other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated after cash distributions	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932

(1)	On September 6, 2011, the real estate assets and certain liabilities of ARC Income Properties, LLC and ARC Income Properties III, LLC were contributed in the formation transaction of ARC Properties, Inc.

(2)	The program ended on May 16, 2011, when the notes were repaid. These properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.

(3)	Includes cash paid for interest, including interest payments to investors

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

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TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

(UNAUDITED)

Table IV includes the operations of American Realty Capital Trust, Inc., which completed its operations on March 1, 2012 when it listed its common stock on The NASDAQ Global Select Market and internalized its management.

Program name	American Realty Capital Trust, Inc.
Dollar amount raised	$1,733,273,000
Number of properties purchased	487
Date of closing of offering	7/18/2011
Date of first sale of property	3/1/2012
Date of final sale of property	3/1/2012
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss)
– from operations	$(46.96)
– from recapture	—
Capital gain (loss)	0.02
Deferred gain	—
Capital	—
Ordinary	—
Cash distributions to investors
Source (on GAAP Basis)
– Investment income	$1.44
– Return of capital	47.74
Source (on cash basis)
– Sales	$1.44
– Refinancing	—
– Operations	47.74
– Other(1)	10.49
Receivable on net purchase money financing	—

(1)	American Realty Capital Trust, Inc.'s price per share was $10.49 on March 1, 2012, at the end of its first day of trading on the NASDAQ Global Select Market.

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TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

(UNAUDITED)

Table IV summarizes the results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC, each a completed program of affiliates of our sponsor as of December 31, 2011.

(dollars in thousands) Program name	ARC Income Properties, LLC	ARC Income Properties II, LLC	ARC Income Properties III, LLC	ARC Growth Fund, LLC
Dollar amount raised	$21,512	$13,000	$11,243	$7,850
Number of properties purchased	62	50	1	52
Date of closing of offering	June 2008	September 2008	September 2009	July 2008
Date of first sale of property	September 2011(2)	May 2011(3)	September 2011(2)	July 2008
Date of final sale of property	September 2011(2)	May 2011(3)	September 2011(2)	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010(1)
Federal income tax results:
Ordinary income (loss)
- From operations	$—	$—	$—	$—
- From recapture	$—	$—	$—	$—
Capital gain (loss)	$—	$—	$—	$—
Deferred gain	$—	$—	$—	$—
Capital	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	$—	$—	$—	$—
- Return of capital	$19,537	$13,000	$11,243	$7,226
Source (on cash basis)
- Sales	$19,537	$13,000	$11,243	$7,226
- Refinancing	$—	$—	$—	$—
- Operations	$—	$—	$—	$—
- Other	$—	$—	$—	$—
Receivable on net purchase money financing	$—	$—	$—	$—

(1)	Programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.

(2)	The real estate assets and certain liabilities of these programs were contributed to ARC Properties, Inc. as part of its formation transaction.

(3)	The notes used to purchase these properties were paid off in May 2011, these properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.

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TABLE V
  SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table V summarizes the sales or disposals of properties by American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

(dollars in thousands)

			Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	(deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
American Realty Capital Trust, Inc.:
PNC Bank Branch – New Jersey	November 2008	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November 2008	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

American Realty Capital Trust III, Inc.: Not applicable

(1)	No purchase money mortgages were taken back by the program.

(2)	Financial information was prepared in accordance with GAAP; therefore GAAP adjustments are not applicable.

(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.

(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

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TABLE V
SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

(UNAUDITED)

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2012.

			Selling Price Net of Closing Costs and GAAP Adjustments (dollars in thousands)					Costs of properties Including Closing Costs and Soft Costs (dollars in thousands)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
ARC Income Properties, LLC:
Citizens Bank branches(1)	July to August-09	September-11	$23,300	$82,622	$—	$—	$105,922	$96,883	$4,734	$101,617	$6,815
ARC Income Properties II, LLC:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November-08	January-11	79	502	—	—	581	502	178	680	1,305
			$467	$1,014	$—	$—	$1,481	$1,014	$365	$1,379	$2,340
ARC Income Properties III, LLC:
Home Depot(1)	November-09	September-11	$11,325	$13,850	$—	$—	$25,175	$25,925	$20	$25,945	$2,288
ARC Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)

Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of property was to related party.

(2)	No purchase money mortgages were taken back by the program.

(3)	Financial information for programs was prepared in accordance with GAAP; therefore GAAP adjustments are not applicable.

(4)	All taxable gains were categorized as capital gains. None of these sales were reported on an installment basis.

(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions on connection with the acquisition of property.

(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

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